Exhibit 10.1

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (as the same may from time to time be amended, modified, supplemented or restated, this “Agreement”) dated as of March 31, 2017 (the “Effective Date”) among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 133 North Fairfax Street, Alexandria, Virginia 22314 (“Oxford”), as collateral agent (in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 hereof or otherwise a party hereto from time to time including Oxford in its capacity as a Lender (each a “Lender” and collectively, the “Lenders”), and Entellus Medical, Inc., a Delaware corporation with offices located at 3600 Holly Lane North, Suite 40, Plymouth, MN 55447 ( “Borrower”). The parties agree as follows:

1.    ACCOUNTING AND OTHER TERMS

1.1    Accounting terms not defined in this Agreement shall be construed in accordance with GAAP. Calculations and determinations must be made in accordance with GAAP. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 13. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein. All references to “Dollars” or “$” are United States Dollars, unless otherwise noted.

2.    LOANS AND TERMS OF PAYMENT

2.1    Promise to Pay. Borrower hereby unconditionally promises to pay each Lender, the outstanding principal amount of all Loans advanced to Borrower by such Lender and accrued and unpaid interest thereon and any other amounts due hereunder as and when due in accordance with this Agreement.

2.2    Term Loans.

(a)    Availability.

(i)    Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, to make term loans to Borrower on the Effective Date in an aggregate amount of Thirteen Million Five Hundred Thousand Dollars ($13,500,000) according to each Lender’s Term A Loan Commitment as set forth on Schedule 1.1 hereto (such term loans are hereinafter referred to singly as a “Term A Loan”, and collectively as the “Term A Loans”). After repayment, no Term A Loan may be re-borrowed.

(ii)    Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, during the Second Draw Period, to make term loans to Borrower in an aggregate amount of up to Ten Million Dollars ($10,000,000), according to each Lender’s Term B Loan Commitment as set forth on Schedule 1.1 hereto (such term loans are hereinafter referred to singly as a “Term B Loan”, and collectively as the “Term B Loans”). After repayment, no Term B Loan may be re-borrowed.

(iii)    Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, during the Third Draw Period, to make term loans to Borrower in an aggregate amount of up to Sixteen Million Five Hundred Thousand Dollars ($16,500,000), according to each Lender’s Term C Loan Commitment as set forth on Schedule 1.1 hereto (such term loans are hereinafter referred to singly as a “Term C Loan”, and collectively as the “Term C Loans”; each Term A Loan, Term B Loan and Term C Loan is hereinafter referred to singly as a “Term Loan” and the Term A Loans, the Term B Loans and Term C Loans are hereinafter referred to collectively as the “Term Loans”). After repayment, no Term C Loan may be re-borrowed.

(b)    Repayment. Borrower shall make monthly payments of interest only commencing on the first (1st) Payment Date following the Funding Date of each Term Loan, and continuing on the Payment Date of each successive month thereafter through and including the Payment Date immediately preceding the Amortization Date. Borrower agrees to pay, on the Funding Date of each Term Loan, any initial partial monthly interest payment otherwise due for the period between the Funding Date of such Term Loan and the first Payment Date thereof. Commencing on the Amortization Date, and continuing on the Payment Date of each month thereafter, Borrower shall make consecutive equal monthly payments of principal, together with applicable interest, in arrears, to each Lender, as calculated by Collateral Agent (which calculations shall be deemed correct absent manifest error) based upon: (1) the amount of such Lender’s Term Loan, (2) the effective rate of interest, as determined in Section 2.4(a), and (3) a repayment schedule equal to (A) thirty six (36) months if the I/O Extension Event does not occur, and (B) twenty-four (24) months if the I/O Extension Event occurs. All unpaid principal and accrued and unpaid interest with respect to each Term Loan is due and payable in full on the Maturity Date. Each Term Loan may only be prepaid in accordance with Sections 2.2(c) and 2.2(d).

(c)    Mandatory Prepayments. If the Term Loans are accelerated following the occurrence of an Event of Default, Borrower shall immediately pay to Lenders, payable to each Lender in accordance with its respective Pro Rata Share relative to the Term Loans, an amount equal to the sum of: (i) all outstanding principal of the Term Loans plus accrued and unpaid interest thereon through the prepayment date, (ii) the Final Payment, (iii) the Prepayment Fee, plus (iv) all other Obligations that are due and payable, including Lenders’ Expenses and interest at the Default Rate with respect to any past due amounts. Notwithstanding (but without duplication of) the foregoing, on the Maturity Date, if the Final Payment had not previously been paid in full in connection with the prepayment of the Term Loans in full, Borrower shall pay to Collateral Agent, for payment to each Lender in accordance with its respective Pro Rata Share relative to the Term Loans, the Final Payment in respect of the Term Loans.

(d)    Permitted Prepayment of Term Loans. Borrower shall have the option to prepay all, but not less than all, of the Term Loans advanced by the Lenders under this Agreement, provided Borrower (i) provides written notice to Collateral Agent of its election to prepay the Term Loans at least thirty (30) days prior to such prepayment, and (ii) pays to the Lenders on the date of such prepayment, payable to each Lender in accordance with its respective Pro Rata Share with respect to the Term Loans, an amount equal to the sum of (A) all outstanding principal of the Term Loans plus accrued and unpaid interest thereon through the prepayment date, (B) the Final Payment, (C) the Prepayment Fee, plus (D) all other Obligations that are due and payable, including Lenders’ Expenses and interest at the Default Rate with respect to any past due amounts. Notwithstanding anything to the contrary set forth herein, in the event of prepayment of the Term Loans in full, Borrower shall be required to repay all Revolving Advances in full together with all accrued interest thereon and any other Obligations relative to the Revolving Line.

(e)    Procedures For Borrowing. Subject to the prior satisfaction of all other applicable conditions to the making of a Term Loan set forth in this Agreement, to obtain a Term Loan, Borrower shall notify the Lenders (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 12:00 noon Eastern time five (5) Business Days prior to the date the Term Loan is to be made. Together with any such electronic, facsimile or telephonic notification, Borrower shall deliver to the Lenders by electronic mail or facsimile a completed Disbursement Letter executed by a Responsible Officer or his or her designee. The Lenders may rely on any telephone notice given by a person whom a Lender reasonably believes is a Responsible Officer or designee. On the Funding Date, each Lender shall credit and/or transfer (as applicable) to the Designated Deposit Account, an amount equal to its Term Loan Commitment.

2.3    Revolving Advances.

(a)    Availability. Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, to lend to Borrower from time to time prior to the Maturity Date, according to each Lender’s Pro Rata Share of the Revolving Line, Revolving Advances; provided that (i) the aggregate principal balance of the Revolving Advances by any Lender shall at no time exceed such Lender’s Revolving Line Commitment, (ii) the aggregate principal balance of the Revolving Advances by all Lenders shall at no time exceed the Availability Amount, and (iii) in no event shall any Lender have any obligation to make a Revolving Advance, nor shall Borrower be entitled to request or receive a Revolving Advance, at any time that a Default or Event of Default has occurred and continues to exist. Amounts borrowed under the Revolving Line may be repaid and, prior to the Maturity Date, reborrowed, subject to the applicable terms and conditions precedent herein.

(b)    Reserves and Adjustments. The Borrowing Base shall be determined by Collateral Agent based on the most recent Borrowing Base Certificate delivered to Collateral Agent in accordance with this Agreement and such other information as may be available to Collateral Agent. Without limiting any other rights and remedies of Collateral Agent hereunder or under the other Loan Documents, the Revolving Advances shall be subject to Collateral Agent’s continuing right to implement Reserves, and to increase and decrease such Reserves from time to time, if and to the extent that in Collateral Agent’s reasonable discretion such Reserves are necessary.

(c)    Borrowing Procedures. Subject to the prior satisfaction of all other applicable conditions to the making of a Revolving Advance set forth in this Agreement, Borrower shall deliver a Revolving Loan Request, along with the most recent Borrowing Base Certificate, to Collateral Agent and each Lender with a Revolving Line Commitment of each proposed Revolving Advance not later than 11:00 am Eastern Time, one Business Day prior to the proposed date of the requested Revolving Advance. Each such Revolving Loan Request will be effective upon receipt by Collateral Agent, will be irrevocable, and must specify the date and amount of borrowing. On the Funding Date, subject to the fulfillment of all applicable conditions set forth in this Agreement, each Lender shall credit and/or transfer (as applicable) to the Designated Deposit Account, an amount equal to its Pro Rata Share of that Revolving Advance. Each Revolving Advance must be on a Business Day, and must be in an aggregate amount of at least One Hundred Thousand Dollars ($100,000.00) and an integral multiple of One Hundred Thousand Dollars ($100,000.00). Each Lender shall, upon request of Collateral Agent, deliver to Collateral Agent a list of all Revolving Advances made by that Lender, together with all information related thereto as Collateral Agent reasonably requests.

(d)    Termination; Repayment. The Revolving Line terminates on the Maturity Date or on such earlier date when (i) the Term Loans made hereunder are prepaid or (ii) the Obligations related to the Revolving Line are accelerated following the occurrence of an Event of Default. Upon the termination of the Revolving Line, the aggregate principal amount of all Revolving Advances, the unpaid interest thereon, and all other Obligations related to the Revolving Line shall be immediately due and payable. Borrower may not use any of its cash assets or Cash Equivalents assets, other than the balance in the Cash Collateral Account (as defined herein below) in accordance with the provisions of Section 6.14(c), to make any payment in connection with the Revolving Advances unless consented to by the Required Term Loan Lenders; provided, however, that no such consent shall be required if all Term Loans and Obligations related thereto have been paid in full in cash (other than inchoate indemnity obligations) and Lenders’ obligation hereunder to make any Term Loans have terminated.

(e)    Overadvances. If, at any time, the outstanding principal amount of the Revolving Advances exceeds the lesser of (i) the Maximum Revolving Line or (ii) the Borrowing Base, Borrower shall promptly pay to Collateral Agent, for the ratable benefit of the Lenders, in cash the amount of such excess (such excess, the “Overadvance”). Without limiting Borrower’s obligation to repay any Overadvance, Borrower agrees to pay Collateral Agent, for the ratable benefit of the Lenders, interest on the outstanding amount of any Overadvance, on demand, at the Default Rate.

(f)    Increase to Revolving Commitments. At any time after the Closing Date, to the extent Borrower is fully utilizing the Revolving Line, Borrower may request (but subject to the conditions set forth below) an increase in the aggregate principal amount of the aggregate Revolving Line Commitments (each, an “Increase”). Any such Increase shall be granted or withheld by the Lenders in their sole and absolute discretion. No Lender shall be obligated to participate in any Increase, and each Lender’s determination to participate in any such Increase shall be in such Lender’s sole and absolute discretion.

2.4    Payment of Interest on the Credit Extensions.

(a)    Interest Rate. Subject to Section 2.3(d) and Section 2.2(c), the principal amount outstanding of all Credit Extensions made hereunder shall accrue interest at a floating per annum rate equal to the Basic Rate, determined by Collateral Agent on the Funding Date of the applicable Term Loan or Revolving Advance, as applicable, and then monthly thereafter, which interest shall be payable monthly in arrears in accordance with Sections 2.2(b), 2.4(b) and 2.4(e). Interest shall accrue on each Credit Extension commencing on, and including, the Funding Date of such Credit Extension, and shall accrue on the principal amount outstanding under such Credit Extension through and including the day on which such Credit Extension is paid in full. Notwithstanding anything to the contrary contained herein, for purposes of calculating interest on the outstanding balance of the Revolving Advances, all collections shall be deemed applied to the Obligations in respect of the Revolving Advances three (3) Business Days after Collateral Agent’s receipt of collected funds in respect thereof.

Notwithstanding the foregoing to the contrary, monthly interest on account of the Revolving Advances shall be charged based upon the greater of (i) the actual principal balance of the Revolving Advances, and (ii) fifty percent (50%) of the aggregate Revolving Line Commitments.

(b)    Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, Obligations shall accrue interest at a floating per annum rate equal to the rate that is otherwise applicable thereto plus five percentage points (5.00%) (the “Default Rate”). Payment or acceptance of the increased interest rate provided in this Section 2.4(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Collateral Agent.

(c)    360-Day Year. Interest shall be computed on the basis of a three hundred sixty (360) day year, and the actual number of days elapsed.

(d)    Debit of Accounts. Collateral Agent and each Lender may debit (or ACH) any deposit accounts, maintained by Borrower or any of its Subsidiaries, including the Designated Deposit Account, for principal and interest payments or any other amounts Borrower owes the Lenders under the Loan Documents when due. Any such debits (or ACH activity) shall not constitute a set-off.

(e)    Payments. Except as otherwise expressly provided herein, all payments by Borrower under the Loan Documents shall be made to the respective Lender to which such payments are owed, at such Lender’s office in immediately available funds on the date specified herein. Unless otherwise provided, interest is payable monthly on the Payment Date of each month. Payments of principal and/or interest received after 12:00 noon Eastern time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest, as applicable, shall continue to accrue until paid. All payments to be made by Borrower hereunder or under any other Loan Document, including payments of principal and interest, and all fees, expenses, indemnities and reimbursements, shall be made without set-off, recoupment or counterclaim, in lawful money of the United States and in immediately available funds.

2.5    Secured Promissory Notes. The Term Loans and Revolving Advances shall be evidenced by Secured Promissory Notes in the form attached as Exhibit D-1 hereto (for Term Loans) and as Exhibit D-2 hereto (for Revolving Advances) (each a “Secured Promissory Note”), and shall be repayable as set forth in this Agreement. Borrower irrevocably authorizes each Lender to make or cause to be made, on or about the Funding Date of any Credit Extension or at the time of receipt of any payment of principal on such Lender’s Secured Promissory Note, an appropriate notation on such Lender’s Secured Promissory Note Record reflecting the making of such Term Loan, Revolving Advance or (as the case may be) the receipt of such payment. The outstanding amount of each Term Loan and each Revolving Advance set forth on such Lender’s Secured Promissory Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount on such Lender’s Secured Promissory Note Record shall not limit or otherwise affect the obligations of Borrower under any Secured Promissory Note or any other Loan

Document to make payments of principal of or interest on any Secured Promissory Note when due. Upon receipt of an affidavit of an officer of a Lender as to the loss, theft, destruction, or mutilation of its Secured Promissory Note, Borrower shall issue, in lieu thereof, a replacement Secured Promissory Note in the same principal amount thereof and of like tenor.

2.6    Fees. Borrower shall pay to Collateral Agent:

(a)    Facility Fee. The facility fee has been waived.

(b)    Final Payment. The Final Payment, when due hereunder, to be shared between the Lenders in accordance with their respective Pro Rata Shares;

(c)    Prepayment Fee. The Prepayment Fee, when due hereunder, to be shared between the Lenders in accordance with their respective Pro Rata Shares; and

(d)    Term Loan Non-Utilization Fees. (i) If the Second Draw Period commences but terminates prior to the Term B Loans being made hereunder and Borrower has not made a borrowing request for such Term B Loans during the Second Draw Period, a fully earned and non-refundable fee equal to One-Half percent (0.5%) of the aggregate Term B Loans Commitments of all Lenders that have not been drawn hereunder, on April 1, 2018; provided, however, that if the September 2017 Trailing Revenue Event does not occur, no non-utilization fee shall be payable by Borrower under this Section 2.6(d)(i); and (ii) if the Third Draw Period commences but terminates prior to the Term C Loans being made hereunder and Borrower has not made a borrowing request for such Term C Loans during the Third Draw Period, a fully earned and non-refundable fee equal to One-Half percent (0.50%) of the aggregate Term C Loans Commitments of all Lenders that have not been drawn hereunder, on April 1, 2018; provided, however, that if the December 2017 Trailing Revenue Event does not occur, no non-utilization fee shall be payable by Borrower under this Section 2.6(d)(ii);

(e)    Revolving Line Non-Use Fees. Revolving Line Non-Use Fees for the account of each Lender with a Revolving Line Commitment, for the period from the Closing Date to the Termination Date. The Revolving Line Non-Use Fee will be payable in arrears on the last Business Day of each month and on the Termination Date for any period then ending for which that Revolving Line Non-Use Fee has not have previously been paid. The Revolving Line Non-Use Fee will be computed for the actual number of days elapsed on the basis of a year of three hundred sixty (360) days;

(f)    Annual Revolving Line Monitoring Fee. Annually, for the account of the Collateral Agent, on each anniversary of the Effective Date and on the Maturity Date or any earlier date on which all Revolving Advances are paid in full and the Revolving Line Commitments are terminated (pro rated for any period of less than one (1) year), the Annual Revolving Line Monitoring Fee;

(g)    Revolving Line Commitment Fee. A fully earned, non-refundable commitment fee in an amount equal to One-Half percent (0.50%) of the aggregate Revolving Line Commitments of all Lenders, to be shared between the Lenders pursuant to their respective Revolving Line Commitment Percentages payable on the Effective Date; and

(h)    Lenders’ Expenses. All Lenders’ Expenses (including reasonable attorneys’ fees and expenses for documentation and negotiation of this Agreement) incurred through and after the Effective Date, when due.

2.7    Withholding. Payments received by the Lenders from Borrower hereunder will be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any governmental authority (including any interest, additions to tax or penalties applicable thereto). Specifically, however, if at any time any Governmental Authority, applicable law, regulation or international agreement requires Borrower to make any withholding or deduction from any such payment or other sum payable hereunder to the Lenders, Borrower hereby covenants and agrees that the amount due from Borrower with respect to such payment or other sum payable hereunder will be increased to the extent necessary to ensure that, after the making of such required withholding or deduction, each Lender receives a net sum equal to the sum which it would have received had no withholding or deduction been required and Borrower shall pay the full amount withheld or deducted to the relevant Governmental Authority. Borrower will, upon request, furnish the Lenders with proof reasonably satisfactory to the Lenders indicating that Borrower has made such withholding payment; provided, however, that Borrower need not make any withholding payment if the amount or validity of such withholding payment is contested in good faith by appropriate and timely proceedings and as to which payment in full is bonded or reserved against by Borrower. The agreements and obligations of Borrower contained in this Section 2.7 shall survive the termination of this Agreement.

3.    CONDITIONS OF LOANS

3.1    Conditions Precedent to Initial Credit Extension. Each Lender’s obligation to make a Term A Loan is subject to the condition precedent that Collateral Agent and each Lender shall consent to or shall have received, in form and substance satisfactory to Collateral Agent and each Lender, such documents, and completion of such other matters, as Collateral Agent and each Lender may reasonably deem necessary or appropriate, including, without limitation:

(a)    original Loan Documents, each duly executed by Borrower and each Subsidiary, as applicable;

(b)    duly executed original Control Agreements with respect to any Collateral Accounts maintained by Borrower or any of its Subsidiaries;

(c)    duly executed original Secured Promissory Notes in favor of each Lender according to its Term Loan Commitment Percentage and Revolving Line Commitment Percentage;

(d)    the certificate(s) for the shares of the UK Subsidiary representing sixty-five percent (65%) of the stock of the UK Subsidiary, together with Assignment(s) Separate from Certificate, duly executed in blank;

(e)    Share pledge agreement for the Shares of the UK Subsidiary;

(f)    the Operating Documents and good standing certificates of Borrower and its Subsidiaries certified by the Secretary of State (or equivalent agency) of Borrower’s and such Subsidiaries’ jurisdiction of organization or formation and each jurisdiction in which Borrower and each Subsidiary is qualified to conduct business, each as of a date no earlier than thirty (30) days prior to the Effective Date;

(g)    a completed Perfection Certificate for Borrower;

(h)    Annual Projections of Borrower for the current fiscal year;

(i)    duly executed original officer’s certificate for Borrower and each Subsidiary that is a party to the Loan Documents, in a form acceptable to Collateral Agent and the Lenders;

(j)    certified copies, dated as of date no earlier than thirty (30) days prior to the Effective Date, of financing statement searches, as Collateral Agent shall request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Credit Extension, will be terminated or released;

(k)    a landlord’s consent executed in favor of Collateral Agent in respect of all of Borrower’s and each Subsidiaries’ leased locations;

(l)    a bailee waiver executed in favor of Collateral Agent in respect of each third party bailee where Borrower or any Subsidiary maintains Collateral having a book value in excess of Two Hundred Fifty Thousand Dollars ($250,000.00);

(m)    evidence satisfactory to Collateral Agent and the Lenders that the insurance policies required by Section 6.5 hereof are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements in favor of Collateral Agent, for the ratable benefit of the Lenders;

(n)    a duly executed legal opinion of counsel to Borrower dated as of the Effective Date;

(o)    a payoff letter from Oxford in respect of the Existing Indebtedness; and

(p)    payment of the fees and Lenders’ Expenses then due as specified in Section 2.6 hereof.

3.2    Conditions Precedent to all Credit Extensions. The obligation of each Lender to make each Credit Extension, including the initial Credit Extension, is subject to the following conditions precedent:

(a)    receipt by Collateral Agent of an executed Disbursement Letter in the form of Exhibit B-1 attached hereto, with respect to each request for a Term Loan; and receipt by Collateral Agent of an executed Revolving Loan Request in the form of Exhibit B-2 attached hereto, with respect to each request for an Advance;

(b)    the representations and warranties in Section 5 hereof shall be true, accurate and complete in all material respects on the date of the Disbursement Letter and on the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Default or Event of Default shall have occurred and be continuing or result from the Credit Extension. Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in Section 5 hereof are true, accurate and complete in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date;

(c)    in such Lender’s sole discretion, there has not been any Material Adverse Change;

(d)    to the extent not delivered at the Effective Date, duly executed original Secured Promissory Notes, in number, form and content acceptable to each Lender, and in favor of each Lender according to its Term Loan Commitment Percentage or Revolving Line Commitment Percentage, as applicable, with respect to each Credit Extension made by such Lender after the Effective Date; and;

(e)    payment of the fees and Lenders’ Expenses then due as specified in Section 2.6 hereof; and

(f)    if such Credit Extension is being made in connection with the financing of the Term B Loan Acquisition or the Term C Loan Acquisition, the receipt by Collateral Agent of the definitive agreements therefor at least five (5) Business Days prior to the date on which such Credit Extension is made.

3.3    Covenant to Deliver. Borrower agrees to deliver to Collateral Agent and the Lenders each item required to be delivered to Collateral Agent under this Agreement as a condition precedent to any Credit Extension. Borrower expressly agrees that a Credit Extension made prior to the receipt by Collateral Agent or any Lender of any such item shall not constitute a waiver by Collateral Agent or any Lender of Borrower’s obligation to deliver such item, and any such Credit Extension in the absence of a required item shall be made in each Lender’s sole discretion.

4.    CREATION OF SECURITY INTEREST

4.1    Grant of Security Interest. Borrower hereby grants Collateral Agent, for the ratable benefit of the Lenders, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Collateral Agent, for the ratable benefit of the Lenders, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral, subject only to Permitted Liens that are permitted by the terms of this Agreement to have priority to Collateral Agent’s Lien. If Borrower shall acquire a commercial tort claim (as defined in the Code), Borrower, shall promptly notify Collateral Agent in a writing signed by Borrower, as the case may be, of the general details thereof (and further details as may be required by Collateral Agent) and grant to Collateral Agent, for the ratable benefit of the Lenders, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Collateral Agent.

If this Agreement is terminated, Collateral Agent’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid in full in cash. Upon payment in full in cash of the Obligations (other than inchoate indemnity obligations) and at such time as the Lenders’ obligation to make Credit Extensions has terminated, Collateral Agent shall, at the sole cost and expense of Borrower, release its Liens in the Collateral and all rights therein shall revert to Borrower.

4.2    Authorization to File Financing Statements. Borrower hereby authorizes Collateral Agent to file financing statements or take any other action required to perfect Collateral Agent’s security interests in the Collateral, without notice to Borrower, with all appropriate jurisdictions to perfect or protect Collateral Agent’s interest or rights under the Loan Documents, including a notice that any disposition of the Collateral, except to the extent permitted by the terms of this Agreement, by Borrower, or any other Person, shall be deemed to violate the rights of Collateral Agent under the Code.

5.    REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Collateral Agent and the Lenders as follows at all times:

5.1    Due Organization, Authorization: Power and Authority. Borrower and each of its Subsidiaries is duly existing and in good standing as a Registered Organization in its jurisdictions of organization or formation and Borrower and each of its Subsidiaries is qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of its businesses or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to have a Material Adverse Change. In connection with this Agreement, Borrower and each of its Subsidiaries has delivered to Collateral Agent a completed perfection certificate signed by an officer of Borrower or such Subsidiary (each a “Perfection Certificate” and collectively, the “Perfection Certificates”). Borrower represents and warrants that (a) Borrower and each of its Subsidiaries’ exact legal name is that which is indicated on its respective Perfection Certificate and on the signature page of each Loan Document to which it is a party; (b) Borrower and each of its Subsidiaries is an organization of the type and is organized in the jurisdiction set forth on its respective Perfection Certificate; (c) each Perfection Certificate accurately sets forth each of Borrower’s and its Subsidiaries’ organizational identification number or accurately states that Borrower or such Subsidiary has none; (d) each Perfection Certificate accurately sets forth Borrower’s and each of its Subsidiaries’ place of business, or, if more than one, its chief executive office as well as Borrower’s and each of its Subsidiaries’ mailing address (if different than its chief executive office); (e) Borrower and each of its Subsidiaries (and each of its respective predecessors) have not, in the past five (5) years, changed its jurisdiction of organization, organizational structure or type, or any organizational number assigned by its jurisdiction; and (f) all other information set forth on the Perfection Certificates pertaining to Borrower and each of its Subsidiaries, is accurate and complete (it being understood and agreed that Borrower and each of its Subsidiaries may from time to time update certain information in the Perfection Certificates (including the information set forth in clause (d) above) after the Effective Date to the extent permitted by one or more specific provisions in this Agreement); such updated Perfection Certificates subject to the review and approval of Collateral Agent. If Borrower or any of its Subsidiaries is not now a Registered Organization but later becomes one, Borrower shall notify Collateral Agent of such occurrence and provide Collateral Agent with such Person’s organizational identification number within five (5) Business Days of receiving such organizational identification number.

The execution, delivery and performance by Borrower and each of its Subsidiaries of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with any of Borrower’s or such Subsidiaries’ organizational documents, including its respective Operating Documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law applicable thereto, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or such Subsidiary, or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect) or are being obtained pursuant to Section 6.1(b), or (v) constitute an event of default under any material agreement by which Borrower or any of such Subsidiaries, or their respective properties, is bound. Neither Borrower nor any of its Subsidiaries is in default under any agreement to which it is a party or by which it or any of its assets is bound in which such default could reasonably be expected to have a Material Adverse Change.

5.2    Collateral.

(a)    Borrower and each its Subsidiaries have good title to, have rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien under the Loan Documents, free and clear of any and all Liens except Permitted Liens, and neither Borrower nor any of its Subsidiaries have any Deposit Accounts, Securities Accounts, Commodity Accounts or other investment accounts other than the Collateral Accounts or the other investment accounts, if any, described in the Perfection Certificate delivered to Collateral Agent in connection herewith with respect of which Borrower or such Subsidiary has given Collateral Agent notice and taken such actions as are necessary to give Collateral Agent a perfected security interest therein. The Accounts are bona fide, existing obligations of the Account Debtors.

(b)    On the Effective Date, and except as disclosed on the Perfection Certificate (i) the Collateral is not in the possession of any third party bailee (such as a warehouse), (ii) no such third party bailee possesses components of the Collateral in excess of Two Hundred Fifty Thousand Dollars ($250,000.00), and (iii) such third party bailees do not collectively possess components of the Collateral in excess of Five Hundred Thousand Dollars ($500,000.00). None of the components of the Collateral shall be maintained at locations other than as disclosed in the Perfection Certificate on the Effective Date or as permitted pursuant to Section 6.11. Furthermore, notwithstanding anything herein to the contrary, (i) each third party bailee who is in possession of components of the Collateral having an aggregate value in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) has executed a bailee waiver in favor of the Collateral Agent and such bailee waiver has been delivered to the Collateral Agent by Borrower, and (ii) the components of the Collateral that are in possession of third party bailees for which Borrower has not delivered bailee waivers executed in favor of the Collateral Agent to the Collateral Agent, do not have an aggregate value in excess of Five Hundred Thousand Dollars ($500,000.00).

(c)    All Inventory is in all material respects of good and marketable quality, free from material defects, other than obsolete and expired Inventory in the ordinary course.

(d)    Borrower and each of its Subsidiaries is the sole owner of the Intellectual Property each respectively purports to own, free and clear of all Liens other than Permitted Liens. Except as noted on the Perfection Certificates, neither Borrower nor any of its Subsidiaries is a party to, nor is bound by, any material license or other material agreement with respect to which Borrower or such Subsidiary is the licensee that (i) prohibits or otherwise restricts Borrower or its Subsidiaries from granting a security interest in Borrower’s or such Subsidiaries’ interest in such material license or material agreement or any other property, or (ii) for which a default under or termination of could interfere with Collateral Agent’s or any Lender’s right to sell any Collateral. Borrower shall provide written notice to Collateral Agent and each Lender within ten (10) days of Borrower or any of its Subsidiaries entering into or becoming bound by any material license or agreement with respect to which Borrower or any Subsidiary is the licensee (other than over-the-counter software that is commercially available to the public). Borrower shall, and shall cause its Subsidiaries to take such commercially reasonable steps as Collateral Agent and any Lender reasonably request to obtain the consent of, or waiver by, any Person whose consent or waiver is necessary for all licenses or agreements with respect to which Borrower or any Subsidiary is the licensee to be deemed “Collateral” and for Collateral Agent and each Lender to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such license or agreement, whether now existing or entered into in the future, and Collateral Agent and each Lender shall have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Collateral Agent’s and such Lender’s rights and remedies under this Agreement and the other Loan Documents.

5.3    Litigation. Except as disclosed (i) on the Perfection Certificates, or (ii) in accordance with Section 6.9 hereof, there are no actions, suits, investigations, or proceedings pending or, to the knowledge of the Responsible Officers, threatened in writing by or against Borrower or any of its Subsidiaries involving more than Five Hundred Thousand Dollars ($500,000.00).

5.4    No Material Deterioration in Financial Condition; Financial Statements. All consolidated financial statements for Borrower and its Subsidiaries, delivered to Collateral Agent fairly present, in conformity with GAAP, in all material respects the consolidated financial condition of Borrower and its Subsidiaries, and the consolidated results of operations of Borrower and its Subsidiaries. There has not been any material deterioration in the consolidated financial condition of Borrower and its Subsidiaries since the date of the most recent financial statements submitted to any Lender.

5.5    Solvency. Borrower and each of its Subsidiaries is Solvent.

5.6    Regulatory Compliance. Neither Borrower nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. Neither Borrower nor any of its Subsidiaries is engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Borrower and each of its Subsidiaries has complied in all material respects with the Federal Fair Labor Standards Act. Neither Borrower nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005. Neither Borrower nor any of its Subsidiaries has violated any laws, ordinances or rules, the violation of which could reasonably be expected to have a Material Adverse Change. Neither Borrower’s nor any of its Subsidiaries’ properties or assets has been used by Borrower or such Subsidiary or, to Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than in material compliance with applicable laws. Borrower and each of its Subsidiaries has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted.

None of Borrower, any of its Subsidiaries, or any of Borrower’s or its Subsidiaries’ Affiliates or any of their respective agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement is (i) in violation of any Anti-Terrorism Law, (ii) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, or (iii) a Blocked Person. None of Borrower, any of its Subsidiaries, or to the knowledge of Borrower and any of their Affiliates or agents, acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (y) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law.

5.7    Investments. Neither Borrower nor any of its Subsidiaries owns any stock, shares, partnership interests or other equity securities except for Permitted Investments.

5.8    Tax Returns and Payments; Pension Contributions. Borrower and each of its Subsidiaries has timely filed all required tax returns and reports (or timely filed extensions regarding such returns and reports), and Borrower and each of its Subsidiaries, has timely paid all foreign, federal, state, and local taxes, assessments, deposits and contributions owed by Borrower and such Subsidiaries, in all jurisdictions in which Borrower or any such Subsidiary is subject to taxes, including the United States, unless such taxes are being contested in accordance with the following sentence. Borrower and each of its Subsidiaries, may defer payment of any contested taxes, provided that Borrower or such Subsidiary, (a) in good faith contests its obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (b) notifies Collateral Agent in writing of the commencement of, and any material development in, the proceedings, and (c) posts bonds or takes any other steps required to prevent the Governmental Authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a “Permitted Lien.” Neither Borrower nor any of its Subsidiaries is aware of any claims or adjustments proposed for any of Borrower’s or such Subsidiaries’, prior tax years which could result in additional taxes becoming due and payable by Borrower or its Subsidiaries. Borrower and each of its Subsidiaries have paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and neither Borrower nor any of its Subsidiaries have, withdrawn from participation in, and have not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Borrower or its Subsidiaries, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority.

5.9    Use of Proceeds. Borrower shall use the proceeds of the Credit Extensions solely as working capital and to fund its general business requirements in accordance with the provisions of this Agreement, and not for personal, family, household or agricultural purposes. A portion of the proceeds of the Term A Loans shall be used by Borrower to repay the Existing Indebtedness in full on the Effective Date. If the Term B Loans are made hereunder pursuant to the Term B Loan Acquisition Event, the proceeds of the Term B Loans must exclusively (and contemporaneously with their receipt by Borrower) be used to finance the Term B Loan Acquisition. If the Term C Loans are made hereunder pursuant to a Term C Loan Acquisition Event, the proceeds of the Term C Loans must exclusively (and contemporaneously with their receipt by Borrower) be used to finance the Term C Loan Acquisition.

5.10    Full Disclosure. No written representation, warranty or other statement of Borrower or any of its Subsidiaries in any certificate or written statement given to Collateral Agent or any Lender, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Collateral Agent or any Lender, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

5.11    Definition of “Knowledge.” For purposes of the Loan Documents, whenever a representation or warranty is made to Borrower’s knowledge or awareness, to the “best of” Borrower’s knowledge, or with a similar qualification, knowledge or awareness means the actual knowledge, after reasonable investigation, of the Responsible Officers.

6.    AFFIRMATIVE COVENANTS

Borrower shall, and shall cause each of its Subsidiaries to, do all of the following:

6.1    Government Compliance.

(a)    Maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of organization and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Change. Comply with all laws, ordinances and regulations to which Borrower or any of its Subsidiaries is subject, the noncompliance with which could reasonably be expected to have a Material Adverse Change.

(b)    Obtain and keep in full force and effect, all of the Governmental Approvals necessary for the performance by Borrower and its Subsidiaries of their respective businesses and obligations under the Loan Documents and the grant of a security interest to Collateral Agent for the ratable benefit of the Lenders, in all of the Collateral. Borrower shall promptly provide copies to Collateral Agent of any material Governmental Approvals obtained by Borrower or any of its Subsidiaries.

6.2    Financial Statements, Reports, Certificates.

(a)    Deliver to each Lender:

(i)    (A)(1) as soon as available, but no later than forty five (45) days after the last day of each fiscal quarter of Borrower, a Borrower prepared consolidated (and upon Collateral Agent’s request, consolidating) balance sheet, income statement and cash flow statement covering the consolidated operations of Borrower and its Subsidiaries for such quarter certified by a Responsible Officer and in a form reasonably acceptable to Collateral Agent (it being understood that the delivery by Borrower of quarterly reports on Form 10-Q of Borrower and its consolidated Subsidiaries shall satisfy the requirements of this Section 6.2(a)(i) to the extent such annual reports include the information specified herein); provided, however, for as long as Borrower is a SEC reporting company and fulfills its obligations under Section 6.2(a)(ii) hereof, it will not be required to provide the aforementioned financial statements for its last fiscal quarter of each year, and (2) as soon as available, but no later than forty-five (45) days after the last day of each of the first two months of each fiscal quarter of Borrower, a Borrower prepared consolidated statement of revenues of Borrower and its Subsidiaries for such month certified by a Responsible Officer and in a form reasonable acceptable to Collateral Agent; provided, however, that for each month ending after the date when the Collateral Agent so directs Borrower, in lieu of providing the financial statements described in this clause (A), Borrower shall deliver to each Lender the financial statements described in clause (B) below.

(B) as soon as available, but no later than thirty (30) days after the last day of each month, a Borrower prepared consolidated and consolidating balance sheet, income statement and cash flow statement covering the consolidated operations of Borrower and its Subsidiaries for such month certified by a Responsible Officer and in a form reasonably acceptable to Collateral Agent;

(ii)    as soon as available, but no later than one hundred twenty (120) days after the last day of Borrower’s fiscal year or within five (5) days of filing with the SEC, audited consolidated financial statements prepared under GAAP, consistently applied, together with an opinion, unqualified as to scope of the audit, on the financial statements from an independent certified public accounting firm acceptable to Collateral Agent in its reasonable discretion (for the avoidance of doubt, the audit shall have been performed to obtain reasonable assurance that the financial statements are free from any material misstatement and the opinion must state as much) (it being understood that the delivery by Borrower of annual reports on Form 10-K of Borrower and its consolidated Subsidiaries shall satisfy the requirements of this Section 6.2(a)(ii) to the extent such annual reports include the information specified herein);

(iii)    as soon as available after approval thereof by Borrower’s Board of Directors, but no later than sixty (60) days after the last day of each of Borrower’s fiscal years, Borrower’s annual financial projections for the entire current fiscal year as approved by Borrower’s Board of Directors, which such annual financial projections shall be set forth in a month-by-month format (such annual financial projections as originally delivered to Collateral Agent and the Lenders are referred to herein as the “Annual Projections”; provided that, any revisions of the Annual Projections approved by Borrower’s Board of Directors shall be delivered to Collateral

Agent and the Lenders no later than seven (7) days after such approval and, unless Collateral Agent notifies Borrower to the contrary in writing within thirty (30) days after receipt thereof, the term “Annual Projections” shall include such revisions);

(iv)    within five (5) days of delivery, copies of all statements, reports and notices made available to Borrower’s security holders; provided, however, that such statements, reports and notices required to be delivered pursuant to this Section 6.2(a)(iv) shall be deemed delivered for purposes of this Agreement when posted to the website of Borrower or the website of the SEC;

(v)    within five (5) days of filing, all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission; provided, however, that such statements, reports and notices required to be delivered pursuant to this Section 6.2(a)(v) shall be deemed delivered for purposes of this Agreement when posted to the website of Borrower or the website of the SEC;

(vi)    prompt notice of any amendment or changes to the Operating Documents of Borrower or any of its Subsidiaries, together with any copies reflecting such amendments or changes with respect thereto; provided, however, that such amendment or changes required to be delivered pursuant to this Section 6.2(a)(vi) shall be deemed delivered for purposes of this Agreement when posted to the website of Borrower or the website of the SEC;

(vii)    prompt notice of any event that could reasonably be expected to materially and adversely affect the value of the Intellectual Property;

(viii)    as soon as available, but no later than thirty (30) days after the last day of each month, copies of the month-end account statements for each Collateral Account maintained by Borrower or its Subsidiaries, which statements may be provided to Collateral Agent and each Lender by Borrower or directly from the applicable institution(s);

(ix)    with each request for a Revolving Advance and within thirty (30) days after the end of each month during which any Revolving Advances are outstanding, (A) aged listings of accounts receivable and accounts payable (by sales date), (B) an inventory report, (C) a deferred revenue report (if applicable), and (D) a duly completed Borrowing Base Certificate signed by a Responsible Officer; and

(x)    other financial information as reasonably requested by Collateral Agent or any Lender.

Notwithstanding the foregoing, documents required to be delivered pursuant to the terms hereof (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Borrower posts such documents, or provides a link thereto, on Borrower’s website on the internet at Borrower’s website address.

(b)    If Borrower is obligated to deliver financial statements pursuant to Section 6.2(a)(i)(A), then concurrently with the delivery of the financial statements specified in Section 6.2(i)(A)(1) but no later than forty-five (45) days after the last day of each fiscal quarter, Borrower shall deliver to each Lender, a duly completed Compliance Certificate signed by a Responsible Officer; provided, however, if Borrower is obligated to deliver financial statements pursuant to Section 6.2(a)(i)(B), then concurrently with the delivery of such financial statements but no later than thirty (30) days after the last day of each month, Borrower shall deliver to each Lender, a duly completed Compliance Certificate signed by a Responsible Officer.

(c)    Keep proper books of record and account in accordance with GAAP in all material respects, subject to normal year-end adjustments and the absence of footnotes thereto, in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities. Borrower shall, and shall cause each of its Subsidiaries to, allow, at the sole cost of Borrower, Collateral Agent or any Lender, during regular business hours upon reasonable prior written notice (provided that no notice shall be required when an Event of Default has occurred and is continuing), to visit and inspect any of its properties, to examine and make abstracts or copies from any of its books and records, and to conduct a collateral audit and analysis of its operations and the Collateral. Such audits shall be conducted no more often than once every year unless (and more frequently if) an Event of Default has occurred and is continuing.

6.3    Inventory; Returns. Keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower, or any of its Subsidiaries, and their respective Account Debtors shall follow Borrower’s, or such Subsidiary’s, customary practices as they exist at the Effective Date. Borrower must promptly notify Collateral Agent and the Lenders of all returns, recoveries, disputes and claims that involve more than Two Hundred Fifty Thousand Dollars ($250,000.00) individually, or Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate, in any calendar year.

6.4    Taxes; Pensions. Timely file and require each of its Subsidiaries to timely file, all required tax returns and reports (or timely file extensions regarding such returns and reports) and timely pay, and require each of its Subsidiaries to timely file, all foreign, federal, state, and local taxes, assessments, deposits and contributions owed by Borrower or its Subsidiaries, except for deferred payment of any taxes contested pursuant to the terms of Section 5.8 hereof, and shall deliver to Lenders, on demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with the terms of such plans.

6.5    Insurance. Keep Borrower’s and its Subsidiaries’ business and the Collateral insured for risks and in amounts standard for companies in Borrower’s and its Subsidiaries’ industry and location and as Collateral Agent may reasonably request. Insurance policies shall be in a form, with companies, and in amounts that are reasonably satisfactory to Collateral Agent and Lenders. All property policies shall have a lender’s loss payable endorsement showing Collateral Agent as lender loss payee and waive subrogation against Collateral Agent, and all liability policies shall show, or have endorsements showing, Collateral Agent, as additional insured. The Collateral Agent shall be named as lender loss payee and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Collateral Agent, that it will give the Collateral Agent thirty (30) days prior written notice before any such policy or policies shall be canceled. Borrower shall give to the Collateral Agent thirty (30) days prior written before any such policy or policies shall be materially altered. At Collateral Agent’s request, Borrower shall deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy shall, at Collateral Agent’s option, be payable to Collateral Agent, for the ratable benefit of the Lenders, on account of the Obligations. Notwithstanding the foregoing, (a) so long as no Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any casualty policy up to Two Hundred Fifty Thousand Dollars ($250,000.00) with respect to any loss, but not exceeding Five Hundred Thousand Dollars ($500,000.00), in the aggregate for all losses under all casualty policies in any one year, toward the replacement or repair of destroyed or damaged property; provided that any such replaced or repaired property (i) shall be of equal or like value as the replaced or repaired Collateral and (ii) shall be deemed Collateral in which Collateral Agent has been granted a first priority security interest, and (b) after the occurrence and during the continuance of an Event of Default, all proceeds payable under such casualty policy shall, at the option of Collateral Agent, be payable to Collateral Agent, for the ratable benefit of the Lenders, on account of the Obligations; provided, further, that nothing in this Section shall prevent Borrower from using the proceeds of a casualty policy to replace leased equipment insured under such policy. If Borrower or any of its Subsidiaries fails to obtain insurance as required under this Section 6.5 or to pay any amount or furnish any required proof of payment to third persons, Collateral Agent and/or any Lender may make, at Borrower’s expense, all or part of such payment or obtain such insurance policies required in this Section 6.5, and take any action under the policies Collateral Agent or such Lender deems prudent.

6.6    Operating Accounts.

(a)    Maintain all of Borrower’s and its Subsidiaries’ Collateral Accounts in accounts which are subject to a Control Agreement in favor of Collateral Agent.

(b)    Borrower shall provide Collateral Agent five (5) days’ prior written notice before Borrower or any of its Subsidiaries establishes any Collateral Account. In addition, for each Collateral Account that Borrower or any of its Subsidiaries, at any time maintains, Borrower or such Subsidiary shall cause the applicable bank or financial institution at or with which such Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Collateral Agent’s Lien in such Collateral Account in accordance with the terms hereunder prior to the establishment of such Collateral Account, which Control Agreement may not be terminated without prior written consent of Collateral Agent. The provisions of the previous sentence shall not apply to deposit accounts exclusively used for payroll, payroll taxes, taxes on restricted stock units and other employee wage and benefit payments to or for the benefit of Borrower’s, or any of its Subsidiaries’, employees and identified to Collateral Agent by Borrower as such in the Perfection Certificates.

(c)    Neither Borrower nor any of its Subsidiaries shall maintain any Collateral Accounts except Collateral Accounts maintained in accordance with Sections 6.6(a) and (b); provided, however, the UK Subsidiary may maintain Collateral Accounts that do not comply with Sections 6.6(a) and (b), if the aggregate amount of cash and Cash Equivalents maintained in all of the Collateral Accounts of the UK Subsidiary does not exceed (1) Two Million Dollars ($2,000,000) during the period from the Effective Date through the first anniversary of the Effective Date, (2) Four Million Dollars ($4,000,000) during the period from the first anniversary of the Effective Date through and including the second anniversary of the Effective date and (3) Six Million Dollars ($6,000,000) during the period after the second anniversary of the Effective Date.

(d)    Notwithstanding anything herein to the contrary, on or before April 14, 2017, Borrower shall terminate its account maintained with State Street Bank & Trust Company (as set forth on the Perfection Certificate on the Effective Date) and transfer all cash, Cash Equivalents and any other assets maintained therein to another Collateral Account of Borrower that is subject to a Control Agreement (in such form and substance as are satisfactory to Collateral Agent) with respect to such Collateral Account to perfect Collateral Agent’s Lien in such Collateral Account in accordance with the terms hereunder. Promptly following the termination of the aforementioned account, Borrower shall provide evidence of such termination to Collateral Agent which evidence must be reasonably acceptable to Collateral Agent. During the period commencing from the Effective Date and ending on the termination of such account, Borrower shall not make any transfers into such account.

6.7    Protection of Intellectual Property Rights. Borrower and each of its Subsidiaries shall: (a) use commercially reasonable efforts to protect, defend and maintain the validity and enforceability of its Intellectual Property that is material to Borrower’s business; (b) promptly notify Collateral Agent in writing of any known infringement by a third party of its Intellectual Property that could reasonably be expected to materially and adversely affect Borrower’s business; and (c) not allow any Intellectual Property material to Borrower’s business to be abandoned, forfeited or dedicated to the public without Collateral Agent’s prior written consent.

6.8    Litigation Cooperation. Commencing on the Effective Date and continuing through the termination of this Agreement, make available to Collateral Agent and the Lenders, without expense to Collateral Agent or the Lenders, Borrower and each of Borrower’s officers, employees and agents and Borrower’s Books, to the extent that Collateral Agent or any Lender may reasonably deem them necessary to prosecute or defend any third-party suit or proceeding instituted by or against Collateral Agent or any Lender with respect to any Collateral or relating to Borrower.

6.9    Notices of Litigation and Default. Borrower will give prompt written notice to Collateral Agent and the Lenders of any litigation or governmental proceedings pending or threatened (in writing) against Borrower or any of its Subsidiaries, which could reasonably be expected to result in damages or costs to Borrower or any of its Subsidiaries of Five Hundred Thousand Dollars ($500,000.00) or more or which could reasonably be expected to have a Material Adverse Change. Without limiting or contradicting any other more specific provision of this

Agreement, promptly (and in any event within three (3) Business Days) upon Borrower becoming aware of the existence of any Event of Default or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, Borrower shall give written notice to Collateral Agent and the Lenders of such occurrence, which such notice shall include a reasonably detailed description of such Event of Default or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default.

6.10    Trailing Revenue. Borrower must achieve consolidated twelve months’ trailing gross revenues (as measured at the end of each fiscal month) from the sale of its products of at least Sixty Million Dollars ($60,000,000.00), as determined by Collateral Agent at the end of each fiscal month based upon written evidence reasonably satisfactory to Collateral Agent.

6.11    Landlord Waivers; Bailee Waivers. In the event that Borrower or any of its Subsidiaries, after the Effective Date, intends to add any new offices or business locations, including warehouses, or otherwise store any portion of the Collateral with, or deliver any portion of the Collateral to, a bailee, in each case pursuant to Section 7.2, then Borrower or such Subsidiary will first receive the written consent of Collateral Agent and, in the event that the Collateral at any new location is valued in excess of Two Hundred Fifty Thousand ($250,000.00) in the aggregate, such bailee or landlord, as applicable, must execute and deliver a bailee waiver or landlord waiver, as applicable, in form and substance reasonably satisfactory to Collateral Agent prior to the addition of any new offices or business locations, or any such storage with or delivery to any such bailee, as the case may be; provided, however, that in no event may Borrower (i) store any portion of the Collateral having a value in excess of Two Hundred Fifty Thousand ($250,000.00) in the aggregate at any single location for which Borrower has not delivered a bailee waiver or landlord waiver as provided herein, or (ii) store any portion of the Collateral having a value in excess of Five Hundred Thousand Dollars ($500,000.00) in the aggregate at locations for which the Borrower has not delivered a bailee or landlord waiver as herein provided.

6.12    Creation/Acquisition of Subsidiaries. In the event Borrower, or any of its Subsidiaries creates or acquires any Subsidiary, Borrower shall provide prior written notice to Collateral Agent and each Lender of the creation or acquisition of such new Subsidiary and take all such action as may be reasonably required by Collateral Agent or any Lender to cause each such Subsidiary to become a co-Borrower hereunder or to guarantee the Obligations of Borrower under the Loan Documents and, in each case, grant a continuing pledge and security interest in and to the assets of such Subsidiary (substantially as described on Exhibit A hereto); and Borrower (or its Subsidiary, as applicable) shall grant and pledge to Collateral Agent, for the ratable benefit of the Lenders, a perfected security interest in the stock, units or other evidence of ownership of each such newly created Subsidiary; provided, however, that solely in the circumstance in which Borrower or any Subsidiary creates or acquires a Foreign Subsidiary in an acquisition permitted by Section 7.3 hereof or otherwise approved by the Required Lenders (and provided further that such acquisition is not part of or in connection with either the Term B Loan Acquisition or the Term C Loan Acquisition), (i) such Foreign Subsidiary shall not be required to guarantee the Obligations of Borrower under the Loan Documents and grant a continuing pledge and security interest in and to the assets of such Foreign Subsidiary, and (ii) Borrower shall not be required to grant and pledge to Collateral Agent, for the ratable benefit of Lenders, a perfected security interest in more than sixty-five percent (65%) of the stock, units or other evidence of ownership of such Foreign Subsidiary, if Borrower demonstrates to the reasonable satisfaction of Collateral Agent that such Foreign Subsidiary providing such guarantee or pledge and security interest or Borrower providing a perfected security interest in more than sixty-five percent (65%) of the stock, units or other evidence of ownership would create a present and existing adverse tax consequence to Borrower under the U.S. Internal Revenue Code.

6.13    Further Assurances.

(a)    Execute any further instruments and take further action as Collateral Agent or any Lender reasonably requests to perfect or continue Collateral Agent’s Lien in the Collateral or to effect the purposes of this Agreement.

(b)    Deliver to Collateral Agent and Lenders, within five (5) days after the same are sent or received, copies of all material correspondence, reports, documents and other filings with any Governmental Authority that could reasonably be expected to have a material adverse effect on any of the Governmental Approvals material to Borrower’s business or otherwise could reasonably be expected to have a Material Adverse Change.

6.14    Accounts Receivable.

(a)    Schedules and Documents Relating to Accounts. Borrower shall deliver to Collateral Agent, with a copy to Lenders, transaction reports and schedules of collections, as provided in Section 6.2, on Collateral Agent’s standard forms; provided, however, that Borrower’s failure to execute and deliver the same shall not affect or limit Collateral Agent’s Lien and other rights in all of Borrower’s Accounts, nor shall Collateral Agent’s failure to advance or lend against a specific Account affect or limit Collateral Agent’s Lien and other rights therein. If reasonably requested by Collateral Agent or any Lender, Borrower shall furnish Collateral Agent, with a copy to Lenders, with copies (or, at Collateral Agent’s request, originals) of all contracts, orders, invoices, and other similar documents, and all shipping instructions, delivery receipts, bills of lading, and other evidence of delivery, for any goods the sale or disposition of which gave rise to such Accounts. In addition, Borrower shall deliver to Collateral Agent, with a copy to Lenders, on any reasonable request, the originals of all instruments, chattel paper, security agreements, guarantees and other documents and property evidencing or securing any Accounts, in the same form as received, with all necessary indorsements, and copies of all credit memos.

(b)    Disputes. Borrower shall promptly notify Collateral Agent and each Lender of all disputes or claims relating to Accounts in excess of One Hundred Thousand Dollars ($100,000.00). Borrower may forgive (completely or partially), compromise, or settle any Account for less than payment in full, or agree to do any of the foregoing so long as (i) Borrower does so in good faith, in a commercially reasonable manner, in the ordinary course of business, in arm’s-length transactions, and reports the same to Collateral Agent, with a copy to Lenders, in the Compliance Certificate; (ii) no Event of Default has occurred and is continuing; and (iii) after taking into account all such discounts, settlements and forgiveness, the total outstanding Revolving Advances will not exceed the lesser of the Revolving Line or the Availability Amount.

(c)    Collection of Accounts. Borrower shall have the right to collect all Accounts, unless and until an Event of Default has occurred and is continuing. Borrower shall direct all Account Debtors to deliver or transmit all proceeds of Accounts into a Collateral Account that is a lockbox account, or via wire transfer, ACH or electronic deposit capture into a Collateral Account that is a “blocked account” as specified by Collateral Agent (either such account, the “Cash Collateral Account”). Whether or not an Event of Default has occurred and is continuing, Borrower shall immediately deliver all payments on and proceeds of Accounts to the Cash Collateral Account. So long as no Event of Default shall have occurred and be continuing, such payments on and proceeds of Accounts shall be applied to immediately reduce the Obligations with respect to the Revolving Line on a daily basis; provided, however, upon the occurrence and during the continuation of Event of Default, such payments shall be applied towards the Obligations as set forth in Section 9.4. It will be considered an immediate Event of Default if the Cash Collateral Account is not established and operational prior to the earlier of (i) the initial Revolving Advance and (ii) within ninety (90) days of the Effective Date, and in either case, at all times thereafter.

(d)    Returns. Provided no Event of Default has occurred and is continuing, if any Account Debtor returns any Inventory to Borrower, Borrower shall promptly (i) (A) determine the reason for such return and issue a credit memorandum to the Account Debtor in the appropriate amount or (B) handle such return in a customary and commercially reasonable manner consistent with past practices, and (ii) with respect to any such returns involving more than Two Hundred Fifty Thousand Dollars ($250,000.00) individually or in the aggregate, provide a copy of such credit memorandum or other applicable documentation to Collateral Agent, with a copy to Lenders. In the event any attempted return occurs after the occurrence and during the continuance of any Event of Default, Borrower shall hold the returned Inventory in trust for Collateral Agent, and immediately notify Collateral Agent and Lenders of the return of the Inventory.

(e)    Verification. Collateral Agent and Lenders (or their respective agents or representatives) may, from time to time, verify directly with the respective Account Debtors the validity, amount and other matters relating to the Accounts, either in the name of Borrower, Collateral Agent or such Lender or such other name as Collateral Agent or such Lender may choose, and notify any Account Debtor of Collateral Agent’s security interest in such Account; provided, however, that so long as no Event of Default has occurred and is continuing, Collateral Agent will endeavor in good faith to notify Borrower in advance of such verification, provided that the failure to do so shall not be a breach of this Agreement or give rise to any liability to Collateral Agent or any Lender.

(f)    No Liability. Neither Collateral Agent nor any Lender shall be responsible or liable for any shortage or discrepancy in, damage to, or loss or destruction of, any goods, the sale or other disposition of which gives rise to an Account, or for any error, act, omission, or delay of any kind occurring in the settlement, failure to settle, collection or failure to collect any Account, or for settling any Account in good faith for less than the full amount thereof, nor shall Collateral Agent or any Lender be deemed to be responsible for any of Borrower’s obligations under any contract or agreement giving rise to an Account. Nothing herein shall, however, relieve Collateral Agent or any Lender from liability for its own gross negligence or willful misconduct.

6.15    Remittance of Proceeds. Except as otherwise provided in Section 6.14(c), deliver, in kind, all proceeds arising from the disposition of any Revolving Line Priority Collateral to Collateral Agent, for the ratable benefit of the Lenders, in the original form in which received by Borrower not later than five (5) Business Days after receipt by Borrower, to be applied to the Revolving Line Obligations (a) prior to an Event of Default, pursuant to the terms of Section 2.4(e) hereof, and (b) after the occurrence and during the continuance of an Event of Default, pursuant to the terms of Section 9.4 hereof. Borrower agrees that it will not commingle proceeds of Revolving Line Priority Collateral with any of Borrower’s other funds or property, but will hold such proceeds separate and apart from such other funds and property and in an express trust for Collateral Agent. Nothing in this Section limits or takes away from the restrictions on disposition of Collateral set forth elsewhere in this Agreement.

7.	NEGATIVE COVENANTS

Borrower shall not, and shall not permit any of its Subsidiaries to, do any of the following without the prior written consent of the Required Lenders:

7.1    Dispositions. Convey, sell, lease, transfer, assign, dispose of or otherwise make cash payments consisting of (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) consisting of cash payments to trade creditors in the ordinary course of business; (b) of Inventory in the ordinary course of business; (c) of worn-out or obsolete Equipment or Equipment valued at less than Five Hundred Thousand Dollars ($500,000.00) in any year; (d) in connection with Permitted Liens, Permitted Investments and Permitted Licenses; and (e) Transfers in addition to those specifically enumerated above, to the extent the same are specifically reflected in the Annual Projections.

7.2    Changes in Business, Management, Ownership, or Business Locations. (a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses engaged in by Borrower as of the Effective Date or reasonably related thereto; (b) liquidate or dissolve; or (c) (i) any Key Person shall cease to be actively engaged in the management of Borrower unless a replacement for such Key Person is approved by Borrower’s Board of Directors and engaged by Borrower within one hundred twenty (120) days of such change, or (ii) enter into any transaction or series of related transactions in which the stockholders of Borrower who were not stockholders immediately prior to the first such transaction own more than forty nine percent (49%) of the voting stock of Borrower immediately after giving effect to such transaction or related series of such transactions (other than by the sale of Borrower’s equity securities in a public offering, a private placement of public equity or to venture capital investors so long as Borrower identifies to Collateral Agent the venture capital investors prior to the closing of the transaction). Borrower shall not, without at least thirty (30) days’ prior written notice to Collateral Agent: (A) add any new offices or business locations, including warehouses (unless such new office or business location contains less than Two Hundred Fifty Thousand Dollars ($250,000.00) in assets or property of Borrower or any of its Subsidiaries); (B) change its jurisdiction of organization, (C) change its organizational structure or type, (D) change its legal name, or (E) change any organizational number (if any) assigned by its jurisdiction of organization.

7.3    Mergers, Consolidations or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock, shares or property of another Person. A Subsidiary may merge or consolidate into another Subsidiary (provided such surviving Subsidiary is a “co-Borrower” hereunder or has provided a secured Guaranty of Borrower’s Obligations hereunder) or with (or into) Borrower provided Borrower is the surviving legal entity, and as long as no Event of Default is occurring prior thereto or arises as a result therefrom. Without limiting the foregoing, Borrower shall not, without Collateral Agent’s prior written consent, enter into, or permit any of its Subsidiaries to enter into, any binding contractual arrangement with any Person to attempt to facilitate a merger or consolidation of Borrower or any of its Subsidiaries, or an acquisition by Borrower, or any of its Subsidiaries, of all or substantially all of the capital stock, shares or property of another Person, unless (i) no Event of Default exists when such agreement is entered into by Borrower, (ii) such agreement does not give such Person the right to claim any fees, payments or damages from Borrower or any of its Subsidiaries in an amount of Five Hundred Thousand Dollars ($500,000.00) or more in the event of the failure or inability of Borrower or any of its Subsidiaries, as applicable, to consummate such merger, consolidation or acquisition, and (iii) Borrower notifies Collateral Agent in advance of entering into such an agreement.

7.4    Indebtedness. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5    Encumbrance. Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted herein (except for Permitted Liens that are permitted by the terms of this Agreement to have priority over Collateral Agent’s Lien), or enter into any agreement, document, instrument or other arrangement (except with or in favor of Collateral Agent, for the ratable benefit of the Lenders) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower, or any of its Subsidiaries, from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower’s or such Subsidiary’s Intellectual Property, except as is otherwise permitted in Section 7.1 hereof and the definition of “Permitted Liens” herein.

7.6    Maintenance of Collateral Accounts. Maintain any Collateral Account except pursuant to the terms of Section 6.6 hereof.

7.7    Distributions; Investments. (a) Pay any dividends (other than dividends payable solely in capital stock) or make any distribution or payment in respect of or redeem, retire or purchase any capital stock (other than repurchases pursuant to the terms of employee stock purchase plans, employee restricted stock agreements, stockholder rights plans, director or consultant stock option plans, or similar plans, provided such repurchases do not exceed Five Hundred Thousand Dollars ($500,000.00) in the aggregate per fiscal year) or (b) directly or indirectly make any Investment other than Permitted Investments, or permit any of its Subsidiaries to do so.

7.8    Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower or any of its Subsidiaries, except for (a) transactions that are in the ordinary course of Borrower’s or such Subsidiary’s business, upon fair and reasonable terms that are no less favorable to Borrower or such Subsidiary than would be obtained in an arm’s length transaction with a non-affiliated Person, and (b) Subordinated Debt or equity investments by Borrower’s investors in Borrower or its Subsidiaries.

7.9    Subordinated Debt. (a) Make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or payment that is effected by the conversion of Subordinated Debt into equity securities of the Borrower (as long as such payment is strictly in the form of equity securities of the Borrower), or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof or adversely affect the subordination thereof to Obligations owed to the Lenders.

7.10    Compliance. Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a Material Adverse Change, or permit any of its Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Borrower or any of its Subsidiaries, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority.

7.11    Compliance with Anti-Terrorism Laws. Collateral Agent hereby notifies Borrower and each of its Subsidiaries that pursuant to the requirements of Anti-Terrorism Laws, and Collateral Agent’s policies and practices, Collateral Agent is required to obtain, verify and record certain information and documentation that identifies Borrower and each of its Subsidiaries and their principals, which information includes the name and address of Borrower and each of its Subsidiaries and their principals and such other information that will allow Collateral Agent to identify such party in accordance with Anti-Terrorism Laws. Neither Borrower nor any of its Subsidiaries shall, nor shall Borrower or any of its Subsidiaries permit any Affiliate to, directly or indirectly, knowingly enter into any documents, instruments, agreements or contracts with any Person listed on the OFAC Lists. Borrower and each of its Subsidiaries shall immediately notify Collateral Agent if Borrower or such Subsidiary has knowledge that Borrower, or any Subsidiary or Affiliate of Borrower, is listed on the OFAC Lists or (a) is convicted on, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering. Neither Borrower nor any of its Subsidiaries shall, nor shall Borrower or any of its Subsidiaries, permit any Affiliate to, directly or indirectly, (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 or any similar executive order or other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law.

7.12    UK Subsidiary’s Cash and Cash Equivalent Assets. Permit, allow or authorize (i) the cash and Cash Equivalent assets of the UK Subsidiary, including without limitation, the aggregate balance of any and all bank accounts maintained by the UK Subsidiary, to at any given time exceed (1) Two Million Dollars ($2,000,000) during the period from the Effective Date through the first anniversary of the Effective Date, (2) Four Million Dollars ($4,000,000) during the period from the first anniversary of the Effective Date through and including the second anniversary of the Effective date and (3) Six Million Dollars ($6,000,000) during the period after the second anniversary of the Effective Date.

8.	EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

8.1    Payment Default. Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day grace period shall not apply to payments due on the Maturity Date or the date of acceleration pursuant to Section 9.1 (a) hereof). During the cure period, the failure to cure the payment default is not an Event of Default (but no Credit Extension will be made during the cure period);

8.2    Covenant Default.

(a)    Borrower or any of its Subsidiaries fails or neglects to perform any obligation in Sections 6.2 (Financial Statements, Reports, Certificates), 6.4 (Taxes), 6.5 (Insurance), 6.6 (Operating Accounts), 6.7 (Protection of Intellectual Property Rights), 6.9 (Notice of Litigation and Default), 6.11 (Landlord Waivers; Bailee Waivers), Section 6.10 (Trailing Revenue), 6.12 (Creation/Acquisition of Subsidiaries), 6.13 (Further Assurances), 6.14 (Accounts Receivable), 6.15 (Remittance of Proceeds) or Borrower violates any covenant in Section 7; or

(b)    Borrower, or any of its Subsidiaries, fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within twenty (20) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the twenty (20) day period or cannot after diligent attempts by Borrower be cured within such twenty (20) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed forty (40) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period). Grace periods provided under this Section shall not apply, among other things, to financial covenants or any other covenants set forth in subsection (a) above;

8.3    Material Adverse Change. A Material Adverse Change occurs;

8.4    Attachment; Levy; Restraint on Business.

(a)    (i) The service of process seeking to attach, by trustee or similar process, any funds of Borrower or any of its Subsidiaries or of any entity under control of Borrower or its Subsidiaries on deposit with any Lender or any Lender’s Affiliate or any bank or other institution at which Borrower or any of its Subsidiaries maintains a Collateral Account, or (ii) a notice of lien, levy, or assessment is filed against Borrower or any of its Subsidiaries or their respective assets by any government agency, and the same under subclauses (i) and (ii) hereof are not, within fifteen (15) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Credit Extensions shall be made during any fifteen (15) day cure period; and

(b)    (i) any material portion of Borrower’s or any of its Subsidiaries’ assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents Borrower or any of its Subsidiaries from conducting any part of its business;

8.5    Insolvency. (a) Borrower or any of its Subsidiaries is or becomes Insolvent; (b) Borrower or any of its Subsidiaries begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Borrower or any of its Subsidiaries and not dismissed or stayed within forty-five (45) days (but no Credit Extensions shall be made while Borrower or any Subsidiary is Insolvent and/or until any Insolvency Proceeding is dismissed);

8.6    Other Agreements. There is a default in any agreement to which Borrower or any of its Subsidiaries is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of Five Hundred Thousand Dollars ($500,000.00) or that could reasonably be expected to have a Material Adverse Change;

8.7    Judgments. One or more judgments, orders, or decrees for the payment of money in an amount, individually or in the aggregate, of at least Five Hundred Thousand Dollars ($500,000.00) (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against Borrower or any of its Subsidiaries and shall remain unsatisfied, unvacated, or unstayed for a period of thirty (30) days after the entry thereof (provided that no Credit Extensions will be made prior to the satisfaction, vacation, or stay of such judgment, order or decree);

8.8    Misrepresentations. Borrower or any of its Subsidiaries or any Person acting for Borrower or any of its Subsidiaries makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Collateral Agent and/or Lenders or to induce Collateral Agent and/or the Lenders to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made;

8.9    Subordinated Debt. A default or breach occurs under any agreement between Borrower or any of its Subsidiaries and any creditor of Borrower or any of its Subsidiaries that signed a subordination, intercreditor, or other similar agreement with Collateral Agent or the Lenders, or any creditor that has signed such an agreement with Collateral Agent or the Lenders breaches any terms of such agreement;

8.10    Governmental Approvals. Any Governmental Approval shall have been revoked, rescinded, suspended, modified in an adverse manner, or not renewed in the ordinary course for a full term and such revocation, rescission, suspension, modification or non-renewal has resulted in or could reasonably be expected to result in a Material Adverse Change; or

8.11    Lien Priority. Any Lien created hereunder or by any other Loan Document shall at any time fail to constitute a valid and perfected Lien on any of the Collateral purported to be secured thereby, subject to no prior or equal Lien, other than Permitted Liens which are permitted to have priority in accordance with the terms of this Agreement.

8.12    Delisting. The shares of common stock of Borrower are delisted from The NASDAQ Stock Market LLC because of failure to comply with continued listing standards thereof or due to a voluntary delisting which results in such shares not being listed on any other nationally recognized stock exchange in the United States having listing standards at least as restrictive as The NASDAQ Stock Market LLC.

9.	RIGHTS AND REMEDIES

9.1    Rights and Remedies.

(a)    Upon the occurrence and during the continuance of an Event of Default, Collateral Agent may, and at the written direction of Required Lenders shall, without notice or demand, do any or all of the following: (i) deliver notice of the Event of Default to Borrower, (ii) by notice to Borrower declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations shall be immediately due and payable without any action by Collateral Agent or the Lenders) or (iii) by notice to Borrower suspend or terminate the obligations, if any, of the Lenders to advance money or extend credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Collateral Agent and/or the Lenders (but if an Event of Default described in Section 8.5 occurs all obligations, if any, of the Lenders to advance money or extend credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Collateral Agent and/or the Lenders shall be immediately terminated without any action by Collateral Agent or the Lenders).

(b)    Without limiting the rights of Collateral Agent and the Lenders set forth in Section 9.1(a) above, upon the occurrence and during the continuance of an Event of Default, Collateral Agent shall have the right at the written direction of the Required Lenders, without notice or demand, to do any or all of the following:

(i)    foreclose upon and/or sell or otherwise liquidate, the Collateral;

(ii)    apply to the Obligations any (a) balances and deposits of Borrower that Collateral Agent or any Lender holds or controls, or (b) any amount held or controlled by Collateral Agent or any Lender owing to or for the credit or the account of Borrower; and/or

(iii)    commence and prosecute an Insolvency Proceeding or consent to Borrower commencing any Insolvency Proceeding.

(c)    Without limiting the rights of Collateral Agent and the Lenders set forth in Sections 9.1(a) and (b) above, upon the occurrence and during the continuance of an Event of Default, Collateral Agent shall have the right, without notice or demand, to do any or all of the following:

(i)    settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Collateral Agent considers advisable, notify any Person owing Borrower money of Collateral Agent’s security interest in such funds, and verify the amount of such account;

(ii)    make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral. Borrower shall assemble the Collateral if Collateral Agent requests and make it available in a location as Collateral Agent reasonably designates. Collateral Agent may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Collateral Agent a license to enter and occupy any of its premises, without charge, to exercise any of Collateral Agent’s rights or remedies;

(iii)    ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, and/or advertise for sale, the Collateral. Collateral Agent is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower’s and each of its Subsidiaries’ labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Collateral Agent’s exercise of its rights under this Section 9.1, Borrower’s and each of its Subsidiaries’ rights under all licenses and all franchise agreements inure to Collateral Agent, for the benefit of the Lenders;

(iv)    place a “hold” on any account maintained with Collateral Agent or the Lenders and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

(v)    demand and receive possession of Borrower’s Books;

(vi)    appoint a receiver to seize, manage and realize any of the Collateral, and such receiver shall have any right and authority as any competent court will grant or authorize in accordance with any applicable law, including any power or authority to manage the business of Borrower or any of its Subsidiaries;

(vii)    subject to clauses 9.1(a) and (b), exercise all rights and remedies available to Collateral Agent and each Lender under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof); and

(viii)    Notwithstanding any provision of this Section 9.1 to the contrary, upon the occurrence of any Event of Default, Collateral Agent shall have the right to exercise any and all remedies referenced in this Section 9.1 without the written consent of Required Lenders following the occurrence of an Exigent Circumstance. As used in the immediately preceding sentence, “Exigent Circumstance” means any event or circumstance that, in the reasonable judgment of Collateral Agent, imminently threatens the ability of Collateral Agent to realize upon all or any material portion of the Collateral, such as, without limitation, fraudulent removal, concealment, or abscondment thereof, destruction or material waste thereof, or failure of Borrower or any of its

Subsidiaries after reasonable demand to maintain or reinstate adequate casualty insurance coverage, or which, in the judgment of Collateral Agent, could reasonably be expected to result in a material diminution in value of the Collateral.

9.2    Power of Attorney. Borrower hereby irrevocably appoints Collateral Agent as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse Borrower’s or any of its Subsidiaries’ name on any checks or other forms of payment or security; (b) sign Borrower’s or any of its Subsidiaries’ name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Collateral Agent determines reasonable; (d) make, settle, and adjust all claims under Borrower’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Collateral Agent or a third party as the Code or any applicable law permits. Borrower hereby appoints Collateral Agent as its lawful attorney-in-fact to sign Borrower’s or any of its Subsidiaries’ name on any documents necessary to perfect or continue the perfection of Collateral Agent’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations (other than inchoate indemnity obligations) have been satisfied in full and Collateral Agent and the Lenders are under no further obligation to make Credit Extensions hereunder. Collateral Agent’s foregoing appointment as Borrower’s or any of its Subsidiaries’ attorney in fact, and all of Collateral Agent’s rights and powers, coupled with an interest, are irrevocable until all Obligations (other than inchoate indemnity obligations) have been fully repaid and performed and Collateral Agent’s and the Lenders’ obligation to provide Credit Extensions terminates.

9.3    Protective Payments. If Borrower or any of its Subsidiaries fail to obtain the insurance called for by Section 6.5 or fails to pay any premium thereon or fails to pay any other amount which Borrower or any of its Subsidiaries is obligated to pay under this Agreement or any other Loan Document, Collateral Agent may obtain such insurance or make such payment, and all amounts so paid by Collateral Agent are Lenders’ Expenses and immediately due and payable, bearing interest at the Default Rate, and secured by the Collateral. Collateral Agent will make reasonable efforts to provide Borrower with notice of Collateral Agent obtaining such insurance or making such payment at the time it is obtained or paid or within a reasonable time thereafter. No such payments by Collateral Agent are deemed an agreement to make similar payments in the future or Collateral Agent’s waiver of any Event of Default.

9.4    Application of Payments and Proceeds. Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, (a) Borrower irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Collateral Agent from or on behalf of Borrower or any of its Subsidiaries of all or any part of the Obligations, and, as between Borrower on the one hand and Collateral Agent and Lenders on the other, Collateral Agent shall have the continuing and exclusive right to apply and to reapply any and all payments received against the Obligations in such manner as Collateral Agent may deem advisable notwithstanding any previous application by Collateral Agent, and (b) the proceeds of any sale of, or other realization upon all or any part of the Collateral shall be applied: (i) if such Collateral is Revolving Line Priority Collateral, first, to the Lenders’ Expenses incurred in connection with the Revolving Line; second, to accrued and unpaid interest on the Obligations (including any interest which, but for the provisions of the United States Bankruptcy Code, would have accrued on such amounts) under the Revolving Line; third, to the principal amount of the Obligations outstanding under the Revolving Line; fourth, to the Lenders’ Expenses incurred in connection with the Term Loans; fifth, to accrued and unpaid interest on the Obligations (including any interest which, but for the provisions of the United States Bankruptcy Code, would have accrued on such amounts) under the Term Loans; sixth, to the principal amount of the Obligations outstanding under the Term Loans, and (ii) if such Collateral is Term Loan Priority Collateral, first, to the Lenders’ Expenses incurred in connection with the Term Loans; second, to accrued and unpaid interest on the Obligations (including any interest which, but for the provisions of the United States Bankruptcy Code, would have accrued on such amounts) under the Term Loans; third, to the principal amount of the Obligations outstanding under the Term Loans; fourth, to the Lenders’ Expenses incurred in connection with the Revolving Line; fifth, to accrued and unpaid interest on the Obligations (including any interest which, but for the provisions of the United States Bankruptcy Code, would have accrued on such amounts) under the Revolving Line; sixth, to the principal amount of the Obligations outstanding under the Revolving Line; and regardless of whether such Collateral is Revolving Line Priority Collateral or Term Loan Priority Collateral, seventh, to any other indebtedness or obligations of Borrower owing to Collateral Agent or any Lender under the Loan Documents. Any balance remaining shall be delivered to Borrower or to whoever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct. In carrying out the foregoing, (x) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category, and (y) each of the Persons entitled to receive a payment in any particular category shall receive an amount equal to its pro rata share of amounts available to be applied pursuant thereto for such category. Any reference in this Agreement to an allocation between or sharing by the Lenders of any right, interest or obligation “ratably,” “proportionally” or in similar terms shall refer to Pro Rata Share unless expressly provided otherwise. Collateral Agent, or if applicable, each Lender, shall promptly remit to the other Lenders such sums as may be necessary to ensure the ratable repayment of each Lender’s portion of any Term Loan, Revolving Advance and the ratable distribution of interest, fees and reimbursements paid or made by Borrower. Notwithstanding the foregoing, a Lender receiving a scheduled payment shall not be responsible for determining whether the other Lenders also received their scheduled payment on such date; provided, however, if it is later determined that a Lender received more than its ratable share of scheduled payments made on any date or dates, then such Lender shall remit to Collateral Agent or other Lenders such sums as may be necessary to ensure the ratable payment of such scheduled payments, as instructed by Collateral Agent. If any payment or distribution of any kind or character, whether in cash, properties or securities, shall be received by a Lender in excess of its ratable share, then the portion of such payment or distribution in excess of such Lender’s ratable share shall be received by such Lender in trust for and shall be promptly paid over to the other Lender for application to the payments of amounts due on the other Lenders’ claims. To the extent any payment for the account of Borrower is required to be returned as a voidable transfer or otherwise, the Lenders shall contribute to one another as is necessary to ensure that such return of payment is on a pro rata basis. If any Lender shall obtain possession of any Collateral, it shall hold such Collateral for itself and as agent and bailee for Collateral Agent and other Lenders for purposes of perfecting Collateral Agent’s security interest therein.

9.5    Liability for Collateral. So long as Collateral Agent and the Lenders comply with reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of Collateral Agent and the Lenders, Collateral Agent and the Lenders shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Borrower bears all risk of loss, damage or destruction of the Collateral.

9.6    No Waiver; Remedies Cumulative. Failure by Collateral Agent or any Lender, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Collateral Agent or any Lender thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by Collateral Agent and the Required Lenders and then is only effective for the specific instance and purpose for which it is given. The rights and remedies of Collateral Agent and the Lenders under this Agreement and the other Loan Documents are cumulative. Collateral Agent and the Lenders have all rights and remedies provided under the Code, any applicable law, by law, or in equity. The exercise by Collateral Agent or any Lender of one right or remedy is not an election, and Collateral Agent’s or any Lender’s waiver of any Event of Default is not a continuing waiver. Collateral Agent’s or any Lender’s delay in exercising any remedy is not a waiver, election, or acquiescence.

9.7    Demand Waiver. Borrower waives, to the fullest extent permitted by law, demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Collateral Agent or any Lender on which Borrower or any Subsidiary is liable.

10.    NOTICES

All notices, consents, requests, approvals, demands, or other communication (collectively, “Communication”) by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. Any of Collateral Agent, Lender or Borrower may change its mailing address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Borrower:	Entellus Medical, Inc. 3600 Holly Lane North, Suite 40 Plymouth, MN 55447 Attn: Brent A. Moen Email: brent.moen@entellusmedical.com with a copy (which shall not constitute notice) to:

Fox Rothschild LLP

Campbell Mithun Tower - Suite 2000
222 South Ninth St.
Minneapolis, MN 55402-3338

Attn: Amy Culbert and Patrice Kloss

Fax: (612) 607-7100

Email: aculbert@foxrothschild.com; pkloss@ foxrothschild.com

If to Collateral Agent:	OXFORD FINANCE LLC 133 North Fairfax Street Alexandria, Virginia 22314 Attention: Legal Department Fax: (703) 519-5225 Email: LegalDepartment@oxfordfinance.com

with a copy (which shall not constitute notice) to:	Greenberg Traurig, LLP One International Place Boston, MA 02110 Attn: Jonathan Bell, Esq. Fax: (617) 310-6001 Email: bellj@gtlaw.com

11.    CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

New York law governs the Loan Documents without regard to principles of conflicts of law. Borrower, Lenders and Collateral Agent each submit to the exclusive jurisdiction of the State and Federal courts in the City of New York, Borough of Manhattan. NOTWITHSTANDING THE FOREGOING, COLLATERAL AGENT AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH COLLATERAL AGENT AND THE LENDERS (IN ACCORDANCE WITH THE PROVISIONS OF SECTION 9.1) DEEM NECESSARY OR APPROPRIATE TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE COLLATERAL AGENT’S AND THE LENDERS’ RIGHTS AGAINST BORROWER OR ITS PROPERTY. Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in, or subsequently provided by Borrower in accordance with, Section 10 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower’s actual receipt thereof or three (3) days after deposit in the U.S. mails, first class, registered or certified mail return receipt requested, proper postage prepaid.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER, COLLATERAL AGENT, AND THE LENDERS EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12.	GENERAL PROVISIONS

12.1    Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not transfer, pledge or assign this Agreement or any rights or obligations under it without Collateral Agent’s and each Lender’s prior written consent (which may be granted or withheld in Collateral Agent’s and each Lender’s discretion, subject to Section 12.6). The Lenders have the right, without the consent of or notice to Borrower, to sell, transfer, assign, pledge, negotiate, or grant participation in (any such sale, transfer, assignment, negotiation, or grant of a participation, a “Lender Transfer”) all or any part of, or any interest in, the Lenders’ obligations, rights, and benefits under this Agreement and the other Loan Documents; provided, however, that any such Lender Transfer (other than a transfer, pledge, sale or assignment to an Eligible Assignee) of its obligations, rights, and benefits under this Agreement and the other Loan Documents shall require the prior written consent of the Required Lenders (such approved assignee, an “Approved Lender”). Borrower and Collateral Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned until Collateral Agent shall have received and accepted an effective assignment agreement in form satisfactory to Collateral Agent executed, delivered and fully completed by the applicable parties thereto, and shall have received such other information regarding such Eligible Assignee or Approved Lender as Collateral Agent reasonably shall require. Notwithstanding anything to the contrary contained herein, so long as no Event of Default has occurred and is continuing, no Lender Transfer (other than a Lender Transfer in connection with (x) assignments by a Lender due to a forced divestiture at the request of any regulatory agency; or (y) upon the occurrence of a default, event of default or similar occurrence with respect to a Lender’s own financing or securitization transactions) shall be permitted, without Borrower’s consent, to any Person which is an Affiliate or Subsidiary of Borrower, a direct competitor of Borrower or a vulture hedge fund, each as determined by Collateral Agent.

12.2    Indemnification. Borrower agrees to indemnify, defend and hold Collateral Agent and the Lenders and their respective directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Collateral Agent or the Lenders (each, an “Indemnified Person”) harmless against: (a) all obligations, demands, claims, and liabilities (collectively, “Claims”) asserted by any other party in connection with; related to; following; or arising from, out of or under, the transactions contemplated by the Loan Documents; and (b) all losses or Lenders’ Expenses incurred, or paid by Indemnified Person in connection with; related to; following; or arising from, out of or under, the transactions contemplated by the Loan Documents between Collateral Agent, and/or the Lenders and Borrower (including reasonable attorneys’ fees and expenses), except for Claims and/or losses directly caused by such Indemnified Person’s gross negligence or willful misconduct. Borrower hereby further indemnifies, defends and holds each Indemnified Person harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for such Indemnified Person) in connection with any investigative, response, remedial, administrative or judicial matter or proceeding, whether or not such Indemnified Person shall be designated a party thereto and including any such proceeding initiated by or on behalf of Borrower, and the reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel and any commission, fee or compensation claimed by any broker (other than any broker retained by Collateral Agent or Lenders) asserting any right to payment for the transactions contemplated hereby which may be imposed on, incurred by or asserted against such Indemnified Person as a result of or in connection with the transactions contemplated hereby and the use or intended use of the proceeds of the loan proceeds except for liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements directly caused by such Indemnified Person’s gross negligence or willful misconduct.

12.3    Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.

12.4    Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.5    Correction of Loan Documents. Collateral Agent and the Lenders may correct patent errors and fill in any blanks in this Agreement and the other Loan Documents consistent with the agreement of the parties.

12.6    Amendments in Writing; Integration.

(a)    No amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, or any consent to any departure by Borrower or any of its Subsidiaries therefrom, shall in any event be effective unless the same shall be in writing and signed by Borrower, Collateral Agent and the Required Lenders provided that:

(i)    no such amendment, waiver or other modification that would have the effect of increasing or reducing a Lender’s Term Loan Commitment, Term Loan Commitment Percentage or Revolving Line Commitment Percentage shall be effective as to such Lender without such Lender’s written consent;

(ii)    no such amendment, waiver or modification that would affect the rights and duties of Collateral Agent shall be effective without Collateral Agent’s written consent or signature;

(iii)    no such amendment, waiver or other modification shall, unless signed by all the Lenders directly affected thereby, reduce the principal of, rate of interest on or any fees with respect to any Term Loan or Revolving Advance or forgive any principal, interest (other than default interest) or fees (other than late charges) with respect to any Term Loan or Revolving Advance (B) postpone the date fixed for, or waive, any payment of principal of any Term Loan or Revolving Advance or of interest on any Term Loan or Revolving Advance (other than default interest) or any fees provided for hereunder (other than late charges or for any termination of any commitment); (C) change the definition of the term “Required Lenders” or the percentage of Lenders which shall be required for the Lenders to take any action hereunder; (D) release all or substantially all of any material portion of the Collateral, authorize Borrower to sell or otherwise dispose of all or substantially all or any material portion of the Collateral or release any Guarantor of all or any portion of the Obligations or its guaranty obligations with respect thereto, except, in each case with respect to this clause (D), as otherwise may be expressly permitted under this Agreement or the other Loan Documents (including in connection with any disposition permitted hereunder); (E) amend, waive or otherwise modify this Section 12.6 or the definitions of the terms used in this Section 12.6 insofar as the definitions affect the substance of this Section 12.6; (F) consent to the assignment, delegation or other transfer by Borrower of any of its rights and obligations under any Loan Document or release Borrower of its payment obligations under any Loan Document, except, in each case with respect to this clause (F), pursuant to a merger or consolidation permitted pursuant to this Agreement; (G) amend any of the provisions of Section 9.4 or amend any of the definitions of Pro Rata Share, Term Loan Commitment, Term Loan Commitment Percentage, Revolving Line Commitment or Revolving Line Commitment Percentage or that provide for the Lenders to receive their Pro Rata Shares of any fees, payments, setoffs or proceeds of Collateral hereunder; (H) subordinate the Liens granted in favor of Collateral Agent securing the Obligations; (H) subordinate the Liens granted in favor of Collateral Agent securing the Obligations; or (I) amend any of the provisions of Section 12.10. It is hereby understood and agreed that all Lenders shall be deemed directly affected by an amendment, waiver or other modification of the type described in the preceding clauses (C), (D), (E), (F), (G) and (H) of the preceding sentence;

(iv)    the provisions of the foregoing clauses (i), (ii) and (iii) are subject to the provisions of any interlender or agency agreement among the Lenders and Collateral Agent pursuant to which any Lender may agree to give its consent in connection with any amendment, waiver or modification of the Loan Documents only in the event of the unanimous agreement of all Lenders.

(b)    Other than as expressly provided for in Section 12.6(a)(i)-(iii), Collateral Agent may, if requested by the Required Lenders, from time to time designate covenants in this Agreement less restrictive by notification to a representative of Borrower.

(c)    This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

12.7    Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.

12.8    Survival. All covenants, representations and warranties made in this Agreement continue in full force and effect until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied. The obligation of Borrower in Section 12.2 to indemnify each Lender and Collateral Agent, as well as the confidentiality provisions in Section 12.9 below, shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

12.9    Confidentiality. In handling any confidential information of Borrower, the Lenders and Collateral Agent shall exercise the same degree of care that it exercises for their own proprietary information, but disclosure of information may be made: (a) subject to the terms and conditions of this Agreement, to the Lenders’ and Collateral Agent’s Subsidiaries or Affiliates, or in connection with a Lender’s own financing or securitization transactions (provided, however, the Lenders and Collateral Agent shall obtain such Subsidiaries or Affiliates agreement to the terms of this provision or such Subsidiaries or Affiliates shall otherwise be obligated to maintain confidentiality of any confidential information of Borrower that is shared with them); (b) to prospective transferees (other than those identified in (a) above) or purchasers of any interest in the Credit Extensions (provided, however, the Lenders and Collateral Agent shall, except upon the occurrence and during the continuance of an Event of Default, obtain such prospective transferee’s or purchaser’s agreement to the terms of this provision or to similar confidentiality terms); (c) as required by law, regulation, subpoena, or other order, provided that, to the extent practicable, the Collateral Agent or Lenders give the Borrower written notice of such and a period of at least 10 days to object or otherwise take action to protect its rights and interest in such information; (d) to Lenders’ or Collateral Agent’s regulators or as otherwise required in connection with an examination or audit; (e) as Collateral Agent reasonably considers appropriate in exercising remedies under the Loan Documents and (f) to third party service providers of the Lenders and/or Collateral Agent so long as such service providers have executed a confidentiality agreement with the Lenders and Collateral Agent with terms no less restrictive than those contained herein. Confidential information does not include information that either: (i) is in the public domain or in the Lenders’ and/or Collateral Agent’s possession when disclosed to the Lenders and/or Collateral Agent, or becomes part of the public domain after disclosure to the Lenders and/or Collateral Agent through no fault of the Lenders or Collateral Agent; or (ii) is disclosed to the Lenders and/or Collateral Agent by a third party, if the Lenders and/or Collateral Agent does not know that the third party is prohibited from disclosing the information. Collateral Agent and the Lenders may also: (i) use confidential information for any of their internal record keeping, due diligence, risk analysis, market analysis, maintenance and development of client databases, statistical and reporting purposes; (ii)

use Borrower’s name and the principal terms of the Loans for customary client reference purposes; and (iii) use masked confidential information for regulatory reporting purposes to the extent required by or advisable under applicable law. The provisions of the immediately preceding sentence shall survive the termination of this Agreement. The agreements provided under this Section 12.9 supersede all prior agreements, understanding, representations, warranties, and negotiations between the parties about the subject matter of this Section 12.9.

12.10    Right of Set Off. Borrower hereby grants to Collateral Agent and to each Lender, a lien, security interest and right of set off as security for all Obligations to Collateral Agent and each Lender hereunder, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Collateral Agent or the Lenders or any entity under the control of Collateral Agent or the Lenders (including a Collateral Agent affiliate) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Collateral Agent or the Lenders may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE COLLATERAL AGENT TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

12.11    Cooperation of Borrower. If necessary, Borrower agrees to (i) execute any documents (including new Secured Promissory Notes) reasonably required to effectuate and acknowledge each assignment of a Term Loan Commitment, Revolving Line Commitment or Credit Extension to an assignee in accordance with Section 12.1, (ii) make Borrower’s management available to meet with Collateral Agent and prospective participants and assignees of Term Loan Commitments, Revolving Line Commitments or Credit Extensions (which meetings shall be conducted no more often than twice every twelve months unless an Event of Default has occurred and is continuing), and (iii) assist Collateral Agent or the Lenders in the preparation of information relating to the financial affairs of Borrower as any prospective participant or assignee of a Term Loan Commitment, Revolving Line Commitment or Credit Extensions reasonably may request. Subject to the provisions of Section 12.9, Borrower authorizes each Lender to disclose to any prospective participant or assignee of a Term Loan Commitment or Revolving Line Commitment, any and all information in such Lender’s possession concerning Borrower and its financial affairs which has been delivered to such Lender by or on behalf of Borrower pursuant to this Agreement, or which has been delivered to such Lender by or on behalf of Borrower in connection with such Lender’s credit evaluation of Borrower prior to entering into this Agreement.

13.    DEFINITIONS

13.1    Definitions. As used in this Agreement, the following terms have the following meanings:

“Account” is any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to Borrower.

“Account Debtor” is any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.

“Affiliate” of any Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Agreement” is defined in the preamble hereof.

“Amortization Date” is: (i) April 1, 2019, if the I/O Extension Event does not occur, and (ii) April 1, 2020, if the I/O Extension Event occurs.

“Annual Projections” is defined in Section 6.2(a).

“Annual Revolving Line Monitoring Fee” is an annual fee due on each anniversary of the Effective Date and on the Maturity Date or any earlier date on which all Revolving Advances are paid in full and the Revolving Line Commitments are terminated (pro rated for any period of less than one (1) year), equal to the aggregate Revolving Line Commitment Amounts multiplied by one quarter of one percent (0.25%), payable to Lenders in accordance with their respective Pro Rata Shares with respect to the Revolving Line. The Annual Revolving Line Monitoring Fee shall be deemed fully earned as of each anniversary of the Effective Date (or earlier required date of payment) and shall not be refundable for any reason.

“Anti-Terrorism Laws” are any laws relating to terrorism or money laundering, including Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAC.

“Approved Fund” is any (i) investment company, fund, trust, securitization vehicle or conduit that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business or (ii) any Person (other than a natural person) which temporarily warehouses loans for any Lender or any entity described in the preceding clause (i) and that, with respect to each of the preceding clauses (i) and (ii), is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) a Person (other than a natural person) or an Affiliate of a Person (other than a natural person) that administers or manages a Lender.

“Approved Lender” is defined in Section 12.1.

“Availability Amount” is on any date of determination, (a) the lesser of (i) the aggregate Revolving Line Commitment Amounts or (ii) the amount available under the Borrowing Base, minus (b) the outstanding principal balance of the Revolving Advances.

“Availability Reserves” means, without duplication of any other Reserves or items to the extent such Reserves or items are otherwise addressed or excluded through eligibility criteria, such reserves as Collateral Agent from time to time determines in its reasonable discretion as being appropriate (a) to reflect the impediments to Collateral Agent’s ability to realize upon the Collateral, (b) to reflect claims and liabilities that Collateral Agent determines will need to be satisfied in connection with the realization upon the Collateral, (c) to reflect criteria, events, conditions, contingencies or risks which adversely affect any component of the Borrowing Base, or the assets, business, financial performance or financial conditions of the Borrower, or (d) to reflect that a Default or an Event of Default then exists. Without limiting the generality of the foregoing, Availability Reserves may include, in Collateral Agent’s reasonable discretion (but are not limited to), reserves based on: (i) rent; (ii) customs duties, and other costs to release Inventory which is being imported into the United States; (iii) outstanding taxes and other governmental charges, including, without limitation, ad valorem, real estate, personal property, sales, claims of the PBGC and other taxes which may have priority over the interests of Collateral Agent in the Collateral; (iv) salaries, wages and benefits due to employees of the Borrower and any of its Subsidiaries, (v) warehousemen’s or bailee’s charges and other Liens which may have priority over the interests of Collateral Agent in the Collateral, (vi) amounts due to vendors on account of consigned goods, and (vii) royalties payable in respect of licensed merchandise.

“Basic Rate” is (a) with respect to the Term Loan, the floating per annum rate of interest (based on a year of three hundred sixty (360) days) equal to the greater of (1) Seven and Ninety Five Hundredths percent (7.95%) and (2) the sum of (i) the greater of (A) the thirty (30) day U.S. LIBOR reported in The Wall Street Journal on the last Business Day of the month that immediately precedes the month in which the interest will accrue and (B) Seventy-Seven Hundredths percent (0.77%), plus (ii) Seven and Eighteen Hundredths percent (7.18%), and (b) with respect to the Revolving Advances, the floating per annum rate of interest (based on a year of three hundred sixty (360) days) equal to the greater of (1) Four and Ninety-Five Hundredths percent (4.95%) and (2) the sum of (i) the greater of (A) thirty (30) day U.S. LIBOR rate reported in the Wall Street Journal on the last Business Day of the month that immediately precedes the month in which the interest will accrue and (B) Seventy Seven Hundredths percent (0.77%), plus (ii) Four and Eighteen Hundredths percent (4.18%). Notwithstanding the foregoing, the Basic Rate for the Term Loans for the period from the Effective Date through and including March 31, 2017 shall be 7.96889% and the Basic Rate for the Revolving Advances for the period from the Effective Date through and including March 31, 2017 shall be 4.96889%.

“Blocked Person” is any Person: (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.

“Borrower” is defined in the preamble hereof.

“Borrower’s Books” are Borrower’s or any of its Subsidiaries’ books and records including ledgers, federal, and state tax returns, records regarding Borrower’s or its Subsidiaries’ assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Borrowing Base” means, at any time of calculation, an amount equal to the sum of :

(a) the net amount of Eligible Accounts multiplied by eighty-five percent (85%);

plus

(b) the value of Eligible Inventory (net of Inventory Reserves), valued at the lower of net realizable value or Cost, and after factoring in all rebates, discounts and other incentives or rewards associated with the purchase of the applicable Inventory, multiplied by forty percent (40%); provided, that in no event will the aggregate amount included in the Borrowing Base on account of Eligible Inventory exceed thirty-three and a third percent (33.33%) of the total Borrowing Base;

minus

(c) the then applicable amount of all Reserves to the extent not already taken above.

“Borrowing Base Certificate” means a certificate substantially in the form of Exhibit E hereto (with such changes therein as may be required by Collateral Agent to reflect the components of and Reserves against the Borrowing Base as provided for hereunder from time to time), executed and certified as accurate and complete by a Responsible Officer of Borrower which shall include appropriate exhibits, schedules, supporting documentation, and additional reports as reasonably requested by Collateral Agent.

“Business Day” is any day that is not a Saturday, Sunday or a day on which Collateral Agent is closed.

“Cash Equivalents” are (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc., and (c) certificates of deposit maturing no more than one (1) year after issue provided that the account in which any such certificate of deposit is maintained is subject to a Control Agreement in favor of Collateral Agent. For the avoidance of doubt, the direct purchase by Borrower or any of its Subsidiaries of any Auction Rate Securities, or purchasing participations in, or entering into any type of swap or other derivative transaction, or otherwise holding or engaging in any ownership interest in any type of Auction Rate Security by Borrower or any of its Subsidiaries shall be conclusively determined by the Lenders as an ineligible Cash Equivalent, and any such transaction shall expressly violate each other provision of this Agreement governing Permitted Investments. Notwithstanding the foregoing, Cash Equivalents does not include and Borrower, and each of its Subsidiaries, are prohibited from purchasing, purchasing participations in, entering into any type of swap or other equivalent derivative transaction, or otherwise holding or engaging in any ownership interest in any type of debt instrument, including, without limitation, any corporate or municipal bonds with a long-term nominal maturity for which the interest rate is reset through a dutch auction and more commonly referred to as an auction rate security (each, an “Auction Rate Security”).

“Claims” are defined in Section 12.2.

“Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Collateral Agent’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” is any and all properties, rights and assets of Borrower described on Exhibit A.

“Collateral Account” is any Deposit Account, Securities Account, or Commodity Account, or any other bank account maintained by Borrower or any Subsidiary at any time.

“Collateral Agent” is, Oxford, not in its individual capacity, but solely in its capacity as agent on behalf of and for the benefit of the Lenders.

“Commitment Percentage” is, with respect to any Lender’s commitment to participate in any series of Term Loans or the Revolving Line Facility, as set forth in Schedule 1.1, as amended from time to time.

“Commodity Account” is any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Communication” is defined in Section 10.

“Compliance Certificate” is that certain certificate in the form attached hereto as Exhibit C.

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Control Agreement” is any control agreement entered into among the depository institution at which Borrower or any of its Subsidiaries maintains a Deposit Account or the securities intermediary or commodity intermediary at which Borrower or any of its Subsidiaries maintains a Securities Account or a Commodity Account, Borrower and such Subsidiary, and Collateral Agent pursuant to which Collateral Agent obtains control (within the meaning of the Code) for the benefit of the Lenders over such Deposit Account, Securities Account, or Commodity Account.

“Copyrights” are any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Cost” means the lower of cost or market value of Inventory, based upon Borrower’s accounting practices, as disclosed to Collateral Agent prior to the Effective Date, which practices are in effect on the Effective Date as such calculated cost is determined from invoices received by Borrower, Borrower’s purchase journals or Borrower’s stock ledger.

“Credit Extension” is any Term Loan, Revolving Advance or any other extension of credit by Collateral Agent or Lenders for Borrower’s benefit.

“Customs Broker/Carrier Agreement” is any agreement in form and substance satisfactory to Collateral Agent among Borrower, a customs broker, freight forwarder, consolidator, carrier, shipper or bailee and Collateral Agent, in which the customs broker, freight forwarder, consolidator, carrier, shipper or bailee acknowledges that it has control over and holds the documents evidencing ownership of the subject Inventory for the benefit of Collateral Agent and agrees, upon notice from Collateral Agent, to hold and dispose of the subject Inventory solely as directed by Collateral Agent.

“December 2017 Trailing Revenue Event” is the achievement by Borrower of consolidated gross revenues, for the twelve (12) month period ending on December 31, 2017, from the sale of its products, of at least Eighty Million Dollars ($80,000,000.00), as determined by Collateral Agent based upon written evidence reasonably satisfactory to Collateral Agent, which evidence must be deliver to Collateral Agent no later than January 31, 2018.

“Default Rate” is defined in Section 2.4(b).

“Deposit Account” is any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.

“Designated Deposit Account” is Borrower’s deposit account, account number XXXXXX7146, maintained with Wells Fargo Bank, N.A. at its branch located at 625 Marquette Ave., Minneapolis, MN.

“Disbursement Letter” is that certain form attached hereto as Exhibit B-1.

“Dollars,” “dollars” and “$” each mean lawful money of the United States.

“Effective Date” is defined in the preamble of this Agreement.

“Eligible Assignee” is (i) a Lender, (ii) an Affiliate of a Lender, (iii) an Approved Fund and (iv) any commercial bank, savings and loan association or savings bank or any other entity which is an “accredited investor” (as defined in Regulation D under the Securities Act of 1933, as amended) and which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies, in each case, which either (A) has a rating of BBB or higher from Standard & Poor’s Rating Group and a rating of Baa2 or higher from Moody’s Investors Service, Inc. at the date that it becomes a Lender or (B) has total assets in excess of Five Billion Dollars ($5,000,000,000.00), and in each case of clauses (i) through (iv), which, through its applicable lending office, is capable of lending to Borrower without the imposition of any withholding or similar taxes; provided that notwithstanding the foregoing, “Eligible Assignee” shall not include Borrower or any of Borrower’s Affiliates or Subsidiaries and, unless an Event of Default has occurred and is continuing, a direct competitor of Borrower or a vulture hedge fund, each as determined by Collateral Agent. Notwithstanding the foregoing, (x) in connection with assignments by a Lender due to a forced divestiture at the request of any regulatory agency, the restrictions set forth herein shall not apply and Eligible Assignee shall mean any Person or party and (y) in connection with a Lender’s own financing or securitization transactions, the restrictions set forth herein shall not apply and Eligible Assignee shall mean any Person or party providing such financing or formed to undertake such securitization transaction and any transferee of such Person or party upon the occurrence of a default, event of default or similar occurrence with respect to such financing or securitization transaction; provided that no such sale, transfer, pledge or assignment under this clause (y) shall release such Lender from any of its obligations hereunder or substitute any such Person or party for such Lender as a party hereto until Collateral Agent shall have received and accepted an effective assignment agreement from such Person or party in form satisfactory to Collateral Agent executed, delivered and fully completed by the applicable parties thereto, and shall have received such other information regarding such Eligible Assignee as Collateral Agent reasonably shall require.

“Eligible Accounts” means all unpaid Accounts of Borrower arising from the sale of goods or the performance of services in the ordinary course of business, net of any credits and discounts and adjusted by applying to the amount of such Accounts the Liquidity Factors, but excluding Accounts having any of the following characteristics:

(a)    That portion of Accounts unpaid ninety (90) days or more after the applicable sales date;

(b)    That portion of Accounts related to goods or services with respect to which Borrower has received notice of a claim or dispute, which are subject to a claim of offset or a contra account, or which reflect a reserve for warranty claims or returns;

(c)    That portion of Accounts not yet earned by the final delivery of goods or the final provision of services by Borrower to the account debtor, including with respect to both goods and services, progress billings, and that portion of Accounts for which an invoice has not been sent to the applicable account debtor;

(d)    Accounts constituting (i) proceeds of copyrightable material unless such copyrightable material shall have been registered with the United States Copyright Office, or (ii) proceeds of patentable inventions unless such patentable inventions have been registered with the United States Patent and Trademark Office;

(e)    Accounts owed by any unit of government, whether foreign or domestic (except that there shall be included in Eligible Accounts that portion of Accounts owed by such units of government for which a Borrower has provided evidence satisfactory to Collateral Agent that (i) in the case of Accounts owed by any unit of domestic government, the Federal Assignment of Claims Act of 1940 as amended has been complied with, and (ii) such Accounts may be enforced by Collateral Agent directly against such unit of government under all applicable laws);

(f)    Accounts denominated in any currency other than United States Dollars;

(g)    Accounts owed by an account debtor located outside the United States;

(h)    Accounts owed by an account debtor that is insolvent or is the subject of bankruptcy or insolvency proceedings or that has gone out of business;

(i)    Accounts owed by a Subsidiary, Affiliate, officer or employee of Borrower;

(j)    Accounts not subject to Collateral Agent’s first priority, perfected security interest securing the Obligations or which are subject to any Lien in favor of any Person other than Collateral Agent, except Permitted Liens;

(k)    Any Account or portion thereof that has been restructured, extended, amended or modified;

(l)    That portion of Accounts that constitutes advertising charges, finance charges, service charges or sales or excise taxes;

(m)    Accounts owed by an account debtor, regardless of whether otherwise eligible, to the extent that the aggregate unpaid balance of such Accounts exceeds twenty percent (20%) of the aggregate amount of all Eligible Accounts;

(n)    Accounts owed by an account debtor, regardless of whether otherwise eligible, if fifty percent (50%) or more of the total amount of Accounts due from such account debtor is ineligible under clauses (a), (b), or (k) above; and

(o)    Accounts, or portions of Accounts, otherwise deemed ineligible by Collateral Agent in its sole discretion.

“Eligible Inventory” means, as of the date of determination thereof, without duplication, items of Inventory of Borrower that consists of finished goods, merchantable and readily saleable to a third party in the ordinary course of Borrower’s business deemed by Collateral Agent in its sole discretion to be eligible for inclusion in the calculation of the Borrowing Base, in each case that, except as otherwise agreed by Collateral Agent, (A) complies with each of the representations and warranties respecting Inventory made by the Borrower in the Loan Documents, and (B) is not excluded as ineligible by virtue of one or more of the criteria set forth below. Except as otherwise agreed by Collateral Agent, in its sole discretion, the following items of Inventory shall not be included in Eligible Inventory:

(a)    Inventory that is not solely owned by Borrower or in respect of which Borrower does not have good and valid title thereto free and clear of any Lien (other than Liens granted to Collateral Agent pursuant to the Loan Documents or customary Liens in favor of any landlord, broker or common carrier who executes (i) as to any landlord a Collateral Access Agreement, and (ii) as to any broker or common carrier, a Customs Broker/Carrier Agreement in favor of Collateral Agent);

(b)    Inventory that is leased by or is on consignment to Borrower;

(c)    Inventory that is not located in the United States (excluding territories or possessions of the United States);

(d)    Inventory that is not located at a location that is owned or leased by Borrower, except (i) Inventory in transit (A) between any Borrower-owned or leased locations; or (B) from any Loan Party-owned or leased location to any third party which satisfies the conditions described in subsection (iii); or (iii) Inventory that in the ordinary course of business is temporarily held by a third party for final delivery and is subject to a bailee agreement in favor of Collateral Agent that is reasonably satisfactory to Collateral Agent;

(e)    Inventory that is located in a distribution center leased by Borrower unless the applicable lessor has delivered to Collateral Agent a Collateral Access Agreement;

(f)    Inventory that is comprised of goods which, as determined in the sole discretion of Collateral Agent, (i) are damaged, defective, “seconds,” and in each case that makes such items unmerchantable, (ii) have been or are to be returned to the vendor, (iii) are raw materials, work-in-process, or that constitute spare parts, promotional, marketing, labels, bags and other packaging and shipping materials or supplies used or consumed in a Borrower’s business, (iv) are seasonal in nature and which have been packed away for sale in the subsequent season, (v) not in compliance with all standards imposed by any governmental, regulatory or judicial authority having regulatory authority over such Inventory, its use or sale, or (vi) are bill and hold goods;

(g)    Inventory that is not subject to a perfected first-priority security interest in favor of Collateral Agent;

(h)    Inventory that is not insured in compliance with the provisions of the Loan Documents;

(i)    Inventory that is subject to any licensing, patent, royalty, trademark, trade name or copyright agreement with any third party (i) from which Borrower or any of its Subsidiaries has received notice of a dispute in respect of any such agreement, or (ii) under which Borrower owes any amounts which are more than thirty (30) days past due; or

(j)    Inventory which is not of the type usually sold in the ordinary course of the Borrowers’ business unless and until Collateral Agent has completed or received (A) an appraisal of such Inventory from appraisers satisfactory to Collateral Agent and establishes an advance rate and Inventory Reserves (if applicable) therefor, and otherwise agrees that such Inventory shall be deemed Eligible Inventory, and (B) such other due diligence as Collateral Agent may require, all of the results of the foregoing to be reasonably satisfactory to Collateral Agent.

“Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“ERISA” is the Employee Retirement Income Security Act of 1974, as amended, and its regulations.

“Event of Default” is defined in Section 8.

“Existing Indebtedness” is the indebtedness of Borrower to Oxford in the aggregate principal outstanding amount as of the Effective Date of approximately Twenty Million Dollars ($20,000,000.00) pursuant to that certain Amended and Restated Loan and Security Agreement, dated December 20, 2013, by and between Oxford, other lenders party thereto from time to time, and Borrower.

“Final Payment” is a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) due on the earliest of (a) the Maturity Date, (b) the acceleration of the Loans, or (c) the prepayment of a Term Loan pursuant to Section 2.2(c) or (d), equal to the principal amount of such Term Loan being paid on such date multiplied by the Final Payment Percentage, payable to Lenders in accordance with their respective Pro Rata Shares with respect to the Term Loans (for the avoidance of doubt, the calculation of any Final Payment shall not include the principal amount prepaid in accordance with Section 2.2(d)(ii) if a Final Payment based on such principal amount was made at the time of such prepayment).

“Final Payment Percentage” shall be Four and Ninety-Five Hundredths percent (4.95%).

“Foreign Subsidiary” is a Subsidiary that is not an entity organized under the laws of the United States or any territory thereof.

“Funding Date” is any date on which a Credit Extension is made to or on account of Borrower which shall be a Business Day.

“GAAP” is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession in the United States, which are applicable to the circumstances as of the date of determination, but with respect to any interim financial statements, subject to normal year-end adjustments and the absence of footnotes thereto.

“General Intangibles” are all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, any trade secret rights, including any rights to unpatented inventions, payment intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income and other tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Guarantor” is any Person providing a Guaranty in favor of Collateral Agent.

“Guaranty” is any guarantee of all or any part of the Obligations, as the same may from time to time be amended, restated, modified or otherwise supplemented.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, and (d) Contingent Obligations.

“Indemnified Person” is defined in Section 12.2.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Insolvent” means not Solvent.

“Intellectual Property” means all of Borrower’s or any Subsidiary’s right, title and interest in and to the following:

(a)    its Copyrights, Trademarks and Patents;

(b)    any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how, operating manuals;

(c)    any and all source code;

(d)    any and all design rights which may be available to Borrower;

(e)    any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and

(f)    all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

“Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of any Person’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Inventory Reserves” means such reserves as may be established from time to time by Collateral Agent in its reasonable discretion with respect to the determination of the salability, at retail or at wholesale, as applicable, of Eligible Inventory, which reflect such other factors as affect the market value of the Eligible Inventory or which reflect claims and liabilities that Collateral Agent determines will need to be satisfied in connection with the realization upon the Inventory. Without limiting the generality of the foregoing, Inventory Reserves may, in Collateral Agent’s reasonable discretion, include (but are not limited to) reserves based on: (a) shrink; (b) change in Inventory character; (c) change in Inventory composition; (d) change in Inventory mix; and (e) out-of-date, obsolete, damaged, defective and/or expired Inventory.

“Investment” is any beneficial ownership interest in any Person (including stock, partnership interest or other securities), and any loan, advance, payment or capital contribution to any Person.

“I/O Extension Event” is the achievement by Borrower of consolidated twelve months’ trailing gross revenues from the sale of its products for the twelve (12) month period ending on February 28, 2019, equal to eighty percent (80.00%) or more of the consolidated gross revenues of Borrower from the sale of its products projected for such twelve (12) month period in the Board approved Annual Projections provided by Borrower to Oxford in December 2016 (and without any amendments thereto), as determined by Collateral Agent based on evidence reasonably acceptable to Collateral Agent, which evidence must be delivered by Borrower to Collateral Agent on or before March 15, 2019.

“Key Person” is each of Borrower’s (i) Chief Executive Officer, who is Robert S. White as of the Effective Date, and (ii) Chief Financial Officer, who is Brent A. Moen as of the Effective Date.

“Lender” is any one of the Lenders.

“Lenders” are the Persons identified on Schedule 1.1 hereto and each assignee that becomes a party to this Agreement pursuant to Section 12.1.

“Lenders’ Expenses” are all audit fees and expenses, costs, and expenses (including reasonable attorneys’ fees and expenses, as well as appraisal fees, fees incurred on account of lien searches, inspection fees, and filing fees) for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred by Collateral Agent and/or the Lenders in connection with the Loan Documents.

“Lien” is a claim, mortgage, deed of trust, levy, charge, pledge, security interest, or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Liquidity Factors” are the percentages which Collateral Agent, in its reasonable credit judgment, may apply to any of the Eligible Accounts based upon Collateral Agent’s review and analysis of, among other things, Borrower’s historical collection history, contractual allowances, returns, rebates, discounts, credits and other allowances for each payor and taking into account other factors deemed appropriate by Collateral Agent which may result in the possible non-payment of Accounts for any reason by Account Debtors or possible diminution of the value of any Collateral, all in a manner consistent with Collateral Agent’s underwriting practices and procedures. Collateral Agent shall also have the right, in its reasonable credit judgment, and at any time and for any reason, to (i)

reduce the dollar amount of Eligible Accounts by the amount of discounts, credits, allowances and returns of any kind then outstanding, issued, granted, owing, accrued or liable to be accrued and (ii) establish and fund reserves against the Borrowing Base and/or charge the same against the Revolving Line as Revolving Advances at such time as it deems appropriate. Collateral Agent shall also have the right, in its reasonable credit judgment, to further adjust the Borrowing Base by applying Liquidity Factors to Eligible Accounts and adjusting such Liquidity Factors from time to time.

“Loan” is any of the Term Loans and all Revolving Advances made from time to time under this Agreement.

“Loan Documents” are, collectively, this Agreement, the Perfection Certificate, each Compliance Certificate, each Disbursement Letter, any subordination agreements, the Post Closing Letter, any note, or notes or guaranties executed by Borrower or any other Person, and any other present or future agreement entered into by Borrower, any Guarantor or any other Person for the benefit of the Lenders and Collateral Agent in connection with this Agreement; all as amended, restated, or otherwise modified.

“Material Adverse Change” is (a) a material impairment in the perfection or priority of Collateral Agent’s Lien in the Collateral or in the value of such Collateral; (b) a material adverse change in the business, operations or condition (financial or otherwise) of Borrower or any Subsidiary; or (c) a material impairment of the prospect of repayment of any portion of the Obligations.

“Maturity Date” is March 1, 2022 for each Term Loan and all Revolving Advances.

“Maximum Revolving Line” is Ten Million Dollars ($10,000,000.00).

“Obligations” are all of Borrower’s obligations to pay when due any debts, principal, interest, Lenders’ Expenses, the Prepayment Fee, the Final Payment, the Revolving Line Non-Use Fees, Annual Revolving Line Monitoring Fees, commitment fees and other amounts Borrower owes the Lenders now or later, in connection with, related to, following, or arising from, out of or under, this Agreement or, the other Loan Documents, or otherwise, and including interest accruing after Insolvency Proceedings begin (whether or not allowed) and debts, liabilities, or obligations of Borrower assigned to the Lenders and/or Collateral Agent, and the performance of Borrower’s duties under the Loan Documents.

“OFAC” is the U.S. Department of Treasury Office of Foreign Assets Control.

“OFAC Lists” are, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.

“Operating Documents” are, for any Person, such Person’s formation documents, as certified by the Secretary of State (or equivalent agency) of such Person’s jurisdiction of organization on a date that is no earlier than thirty (30) days prior to the Effective Date, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Overadvance” is defined in Section 2.3(c).

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Payment Date” is the first (1st) calendar day of each calendar month, commencing on May 1, 2017.

“Perfection Certificate” is defined in Section 5.1.

“Permitted Indebtedness” is:

(a)    Borrower’s Indebtedness to the Lenders and Collateral Agent under this Agreement and the other Loan Documents;

(b)    Indebtedness existing on the Effective Date and disclosed on the Perfection Certificate(s);

(c)    unsecured Indebtedness under the Borrower’s American Express Corporate Card of an aggregate amount of up to Two Hundred Fifty Thousand Dollars ($250,000.00);

(d)    Subordinated Debt;

(e)    unsecured Indebtedness to trade creditors incurred in the ordinary course of business;

(f)    Indebtedness consisting of capitalized lease obligations and purchase money Indebtedness, in each case incurred by Borrower or any of its Subsidiaries to finance the acquisition, repair, improvement or construction of fixed or capital assets of such person, provided that (i) the aggregate outstanding principal amount of all such Indebtedness does not exceed Five Hundred Thousand Dollars ($500,000.00) at any time and (ii) the principal amount of such Indebtedness does not exceed the lower of the cost or fair market value of the property so acquired or built or of such repairs or improvements financed with such Indebtedness (each measured at the time of such acquisition, repair, improvement or construction is made);

(g)    Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of Borrower’s business;

(h)    Any Foreign Subsidiary’s Indebtedness to Borrower for intercompany loans made pursuant to clause (i) of the definition of Permitted Investments;

(i)    Indebtedness incurred under hedging agreements entered into by the Borrower with respect to a Loan made hereunder; provide, however, the aggregate amount of such Indebtedness at any given time may not exceed Two Hundred Fifty Thousand Dollars ($250,000.00); and

(j)    extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (f) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose materially more burdensome terms upon Borrower, or its Subsidiary, as the case may be.

“Permitted Investments” are:

(a)    Investments disclosed on the Perfection Certificate(s) and existing on the Effective Date;

(b)    (i) Investments consisting of cash and Cash Equivalents, and (ii) any Investments permitted by Borrower’s investment policy, as amended from time to time, provided that such investment policy (and any such amendment thereto) has been approved in writing by Collateral Agent;

(c)    Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower;

(d)    Investments consisting of Deposit Accounts in which Collateral Agent has a perfected security interest;

(e)    Investments in connection with Transfers permitted by Section 7.1;

(f)    Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower’s Board of Directors; not to exceed Fifty Thousand Dollars ($50,000) in the aggregate for (i) and (ii) in any fiscal year;

(g)    Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

(h)    Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph shall not apply to Investments of Borrower in any Subsidiary;

(i)    Investments by Borrower in the UK Subsidiary, not exceeding in the aggregate Two Hundred Fifty Thousand Dollars ($250,000.00) in any given fiscal year of Borrower;

(j)    Investments by Borrower, during fiscal years 2017 and 2018 only, in the UK Subsidiary for product development purposes, not exceeding in the aggregate Five Hundred Thousand Dollars ($500,000.00) in any given fiscal year of Borrower; and

(k)    non-cash Investments in joint ventures or strategic alliances in the ordinary course of Borrower’s business consisting of the non-exclusive licensing of technology, the development of technology or the providing of technical support.

“Permitted Licenses” are (A) licenses of over-the-counter software that is commercially available to the public, and (B) non-exclusive and exclusive licenses for the use of the Intellectual Property of Borrower or any of its Subsidiaries entered into in the ordinary course of business, provided, that, with respect to each such license described in clause (B), (i) no Event of Default has occurred or is continuing at the time of such license; (ii) the license constitutes an arms-length transaction, the terms of which, on their face, do not provide for a sale or assignment of any Intellectual Property and do not restrict the ability of Borrower or any of its Subsidiaries, as applicable, to pledge, grant a security interest in or lien on, or assign or otherwise Transfer any Intellectual Property; (iii) in the case of any exclusive license, (x) Borrower delivers twenty (20) days’ prior written notice and a brief summary of the terms of the proposed license to Collateral Agent and the Lenders and delivers to Collateral Agent and the Lenders copies of the final executed licensing documents in connection with the exclusive license promptly upon consummation thereof, (y) any such license is made in connection with a bona fide corporate collaboration or partnership, and is approved by Borrower’s (or the applicable Subsidiary’s) board of directors, and (z) any such license could not result in a legal transfer of title of the licensed property but may be exclusive in respects other than territory and may be exclusive as to territory only as to discrete geographical areas outside of the United States; and (iv) all upfront payments, royalties, milestone payments or other proceeds arising from the licensing agreement that are payable to Borrower or any of its Subsidiaries are paid to a Deposit Account that is governed by a Control Agreement.

“Permitted Liens” are:

(a)    Liens existing on the Effective Date and disclosed on the Perfection Certificates or arising under this Agreement and the other Loan Documents;

(b)    Liens for taxes, fees, assessments or other government charges or levies, either (i) not due and payable or (ii) being contested in good faith and for which Borrower maintains adequate reserves on its Books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended, and the Treasury Regulations adopted thereunder;

(c)    liens securing Indebtedness permitted under clause (f) of the definition of “Permitted Indebtedness,” provided that (i) such liens exist prior to the acquisition of, or attach substantially simultaneous with, or within twenty (20) days after the, acquisition, lease, repair, improvement or construction of, such property financed or leased by such Indebtedness and (ii) such liens do not extend to any property of Borrower other than the property (and proceeds thereof) acquired, leased or built, or the improvements or repairs, financed by such Indebtedness;

(d)    Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to Inventory, securing liabilities in the aggregate amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000.00), and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(e)    Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

(f)    Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;

(g)    leases or subleases of real property granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), if the leases, subleases, licenses and sublicenses do not prohibit granting Collateral Agent or any Lender a security interest therein;

(h)    banker’s liens, rights of setoff and Liens in favor of financial institutions incurred in the ordinary course of business arising in connection with Borrower’s deposit accounts or securities accounts held at such institutions solely to secure payment of fees and similar costs and expenses and provided such accounts are maintained in compliance with Section 6.6(b) hereof;

(i)    Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 8.4 or 8.7; and

(j)    Liens consisting of Permitted Licenses.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Post Closing Letter” is that certain Post Closing Letter dated as of the Effective Date by and between Collateral Agent and Borrower.

“Prepayment Fee” is, with respect to any Term Loan subject to prepayment prior to the Maturity Date, whether by mandatory or voluntary prepayment, acceleration or otherwise, an additional fee payable to the Lenders holding such Term Loan in amount equal to:

(a)    for a prepayment made on or after the Effective Date through and including the first anniversary of the Effective Date, three percent (3.00%) of the principal amount of such Term Loan prepaid;

(b)    for a prepayment made after the date which is after the first anniversary of the Effective Date through and including the second anniversary of the Effective Date, two percent (2.00%) of the principal amount of the Term Loans prepaid; and

(c)    for a prepayment made after the date which is after the second anniversary of the Effective Date and prior to the Maturity Date, one percent (1.00%) of the principal amount of the Term Loans prepaid.

“Pro Rata Share” is, as of any date of determination, with respect to each Lender, (i) with respect to the Term Loans, a percentage (expressed as a decimal, rounded to the ninth decimal place) determined by dividing the outstanding principal amount of Term Loans held by such Lender by the aggregate outstanding principal amount of all Term Loans, and (ii) with respect to a Lender’s obligation to make Revolving Advances, and receive payments of principal, interest, fees, costs, and expenses with respect thereto, (x) prior to the Revolving Line Commitments being terminated or reduced to zero, the percentage obtained by dividing (A) that Lender’s Revolving Line Commitment, by (B) the aggregate Revolving Line Commitments of all Lenders; and (y) from and after the time the Revolving Line Commitments have been terminated or reduced to zero, the percentage obtained by dividing (A) the aggregate unpaid principal amount of that Lender’s Revolving Advances by (B) the aggregate unpaid principal amount of all Revolving Advances.

“Registered Organization” is any “registered organization” as defined in the Code with such additions to such term as may hereafter be made

“Required Lenders” means (i) for so long as all of the Persons that are Lenders on the Effective Date (each an “Original Lender”) have not assigned or transferred any of their interests in their Term Loans or their Revolving Line Commitment, Lenders holding one hundred percent (100%) of the aggregate outstanding principal balance of the Term Loans and the aggregate Revolving Line Commitments, or (ii) at any time from and after any Original Lender has assigned or transferred any interest in its Term Loans or its Revolving Line Commitment, Lenders holding at least sixty six percent (66%) of the aggregate outstanding principal balance of the Term Loans and Lenders holding at least sixty six percent (66%) of the aggregate Revolving Line Commitments and, in respect of this clause (ii), (A) each Original Lender that has not assigned or transferred any portion of its Term Loans or Revolving Line Commitment, (B) each assignee or transferee of an Original Lender’s interest in the Term Loans or Revolving Line Commitment, but only to the extent that such assignee or transferee is an Affiliate or Approved Fund of such Original Lender, and (C) any Person providing financing to any Person described in clauses (A) and (B) above; provided, however, that this clause (C) shall only apply upon the occurrence of a default, event of default or similar occurrence with respect to such financing.

“Required Term Loan Lenders” means (i) for so long as each Original Lender (with a commitment to make one or more Term Loans and without taking into account any such Lender’s any Revolving Line Commitment) which has not assigned or transferred any of its interests in its Term Loans, Lenders holding one hundred percent (100%) of the aggregate outstanding principal balance of the Term Loans, or (ii) at any time from and after any Original Lender (with a commitment to make one or more Term Loans on the Effective Date and without taking into account any such Lender’s any Revolving Line Commitment) has assigned or transferred any interest in its Term Loans, Lenders holding at least sixty six percent (66%) of the aggregate outstanding principal balance of the Term Loans and, in respect of this clause (ii), (A) each Original Lender that has not assigned or transferred any portion of its Term Loans, (B) each assignee or transferee of an Original Lender’s interest in the Term Loans, but only to the extent that such assignee or transferee is an Affiliate or Approved Fund of such Original Lender, and (C) any Person providing financing to any Person described in clauses (A) and (B) above; provided, however, that this clause (C) shall only apply upon the occurrence of a default, event of default or similar occurrence with respect to such financing.

“Requirement of Law” is as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserves” are collectively, Availability Reserves, Inventory Reserves and any other reserves from time to time established hereunder by Collateral Agent in its reasonable discretion.

“Responsible Officer” is any of the President, Chief Executive Officer, or Chief Financial Officer of Borrower acting alone.

“Revolving Advance” or “Revolving Advances” means an advance (or advances) by Lenders to Borrower under the Revolving Line.

“Revolving Line” means the commitments of the Lenders hereunder to make Revolving Advances to the Borrowers, subject to all of the terms and conditions herein, in an aggregate principal amount not to exceed the lesser of (i) the Maximum Revolving Line, and (ii) the Borrowing Base.

“Revolving Line Commitment(s)” is, for any Lender, the obligation of such Lender to make Revolving Advances to Borrower subject to the terms and conditions of this Agreement (reduced or increased in accordance with the provisions of Section 2.3(f), or any other applicable provision of this Agreement), in an aggregate amount up to the principal amount shown on Schedule 1.1.

“Revolving Line Commitment Percentage” is set forth on Schedule 1.1, as amended from time to time.

“Revolving Line Priority Collateral” means all now owned or hereafter acquired Collateral that consists of (i) Accounts (including health-care receivables); (ii) Inventory; (iii) chattel paper (whether tangible or electronic); and (iv) all Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

“Revolving Line Non-Use Fees” means a monthly fee payable by Borrower to Collateral Agent, for the ratable benefit of each Lender holding a Revolving Line Commitment, in an amount equal to 0.0417% of the difference between (i) the aggregate Revolving Line Commitments, and (ii) the average outstanding principal balance of the Revolving Advances during the applicable month, which fee once paid, shall be nonrefundable.

“Revolving Loan Request” is that certain form attached hereto as Exhibit B-2.

“Second Draw Period” is the period commencing on the earlier of (i) the occurrence of a Term B Loan Acquisition Event and (ii) November 1, 2017 (if the September 2017 Trailing Revenue Event has occurred), provided that no Event of Default has occurred or is continuing on such date, and ending on the earlier of (i) December 31, 2017 and (ii) the occurrence of an Event of Default; provided, further that if the Second Draw Period was commenced by a Term B Loan Acquisition Event, it will end with respect to availability of Term B Loans for the financing of the Term B Loan Acquisition (described in notification to Collateral Agent of such Term B Loan Acquisition Event) forty-five (45) days immediately after the occurrence of such Term B Loan Acquisition Event, if it has not already ended otherwise. Any Credit Extension during the Second Draw Period will be subject to, among other applicable conditions set forth in this Agreement, (i) if Borrower is drawing the Term B Loans to finance the Term B Loan Acquisition, the occurrence of the Term B Loan Acquisition Event no earlier than forty-five (45) days immediately prior to the Funding Date of the Term B Loans and no later than ten (10) days immediately prior to the Funding Date of the Term B Loans, and (ii) the occurrence of September 2017 Trailing Revenue Event, if Borrower is not drawing the Term B Loans to finance the Term B Loan Acquisition Event.

“Secured Promissory Note” is defined in Section 2.5.

“Secured Promissory Note Record” is a record maintained by each Lender with respect to the outstanding Obligations owed by Borrower to Lender and credits made thereto.

“Securities Account” is any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“September 2017 Trailing Revenue Event” is the achievement by Borrower of consolidated gross revenues, for the twelve (12) month period ending on September 30, 2017, from the sale of its products, of at least Eighty Million Dollars ($80,000,000.00), as determined by Collateral Agent based upon written evidence reasonably satisfactory to Collateral Agent, which evidence must be deliver to Collateral Agent no later than October 15, 2017.

“Solvent” is, with respect to any Person: the fair salable value of such Person’s consolidated assets (including goodwill minus disposition costs) exceeds the fair value of such Person’s liabilities; such Person is not left with unreasonably small capital after the transactions in this Agreement; and such Person is able to pay its debts (including trade debts) as they mature.

“Subordinated Debt” is indebtedness incurred by Borrower or any of its Subsidiaries subordinated to all Indebtedness of Borrower and/or its Subsidiaries to the Lenders (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Collateral Agent and the Lenders entered into between Collateral Agent, Borrower, and/or any of its Subsidiaries, and the other creditor), on terms acceptable to Collateral Agent and the Lenders.

“Subsidiary” is, with respect to any Person, any Person of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations) is owned or controlled, directly or indirectly, by such Person or one or more of Affiliates of such Person.

“Term Loan” is defined in Section 2.2(a)(iii) hereof.

“Term A Loan” is defined in Section 2.2(a)(i) hereof.

“Term B Loan” is defined in Section 2.2(a)(ii) hereof.

“Term B Loan Acquisition” is merger or consolidation, of any Person (other than Borrower or one of its subsidiaries) into or with Borrower (in which Borrower is the surviving entity) or one of Borrower’s Subsidiaries (in which the surviving entity is a wholly owned Subsidiary of Borrower), or the acquisition of all or substantially all of the capital stock, shares or property of another Person by Borrower or one of its Subsidiary, in each case, as approved by and acceptable to Collateral Agent in its sole and absolute discretion for, among other things, the use of the proceeds of the Term B Loans. Notwithstanding anything herein to the contrary, the holders of the outstanding equity of Borrower immediately before the consummation of the Term B Acquisition Event must be holders of a majority of the outstanding equity of Borrower immediately following the consummation of the Term B Loan Acquisition. Furthermore, the Term B Acquisition Event must be consummated on or before December 31, 2017, on such terms and conditions as are acceptable to and approved by Collateral Agent in its sole and absolute discretion.

“Term B Loan Acquisition Event” is the receipt of notification in writing by Collateral Agent, from Borrower, of Borrower’s intention to draw the Term B Loans to finance the Term B Loan Acquisition, along with a sufficiently detailed description of the Term B Loan Acquisition. The aforementioned notification must be received by Collateral Agent at least ten (10) days prior to the date of the consummation of the Term B Loan Acquisition but no earlier than forty-five (45) days prior to the date of the consummation of the Term B Loan Acquisition.

“Term C Loan” is defined in Section 2.2(a)(iii) hereof.

“Term C Loan Acquisition” is merger or consolidation, of any Person (other than Borrower or one of its subsidiaries) into or with Borrower (in which Borrower is the surviving entity) or one of Borrower’s Subsidiaries (in which the surviving entity is a wholly owned Subsidiary of Borrower), or the acquisition of all or substantially all of the capital stock, shares or property of another Person by Borrower or one of its Subsidiary, in each case, in each case, as approved by and acceptable to Collateral Agent in its sole and absolute discretion for, among other things, the use of the proceeds of the Term C Loans. Notwithstanding anything herein to the contrary, the holders of the outstanding equity of Borrower immediately before the consummation of the Term C Acquisition Event must be holders of a majority of the outstanding equity of Borrower immediately following the consummation of the Term C Loan Acquisition. Furthermore, the Term C Acquisition Event must be consummated on such terms and conditions as are acceptable to and approved by Collateral Agent in its sole and absolute discretion, on or before March 31, 2018 and on or after the date that is the earlier of (i) the date of the consummation of the Term B Loan Acquisition that was financed using the proceeds of the Term B Loans or (ii) January 1, 2018.

“Term C Loan Acquisition Event” is the receipt of notification in writing by Collateral Agent, from Borrower, of Borrower’s intention to draw the Term C Loans to finance the Term Loan Acquisition, along with a sufficiently detailed description of the Term C Loan Acquisition. The aforementioned notification must be received by Collateral Agent at least ten (10) days prior to the date of the consummation of the Term B Loan Acquisition but no earlier than forty-five (45) days prior to the date of the consummation of the Term B Loan Acquisition.

“Term Loan Commitment” is, for any Lender, the obligation of such Lender to make a Term Loan, up to the principal amount shown on Schedule 1.1. “Term Loan Commitments” means the aggregate amount of such commitments of all Lenders.

“Term Loan Priority Collateral” is all now owned or hereafter acquired Collateral which does not consist of Revolving Line Priority Collateral.

“Third Draw Period” is the period commencing on the earlier of (i) the date of the occurrence of a Term C Loan Acquisition Event and (ii) the later of (A) the date of occurrence of the December 2017 Trailing Revenue Event and (B) January 1, 2018, if no Event of Default has occurred or is continuing on such date, and ending on the earlier of (i) March 31, 2018 and (ii) the occurrence of an Event of Default; provided, further that if the Third Draw Period was commenced by a Term C Loan Acquisition Event, it will end with respect to availability of Term C Loans for the financing of the Term C Loan Acquisition (described in notification to Collateral Agent of such Term C Loan Acquisition Event) forty-five (45) days immediately after the occurrence of such Term C Loan Acquisition Event, if it has not already ended otherwise. Any Credit Extension during the Third Draw Period will be subject to, among other applicable conditions set forth in this Agreement, (i) the occurrence of the Term C Loan Acquisition Event if Borrower is drawing the Term C Loans to finance the Term C Loan Acquisition, no earlier than forty-five (45) days immediately prior to the Funding Date of the Term C Loans and no later than ten (10) days immediately prior to the Funding Date of the Term C Loans and (ii) the occurrence of the December 2017 Trailing Revenue Event, if Borrower is not drawing the Term C Loans to finance the Term C Loan Acquisition Event. Furthermore, no Term C Loans can be made prior to the funding of the Term B Loans, or, if Term B Loans are not funded hereunder, January 1, 2018.

“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

“Transfer” is defined in Section 7.1.

“UK Subsidiary” is Entellus Medical Europe, Ltd., a company existing under the laws of England and Wales, and a wholly owned Subsidiary.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

BORROWER:

ENTELLUS MEDICAL, INC.

By	/s/ Brent Moen
Name:	Brent Moen
Title:	CFO

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By	/s/ Mark Davis
Name:	Mark Davis
Title:	Vice President – Finance, Secretary & Treasurer

[Signature Page to the Loan and Security Agreement]

SCHEDULE 1.1

Lenders and Commitments

Term A Loans

Lender	Term A Loan Commitment	Commitment Percentage
OXFORD FINANCE LLC	$13,500,000	100.00%
TOTAL	$13,500,000	100.00%

Term B Loans

Lender	Term B Loan Commitment	Commitment Percentage
OXFORD FINANCE LLC	$10,000,000	100.00%
TOTAL	$10,000,000	100.00%

Term C Loans

Lender	Term C Loan Commitment	Commitment Percentage
OXFORD FINANCE LLC	$16,500,000	100.00%
TOTAL	$16,500,000	100.00%

Aggregate (all Term Loans)

Lender	Term Loan Commitment	Commitment Percentage
OXFORD FINANCE LLC	$40,000,000	100.00%
TOTAL	$40,000,000	100.00%

Revolving Line

Lender	Revolving Line Commitment	Revolving Line Commitment Percentage
OXFORD FINANCE LLC	$10,000,000.00	100.00%
TOTAL	$10,000,000.00	100.00%

EXHIBIT A

Description of Collateral

The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (except as noted below), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts and other Collateral Accounts, all certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

All Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include (i) any Intellectual Property; provided, however, the Collateral shall include all Accounts and all proceeds of Intellectual Property (if a judicial authority (including a U.S. Bankruptcy Court) would hold that a security interest in the underlying Intellectual Property is necessary to have a security interest in such Accounts and such property that are proceeds of Intellectual Property, then the Collateral shall automatically, and effective as of the Effective Date, include the Intellectual Property to the extent necessary to permit perfection of Collateral Agent’s security interest in such Accounts and such other property of Borrower that are proceeds of the Intellectual Property); or (ii) more than 65% of the total combined voting power of all classes of stock entitled to vote the shares of capital stock (the “Shares”) of any Foreign Subsidiary, if Borrower demonstrates to Collateral Agent’s reasonable satisfaction that a pledge of more than sixty-five percent (65%) of the Shares of such Subsidiary creates a present and existing adverse tax consequence to Borrower under the U.S. Internal Revenue Code.

Pursuant to the terms of a certain negative pledge arrangement with Collateral Agent and the Lenders, Borrower has agreed not to encumber any of its Intellectual Property.

EXHIBIT B-1

Form of Disbursement Letter

[see attached]

DISBURSEMENT LETTER

[DATE]

The undersigned, being the duly elected and acting                      of Entellus Medical, Inc., a Delaware corporation, with offices located at 3600 Holly Lane North, Suite 40, Plymouth, MN 55447(“Borrower”), does hereby certify to OXFORD FINANCE LLC (“Oxford” and “Lender”), as collateral agent (the “Collateral Agent”) in connection with that certain Loan and Security Agreement dated as of March [    ], 2017, by and among Borrower, Collateral Agent and the Lenders from time to time party thereto (the “Loan Agreement”; with other capitalized terms used below having the meanings ascribed thereto in the Loan Agreement) that:

1.    The representations and warranties made by Borrower in Section 5 of the Loan Agreement and in the other Loan Documents are true and correct in all material respects as of the date hereof.

2.    No event or condition has occurred that would constitute an Event of Default under the Loan Agreement or any other Loan Document.

3.    Borrower is in compliance with the covenants and requirements contained in Sections 4, 6 and 7 of the Loan Agreement.

4.    All conditions referred to in Section 3 of the Loan Agreement to the making of the Loan to be made on or about the date hereof have been satisfied or waived by Collateral Agent.

5.    No Material Adverse Change has occurred.

6.    The undersigned is a Responsible Officer.

7.    [The Borrower is drawing the Term B Loan to finance the Term B Loan Acquisition Event.] [The Borrower is not drawing the Term B Loan to finance the Term B Loan Acquisition Event.] [The Borrower is drawing the Term C Loan to finance the Term C Loan Acquisition Event.] [The Borrower is not drawing the Term C Loan to finance the Term C Loan Acquisition Event.] [APPLICABLE ONLY FOR TERM B LOAN AND TERM C LOAN REQUESTS]

[Balance of Page Intentionally Left Blank]

8.    The proceeds of the Term [A][B][C] Loan shall be disbursed as follows:

Disbursement from Oxford:
Loan Amount	$
—	$

Less:
— Facility Fee		(waived	)
— Existing Debt Payoff to be remitted to Oxford per the Payoff Letter dated [DATE]	($		)
— Interim Interest	($		)
— Lender’s Legal Fees	($		)*

Net Proceeds due from Oxford:	$

TOTAL TERM [A][B][C] LOAN NET PROCEEDS FROM LENDERS	$

9.    The [Term A Loan][Term B Loan][Term C Loan] shall amortize in accordance with the Amortization Table attached hereto.

10.    The aggregate net proceeds of the Term Loans shall be transferred to the Designated Deposit Account as follows:

Account Name:	Entellus Medical, Inc.

Bank Name:	Wells Fargo Bank, N.A.

Bank Address:	420 Montgomery Street, San Francisco, CA 94104

Account Number:	XXXXXX7146

ABA Number:	XXXXX0248

[Balance of Page Intentionally Left Blank]

*	Legal fees and costs are through the Effective Date. Post-closing legal fees and costs, payable after the Effective Date, to be invoiced and paid post-closing.

Dated as of the date first set forth above.

BORROWER:

ENTELLUS MEDICAL, INC.

By
Name:
Title:

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By
Name:
Title:

[Signature Page to Disbursement Letter]

AMORTIZATION TABLE

(Term [A][B][C] Loan)

[see attached]

Oxford Finance LLC

Amortization Table

Entellus L4 AA01

Oxford ID:

Start Date:	3/31/2017		Disclaimer:
Interest Rate:	7.96889%		THIS IS A STANDARD AMORTIZATION SCHEDULE. IT IS NOT INTENDED TO BE USED FOR PAYOFF PURPOSES.
Term:	60	24 IO + 36 PI
Payment:	Varies
Final Payment:	$668,250.00	4.95%
Amount: Interim Interest Days: Interim Interest:	13,500,000.00 1 $2,988.33		THIS AMORTIZATION SCHEDULE REPRESENTS A FLOATING INTEREST RATE LOAN. INTEREST RATE CHARGED MAY DIFFER FROM RATE PER THIS SCHEDULE BASED ON THE TERMS OF THE LOAN AGREEMENT

PMT No.	Payment Date	Beginning Balance	Monthly Payment	Interest	Principal	Ending Balance

1	4/1/17	Interim Interest Due				$13,500,000.00
2	5/1/17	$13,500,000.00	$89,650.01	$89,650.01	$0.00	$13,500,000.00
3	6/1/17	$13,500,000.00	$92,638.35	$92,638.35	$0.00	$13,500,000.00
4	7/1/17	$13,500,000.00	$89,650.01	$89,650.01	$0.00	$13,500,000.00
5	8/1/17	$13,500,000.00	$92,638.35	$92,638.35	$0.00	$13,500,000.00
6	9/1/17	$13,500,000.00	$92,638.35	$92,638.35	$0.00	$13,500,000.00
7	10/1/17	$13,500,000.00	$89,650.01	$89,650.01	$0.00	$13,500,000.00
8	11/1/17	$13,500,000.00	$92,638.35	$92,638.35	$0.00	$13,500,000.00
9	12/1/17	$13,500,000.00	$89,650.01	$89,650.01	$0.00	$13,500,000.00
10	1/1/18	$13,500,000.00	$92,638.35	$92,638.35	$0.00	$13,500,000.00
11	2/1/18	$13,500,000.00	$92,638.35	$92,638.35	$0.00	$13,500,000.00
12	3/1/18	$13,500,000.00	$83,673.35	$83,673.35	$0.00	$13,500,000.00
13	4/1/18	$13,500,000.00	$92,638.35	$92,638.35	$0.00	$13,500,000.00
14	5/1/18	$13,500,000.00	$89,650.01	$89,650.01	$0.00	$13,500,000.00
15	6/1/18	$13,500,000.00	$92,638.35	$92,638.35	$0.00	$13,500,000.00
16	7/1/18	$13,500,000.00	$89,650.01	$89,650.01	$0.00	$13,500,000.00
17	8/1/18	$13,500,000.00	$92,638.35	$92,638.35	$0.00	$13,500,000.00
18	9/1/18	$13,500,000.00	$92,638.35	$92,638.35	$0.00	$13,500,000.00
19	10/1/18	$13,500,000.00	$89,650.01	$89,650.01	$0.00	$13,500,000.00
20	11/1/18	$13,500,000.00	$92,638.35	$92,638.35	$0.00	$13,500,000.00
21	12/1/18	$13,500,000.00	$89,650.01	$89,650.01	$0.00	$13,500,000.00
22	1/1/19	$13,500,000.00	$92,638.35	$92,638.35	$0.00	$13,500,000.00
23	2/1/19	$13,500,000.00	$92,638.35	$92,638.35	$0.00	$13,500,000.00
24	3/1/19	$13,500,000.00	$83,673.35	$83,673.35	$0.00	$13,500,000.00
25	4/1/19	$13,500,000.00	$467,638.35	$92,638.35	$375,000.00	$13,125,000.00
26	5/1/19	$13,125,000.00	$462,159.73	$87,159.73	$375,000.00	$12,750,000.00
27	6/1/19	$12,750,000.00	$462,491.77	$87,491.77	$375,000.00	$12,375,000.00
28	7/1/19	$12,375,000.00	$457,179.18	$82,179.18	$375,000.00	$12,000,000.00
29	8/1/19	$12,000,000.00	$457,345.20	$82,345.20	$375,000.00	$11,625,000.00
30	9/1/19	$11,625,000.00	$454,771.91	$79,771.91	$375,000.00	$11,250,000.00
31	10/1/19	$11,250,000.00	$449,708.34	$74,708.34	$375,000.00	$10,875,000.00
32	11/1/19	$10,875,000.00	$449,625.33	$74,625.33	$375,000.00	$10,500,000.00
33	12/1/19	$10,500,000.00	$444,727.79	$69,727.79	$375,000.00	$10,125,000.00
34	1/1/20	$10,125,000.00	$444,478.76	$69,478.76	$375,000.00	$9,750,000.00
35	2/1/20	$9,750,000.00	$441,905.47	$66,905.47	$375,000.00	$9,375,000.00
36	3/1/20	$9,375,000.00	$435,181.72	$60,181.72	$375,000.00	$9,000,000.00
37	4/1/20	$9,000,000.00	$436,758.90	$61,758.90	$375,000.00	$8,625,000.00
38	5/1/20	$8,625,000.00	$432,276.40	$57,276.40	$375,000.00	$8,250,000.00
39	6/1/20	$8,250,000.00	$431,612.32	$56,612.32	$375,000.00	$7,875,000.00
40	7/1/20	$7,875,000.00	$427,295.84	$52,295.84	$375,000.00	$7,500,000.00
41	8/1/20	$7,500,000.00	$426,465.75	$51,465.75	$375,000.00	$7,125,000.00
42	9/1/20	$7,125,000.00	$423,892.46	$48,892.46	$375,000.00	$6,750,000.00
43	10/1/20	$6,750,000.00	$419,825.01	$44,825.01	$375,000.00	$6,375,000.00
44	11/1/20	$6,375,000.00	$418,745.89	$43,745.89	$375,000.00	$6,000,000.00
45	12/1/20	$6,000,000.00	$414,844.45	$39,844.45	$375,000.00	$5,625,000.00
46	1/1/21	$5,625,000.00	$413,599.31	$38,599.31	$375,000.00	$5,250,000.00
47	2/1/21	$5,250,000.00	$411,026.02	$36,026.02	$375,000.00	$4,875,000.00
48	3/1/21	$4,875,000.00	$405,215.37	$30,215.37	$375,000.00	$4,500,000.00
49	4/1/21	$4,500,000.00	$405,879.45	$30,879.45	$375,000.00	$4,125,000.00
50	5/1/21	$4,125,000.00	$402,393.06	$27,393.06	$375,000.00	$3,750,000.00
51	6/1/21	$3,750,000.00	$400,732.87	$25,732.87	$375,000.00	$3,375,000.00
52	7/1/21	$3,375,000.00	$397,412.50	$22,412.50	$375,000.00	$3,000,000.00
53	8/1/21	$3,000,000.00	$395,586.30	$20,586.30	$375,000.00	$2,625,000.00
54	9/1/21	$2,625,000.00	$393,013.01	$18,013.01	$375,000.00	$2,250,000.00
55	10/1/21	$2,250,000.00	$389,941.67	$14,941.67	$375,000.00	$1,875,000.00
56	11/1/21	$1,875,000.00	$387,866.44	$12,866.44	$375,000.00	$1,500,000.00
57	12/1/21	$1,500,000.00	$384,961.11	$9,961.11	$375,000.00	$1,125,000.00
58	1/1/22	$1,125,000.00	$382,719.86	$7,719.86	$375,000.00	$750,000.00
59	2/1/22	$750,000.00	$380,146.57	$5,146.57	$375,000.00	$375,000.00
60	3/1/22	$375,000.00	$377,324.26	$2,324.26	$375,000.00	$0.00
Final	3/1/22	Final Payment	$668,250.00	$668,250.00	$0.00

Totals			$17,943,843.67	$4,443,843.67	$13,500,000.00

Oxford Finance LLC

Amortization Table

Entellus L4 AA01a

Oxford ID: 217021

Start Date:	3/31/2017		Disclaimer:
Interest Rate:	7.96889%		THIS IS A STANDARD AMORTIZATION SCHEDULE. IT IS NOT INTENDED TO BE USED FOR PAYOFF PURPOSES.
Term:	60	24 IO + 36 PI
Payment:	Varies
Final Payment:	$544,500.00	4.95%
Amount: Interim Interest Days: Interim Interest:	11,000,000.00 1 $2,434.94		THIS AMORTIZATION SCHEDULE REPRESENTS A FLOATING INTEREST RATE LOAN. INTEREST RATE CHARGED MAY DIFFER FROM RATE PER THIS SCHEDULE BASED ON THE TERMS OF THE LOAN AGREEMENT

PMT No.	Payment Date	Beginning Balance	Monthly Payment	Interest	Principal	Ending Balance

1	4/1/17	Interim Interest Due				$11,000,000.00
2	5/1/17	$11,000,000.00	$73,048.16	$73,048.16	$0.00	$11,000,000.00
3	6/1/17	$11,000,000.00	$75,483.10	$75,483.10	$0.00	$11,000,000.00
4	7/1/17	$11,000,000.00	$73,048.16	$73,048.16	$0.00	$11,000,000.00
5	8/1/17	$11,000,000.00	$75,483.10	$75,483.10	$0.00	$11,000,000.00
6	9/1/17	$11,000,000.00	$75,483.10	$75,483.10	$0.00	$11,000,000.00
7	10/1/17	$11,000,000.00	$73,048.16	$73,048.16	$0.00	$11,000,000.00
8	11/1/17	$11,000,000.00	$75,483.10	$75,483.10	$0.00	$11,000,000.00
9	12/1/17	$11,000,000.00	$73,048.16	$73,048.16	$0.00	$11,000,000.00
10	1/1/18	$11,000,000.00	$75,483.10	$75,483.10	$0.00	$11,000,000.00
11	2/1/18	$11,000,000.00	$75,483.10	$75,483.10	$0.00	$11,000,000.00
12	3/1/18	$11,000,000.00	$68,178.28	$68,178.28	$0.00	$11,000,000.00
13	4/1/18	$11,000,000.00	$75,483.10	$75,483.10	$0.00	$11,000,000.00
14	5/1/18	$11,000,000.00	$73,048.16	$73,048.16	$0.00	$11,000,000.00
15	6/1/18	$11,000,000.00	$75,483.10	$75,483.10	$0.00	$11,000,000.00
16	7/1/18	$11,000,000.00	$73,048.16	$73,048.16	$0.00	$11,000,000.00
17	8/1/18	$11,000,000.00	$75,483.10	$75,483.10	$0.00	$11,000,000.00
18	9/1/18	$11,000,000.00	$75,483.10	$75,483.10	$0.00	$11,000,000.00
19	10/1/18	$11,000,000.00	$73,048.16	$73,048.16	$0.00	$11,000,000.00
20	11/1/18	$11,000,000.00	$75,483.10	$75,483.10	$0.00	$11,000,000.00
21	12/1/18	$11,000,000.00	$73,048.16	$73,048.16	$0.00	$11,000,000.00
22	1/1/19	$11,000,000.00	$75,483.10	$75,483.10	$0.00	$11,000,000.00
23	2/1/19	$11,000,000.00	$75,483.10	$75,483.10	$0.00	$11,000,000.00
24	3/1/19	$11,000,000.00	$68,178.28	$68,178.28	$0.00	$11,000,000.00
25	4/1/19	$11,000,000.00	$381,038.65	$75,483.10	$305,555.56	$10,694,444.44
26	5/1/19	$10,694,444.44	$376,574.60	$71,019.04	$305,555.56	$10,388,888.89
27	6/1/19	$10,388,888.89	$376,845.15	$71,289.59	$305,555.56	$10,083,333.33
28	7/1/19	$10,083,333.33	$372,516.37	$66,960.81	$305,555.56	$9,777,777.78
29	8/1/19	$9,777,777.78	$372,651.64	$67,096.09	$305,555.56	$9,472,222.22
30	9/1/19	$9,472,222.22	$370,554.89	$64,999.33	$305,555.56	$9,166,666.67
31	10/1/19	$9,166,666.67	$366,429.02	$60,873.47	$305,555.56	$8,861,111.11
32	11/1/19	$8,861,111.11	$366,361.38	$60,805.83	$305,555.56	$8,555,555.56
33	12/1/19	$8,555,555.56	$362,370.79	$56,815.23	$305,555.56	$8,250,000.00
34	1/1/20	$8,250,000.00	$362,167.88	$56,612.32	$305,555.56	$7,944,444.44
35	2/1/20	$7,944,444.44	$360,071.13	$54,515.57	$305,555.56	$7,638,888.89
36	3/1/20	$7,638,888.89	$354,592.51	$49,036.96	$305,555.56	$7,333,333.33
37	4/1/20	$7,333,333.33	$355,877.62	$50,322.06	$305,555.56	$7,027,777.78
38	5/1/20	$7,027,777.78	$352,225.21	$46,669.66	$305,555.56	$6,722,222.22
39	6/1/20	$6,722,222.22	$351,684.11	$46,128.56	$305,555.56	$6,416,666.67
40	7/1/20	$6,416,666.67	$348,166.98	$42,611.43	$305,555.56	$6,111,111.11
41	8/1/20	$6,111,111.11	$347,490.61	$41,935.05	$305,555.56	$5,805,555.56
42	9/1/20	$5,805,555.56	$345,393.86	$39,838.30	$305,555.56	$5,500,000.00
43	10/1/20	$5,500,000.00	$342,079.63	$36,524.08	$305,555.56	$5,194,444.44
44	11/1/20	$5,194,444.44	$341,200.35	$35,644.80	$305,555.56	$4,888,888.89
45	12/1/20	$4,888,888.89	$338,021.40	$32,465.85	$305,555.56	$4,583,333.33
46	1/1/21	$4,583,333.33	$337,006.85	$31,451.29	$305,555.56	$4,277,777.78
47	2/1/21	$4,277,777.78	$334,910.09	$29,354.54	$305,555.56	$3,972,222.22
48	3/1/21	$3,972,222.22	$330,175.49	$24,619.93	$305,555.56	$3,666,666.67
49	4/1/21	$3,666,666.67	$330,716.59	$25,161.03	$305,555.56	$3,361,111.11
50	5/1/21	$3,361,111.11	$327,875.83	$22,320.27	$305,555.56	$3,055,555.56
51	6/1/21	$3,055,555.56	$326,523.08	$20,967.53	$305,555.56	$2,750,000.00
52	7/1/21	$2,750,000.00	$323,817.60	$18,262.04	$305,555.56	$2,444,444.44
53	8/1/21	$2,444,444.44	$322,329.58	$16,774.02	$305,555.56	$2,138,888.89
54	9/1/21	$2,138,888.89	$320,232.82	$14,677.27	$305,555.56	$1,833,333.33
55	10/1/21	$1,833,333.33	$317,730.25	$12,174.69	$305,555.56	$1,527,777.78
56	11/1/21	$1,527,777.78	$316,039.32	$10,483.76	$305,555.56	$1,222,222.22
57	12/1/21	$1,222,222.22	$313,672.02	$8,116.46	$305,555.56	$916,666.67
58	1/1/22	$916,666.67	$311,845.81	$6,290.26	$305,555.56	$611,111.11
59	2/1/22	$611,111.11	$309,749.06	$4,193.51	$305,555.56	$305,555.56
60	3/1/22	$305,555.56	$307,449.40	$1,893.84	$305,555.56	($0.00)
Final	3/1/22	Final Payment	$544,500.00	$544,500.00	$0.00

Totals			$14,620,909.66	$3,620,909.66	$11,000,000.00

Oxford Finance LLC

Amortization Table

Entellus L4 AA01b

Oxford ID: 217022

Start Date:	3/31/2017		Disclaimer:
Interest Rate:	7.96889%		THIS IS A STANDARD AMORTIZATION SCHEDULE. IT IS NOT INTENDED TO BE USED FOR PAYOFF PURPOSES.
Term:	60	24 IO + 36 PI
Payment:	Varies
Final Payment:	$123,750.00	4.95%
Amount: Interim Interest Days: Interim Interest:	2,500,000.00 1 $553.40		THIS AMORTIZATION SCHEDULE REPRESENTS A FLOATING INTEREST RATE LOAN. INTEREST RATE CHARGED MAY DIFFER FROM RATE PER THIS SCHEDULE BASED ON THE TERMS OF THE LOAN AGREEMENT

PMT No.	Payment Date	Beginning Balance	Monthly Payment	Interest	Principal	Ending Balance

1	4/1/17	Interim Interest Due				$2,500,000.00
2	5/1/17	$2,500,000.00	$16,601.85	$16,601.85	$0.00	$2,500,000.00
3	6/1/17	$2,500,000.00	$17,155.25	$17,155.25	$0.00	$2,500,000.00
4	7/1/17	$2,500,000.00	$16,601.85	$16,601.85	$0.00	$2,500,000.00
5	8/1/17	$2,500,000.00	$17,155.25	$17,155.25	$0.00	$2,500,000.00
6	9/1/17	$2,500,000.00	$17,155.25	$17,155.25	$0.00	$2,500,000.00
7	10/1/17	$2,500,000.00	$16,601.85	$16,601.85	$0.00	$2,500,000.00
8	11/1/17	$2,500,000.00	$17,155.25	$17,155.25	$0.00	$2,500,000.00
9	12/1/17	$2,500,000.00	$16,601.85	$16,601.85	$0.00	$2,500,000.00
10	1/1/18	$2,500,000.00	$17,155.25	$17,155.25	$0.00	$2,500,000.00
11	2/1/18	$2,500,000.00	$17,155.25	$17,155.25	$0.00	$2,500,000.00
12	3/1/18	$2,500,000.00	$15,495.06	$15,495.06	$0.00	$2,500,000.00
13	4/1/18	$2,500,000.00	$17,155.25	$17,155.25	$0.00	$2,500,000.00
14	5/1/18	$2,500,000.00	$16,601.85	$16,601.85	$0.00	$2,500,000.00
15	6/1/18	$2,500,000.00	$17,155.25	$17,155.25	$0.00	$2,500,000.00
16	7/1/18	$2,500,000.00	$16,601.85	$16,601.85	$0.00	$2,500,000.00
17	8/1/18	$2,500,000.00	$17,155.25	$17,155.25	$0.00	$2,500,000.00
18	9/1/18	$2,500,000.00	$17,155.25	$17,155.25	$0.00	$2,500,000.00
19	10/1/18	$2,500,000.00	$16,601.85	$16,601.85	$0.00	$2,500,000.00
20	11/1/18	$2,500,000.00	$17,155.25	$17,155.25	$0.00	$2,500,000.00
21	12/1/18	$2,500,000.00	$16,601.85	$16,601.85	$0.00	$2,500,000.00
22	1/1/19	$2,500,000.00	$17,155.25	$17,155.25	$0.00	$2,500,000.00
23	2/1/19	$2,500,000.00	$17,155.25	$17,155.25	$0.00	$2,500,000.00
24	3/1/19	$2,500,000.00	$15,495.06	$15,495.06	$0.00	$2,500,000.00
25	4/1/19	$2,500,000.00	$86,599.69	$17,155.25	$69,444.44	$2,430,555.56
26	5/1/19	$2,430,555.56	$85,585.14	$16,140.69	$69,444.44	$2,361,111.11
27	6/1/19	$2,361,111.11	$85,646.62	$16,202.18	$69,444.44	$2,291,666.67
28	7/1/19	$2,291,666.67	$84,662.81	$15,218.37	$69,444.44	$2,222,222.22
29	8/1/19	$2,222,222.22	$84,693.55	$15,249.11	$69,444.44	$2,152,777.78
30	9/1/19	$2,152,777.78	$84,217.02	$14,772.58	$69,444.44	$2,083,333.33
31	10/1/19	$2,083,333.33	$83,279.32	$13,834.88	$69,444.44	$2,013,888.89
32	11/1/19	$2,013,888.89	$83,263.95	$13,819.51	$69,444.44	$1,944,444.44
33	12/1/19	$1,944,444.44	$82,357.00	$12,912.55	$69,444.44	$1,875,000.00
34	1/1/20	$1,875,000.00	$82,310.88	$12,866.44	$69,444.44	$1,805,555.56
35	2/1/20	$1,805,555.56	$81,834.35	$12,389.90	$69,444.44	$1,736,111.11
36	3/1/20	$1,736,111.11	$80,589.21	$11,144.76	$69,444.44	$1,666,666.67
37	4/1/20	$1,666,666.67	$80,881.28	$11,436.83	$69,444.44	$1,597,222.22
38	5/1/20	$1,597,222.22	$80,051.18	$10,606.74	$69,444.44	$1,527,777.78
39	6/1/20	$1,527,777.78	$79,928.21	$10,483.76	$69,444.44	$1,458,333.33
40	7/1/20	$1,458,333.33	$79,128.86	$9,684.41	$69,444.44	$1,388,888.89
41	8/1/20	$1,388,888.89	$78,975.14	$9,530.69	$69,444.44	$1,319,444.44
42	9/1/20	$1,319,444.44	$78,498.60	$9,054.16	$69,444.44	$1,250,000.00
43	10/1/20	$1,250,000.00	$77,745.37	$8,300.93	$69,444.44	$1,180,555.56
44	11/1/20	$1,180,555.56	$77,545.53	$8,101.09	$69,444.44	$1,111,111.11
45	12/1/20	$1,111,111.11	$76,823.05	$7,378.60	$69,444.44	$1,041,666.67
46	1/1/21	$1,041,666.67	$76,592.46	$7,148.02	$69,444.44	$972,222.22
47	2/1/21	$972,222.22	$76,115.93	$6,671.49	$69,444.44	$902,777.78
48	3/1/21	$902,777.78	$75,039.88	$5,595.44	$69,444.44	$833,333.33
49	4/1/21	$833,333.33	$75,162.86	$5,718.42	$69,444.44	$763,888.89
50	5/1/21	$763,888.89	$74,517.23	$5,072.79	$69,444.44	$694,444.44
51	6/1/21	$694,444.44	$74,209.79	$4,765.35	$69,444.44	$625,000.00
52	7/1/21	$625,000.00	$73,594.91	$4,150.46	$69,444.44	$555,555.56
53	8/1/21	$555,555.56	$73,256.72	$3,812.28	$69,444.44	$486,111.11
54	9/1/21	$486,111.11	$72,780.19	$3,335.74	$69,444.44	$416,666.67
55	10/1/21	$416,666.67	$72,211.42	$2,766.98	$69,444.44	$347,222.22
56	11/1/21	$347,222.22	$71,827.12	$2,382.67	$69,444.44	$277,777.78
57	12/1/21	$277,777.78	$71,289.09	$1,844.65	$69,444.44	$208,333.33
58	1/1/22	$208,333.33	$70,874.05	$1,429.60	$69,444.44	$138,888.89
59	2/1/22	$138,888.89	$70,397.51	$953.07	$69,444.44	$69,444.44
60	3/1/22	$69,444.44	$69,874.86	$430.42	$69,444.44	($0.00)
Final	3/1/22	Final Payment	$123,750.00	$123,750.00	$0.00

Totals			$3,322,934.01	$822,934.01	$2,500,000.00

Oxford Finance LLC

Amortization Table

Entellus L4 AA01

Oxford ID:

Start Date:	3/31/2017		Disclaimer:
Interest Rate:	7.96889%		THIS IS A STANDARD AMORTIZATION SCHEDULE. IT IS NOT INTENDED TO BE USED FOR PAYOFF PURPOSES.
Term:	60	36 IO + 24 PI
Payment:	Varies
Final Payment:	$668,250.00	4.95%
Amount: Interim Interest Days: Interim Interest:	13,500,000.00 1 $2,988.33		THIS AMORTIZATION SCHEDULE REPRESENTS A FLOATING INTEREST RATE LOAN. INTEREST RATE CHARGED MAY DIFFER FROM RATE PER THIS SCHEDULE BASED ON THE TERMS OF THE LOAN AGREEMENT

PMT No.	Payment Date	Beginning Balance	Monthly Payment	Interest	Principal	Ending Balance

1	4/1/17	Interim Interest Due				$13,500,000.00
2	5/1/17	$13,500,000.00	$89,650.01	$89,650.01	$0.00	$13,500,000.00
3	6/1/17	$13,500,000.00	$92,638.35	$92,638.35	$0.00	$13,500,000.00
4	7/1/17	$13,500,000.00	$89,650.01	$89,650.01	$0.00	$13,500,000.00
5	8/1/17	$13,500,000.00	$92,638.35	$92,638.35	$0.00	$13,500,000.00
6	9/1/17	$13,500,000.00	$92,638.35	$92,638.35	$0.00	$13,500,000.00
7	10/1/17	$13,500,000.00	$89,650.01	$89,650.01	$0.00	$13,500,000.00
8	11/1/17	$13,500,000.00	$92,638.35	$92,638.35	$0.00	$13,500,000.00
9	12/1/17	$13,500,000.00	$89,650.01	$89,650.01	$0.00	$13,500,000.00
10	1/1/18	$13,500,000.00	$92,638.35	$92,638.35	$0.00	$13,500,000.00
11	2/1/18	$13,500,000.00	$92,638.35	$92,638.35	$0.00	$13,500,000.00
12	3/1/18	$13,500,000.00	$83,673.35	$83,673.35	$0.00	$13,500,000.00
13	4/1/18	$13,500,000.00	$92,638.35	$92,638.35	$0.00	$13,500,000.00
14	5/1/18	$13,500,000.00	$89,650.01	$89,650.01	$0.00	$13,500,000.00
15	6/1/18	$13,500,000.00	$92,638.35	$92,638.35	$0.00	$13,500,000.00
16	7/1/18	$13,500,000.00	$89,650.01	$89,650.01	$0.00	$13,500,000.00
17	8/1/18	$13,500,000.00	$92,638.35	$92,638.35	$0.00	$13,500,000.00
18	9/1/18	$13,500,000.00	$92,638.35	$92,638.35	$0.00	$13,500,000.00
19	10/1/18	$13,500,000.00	$89,650.01	$89,650.01	$0.00	$13,500,000.00
20	11/1/18	$13,500,000.00	$92,638.35	$92,638.35	$0.00	$13,500,000.00
21	12/1/18	$13,500,000.00	$89,650.01	$89,650.01	$0.00	$13,500,000.00
22	1/1/19	$13,500,000.00	$92,638.35	$92,638.35	$0.00	$13,500,000.00
23	2/1/19	$13,500,000.00	$92,638.35	$92,638.35	$0.00	$13,500,000.00
24	3/1/19	$13,500,000.00	$83,673.35	$83,673.35	$0.00	$13,500,000.00
25	4/1/19	$13,500,000.00	$92,638.35	$92,638.35	$0.00	$13,500,000.00
26	5/1/19	$13,500,000.00	$89,650.01	$89,650.01	$0.00	$13,500,000.00
27	6/1/19	$13,500,000.00	$92,638.35	$92,638.35	$0.00	$13,500,000.00
28	7/1/19	$13,500,000.00	$89,650.01	$89,650.01	$0.00	$13,500,000.00
29	8/1/19	$13,500,000.00	$92,638.35	$92,638.35	$0.00	$13,500,000.00
30	9/1/19	$13,500,000.00	$92,638.35	$92,638.35	$0.00	$13,500,000.00
31	10/1/19	$13,500,000.00	$89,650.01	$89,650.01	$0.00	$13,500,000.00
32	11/1/19	$13,500,000.00	$92,638.35	$92,638.35	$0.00	$13,500,000.00
33	12/1/19	$13,500,000.00	$89,650.01	$89,650.01	$0.00	$13,500,000.00
34	1/1/20	$13,500,000.00	$92,638.35	$92,638.35	$0.00	$13,500,000.00
35	2/1/20	$13,500,000.00	$92,638.35	$92,638.35	$0.00	$13,500,000.00
36	3/1/20	$13,500,000.00	$86,661.68	$86,661.68	$0.00	$13,500,000.00
37	4/1/20	$13,500,000.00	$655,138.35	$92,638.35	$562,500.00	$12,937,500.00
38	5/1/20	$12,937,500.00	$648,414.60	$85,914.60	$562,500.00	$12,375,000.00
39	6/1/20	$12,375,000.00	$647,418.48	$84,918.48	$562,500.00	$11,812,500.00
40	7/1/20	$11,812,500.00	$640,943.76	$78,443.76	$562,500.00	$11,250,000.00
41	8/1/20	$11,250,000.00	$639,698.62	$77,198.62	$562,500.00	$10,687,500.00
42	9/1/20	$10,687,500.00	$635,838.69	$73,338.69	$562,500.00	$10,125,000.00
43	10/1/20	$10,125,000.00	$629,737.51	$67,237.51	$562,500.00	$9,562,500.00
44	11/1/20	$9,562,500.00	$628,118.83	$65,618.83	$562,500.00	$9,000,000.00
45	12/1/20	$9,000,000.00	$622,266.68	$59,766.68	$562,500.00	$8,437,500.00
46	1/1/21	$8,437,500.00	$620,398.97	$57,898.97	$562,500.00	$7,875,000.00
47	2/1/21	$7,875,000.00	$616,539.04	$54,039.04	$562,500.00	$7,312,500.00
48	3/1/21	$7,312,500.00	$607,823.06	$45,323.06	$562,500.00	$6,750,000.00
49	4/1/21	$6,750,000.00	$608,819.17	$46,319.17	$562,500.00	$6,187,500.00
50	5/1/21	$6,187,500.00	$603,589.59	$41,089.59	$562,500.00	$5,625,000.00
51	6/1/21	$5,625,000.00	$601,099.31	$38,599.31	$562,500.00	$5,062,500.00
52	7/1/21	$5,062,500.00	$596,118.75	$33,618.75	$562,500.00	$4,500,000.00
53	8/1/21	$4,500,000.00	$593,379.45	$30,879.45	$562,500.00	$3,937,500.00
54	9/1/21	$3,937,500.00	$589,519.52	$27,019.52	$562,500.00	$3,375,000.00
55	10/1/21	$3,375,000.00	$584,912.50	$22,412.50	$562,500.00	$2,812,500.00
56	11/1/21	$2,812,500.00	$581,799.66	$19,299.66	$562,500.00	$2,250,000.00
57	12/1/21	$2,250,000.00	$577,441.67	$14,941.67	$562,500.00	$1,687,500.00
58	1/1/22	$1,687,500.00	$574,079.79	$11,579.79	$562,500.00	$1,125,000.00
59	2/1/22	$1,125,000.00	$570,219.86	$7,719.86	$562,500.00	$562,500.00
60	3/1/22	$562,500.00	$565,986.39	$3,486.39	$562,500.00	$0.00
Final	3/1/22	Final Payment	$668,250.00	$668,250.00	$0.00

Totals			$18,490,127.69	$4,990,127.69	$13,500,000.00

Oxford Finance LLC

Amortization Table

Entellus L4 AA01a

Oxford ID: 217021

Start Date:	3/31/2017		Disclaimer:
Interest Rate:	7.96889%		THIS IS A STANDARD AMORTIZATION SCHEDULE. IT IS NOT INTENDED TO BE USED FOR PAYOFF PURPOSES.
Term:	60	36 IO + 24 PI
Payment:	Varies
Final Payment:	$544,500.00	4.95%
Amount: Interim Interest Days: Interim Interest:	11,000,000.00 1 $2,434.94		THIS AMORTIZATION SCHEDULE REPRESENTS A FLOATING INTEREST RATE LOAN. INTEREST RATE CHARGED MAY DIFFER FROM RATE PER THIS SCHEDULE BASED ON THE TERMS OF THE LOAN AGREEMENT

PMT No.	Payment Date	Beginning Balance	Monthly Payment	Interest	Principal	Ending Balance

1	4/1/17	Interim Interest Due				$11,000,000.00
2	5/1/17	$11,000,000.00	$73,048.16	$73,048.16	$0.00	$11,000,000.00
3	6/1/17	$11,000,000.00	$75,483.10	$75,483.10	$0.00	$11,000,000.00
4	7/1/17	$11,000,000.00	$73,048.16	$73,048.16	$0.00	$11,000,000.00
5	8/1/17	$11,000,000.00	$75,483.10	$75,483.10	$0.00	$11,000,000.00
6	9/1/17	$11,000,000.00	$75,483.10	$75,483.10	$0.00	$11,000,000.00
7	10/1/17	$11,000,000.00	$73,048.16	$73,048.16	$0.00	$11,000,000.00
8	11/1/17	$11,000,000.00	$75,483.10	$75,483.10	$0.00	$11,000,000.00
9	12/1/17	$11,000,000.00	$73,048.16	$73,048.16	$0.00	$11,000,000.00
10	1/1/18	$11,000,000.00	$75,483.10	$75,483.10	$0.00	$11,000,000.00
11	2/1/18	$11,000,000.00	$75,483.10	$75,483.10	$0.00	$11,000,000.00
12	3/1/18	$11,000,000.00	$68,178.28	$68,178.28	$0.00	$11,000,000.00
13	4/1/18	$11,000,000.00	$75,483.10	$75,483.10	$0.00	$11,000,000.00
14	5/1/18	$11,000,000.00	$73,048.16	$73,048.16	$0.00	$11,000,000.00
15	6/1/18	$11,000,000.00	$75,483.10	$75,483.10	$0.00	$11,000,000.00
16	7/1/18	$11,000,000.00	$73,048.16	$73,048.16	$0.00	$11,000,000.00
17	8/1/18	$11,000,000.00	$75,483.10	$75,483.10	$0.00	$11,000,000.00
18	9/1/18	$11,000,000.00	$75,483.10	$75,483.10	$0.00	$11,000,000.00
19	10/1/18	$11,000,000.00	$73,048.16	$73,048.16	$0.00	$11,000,000.00
20	11/1/18	$11,000,000.00	$75,483.10	$75,483.10	$0.00	$11,000,000.00
21	12/1/18	$11,000,000.00	$73,048.16	$73,048.16	$0.00	$11,000,000.00
22	1/1/19	$11,000,000.00	$75,483.10	$75,483.10	$0.00	$11,000,000.00
23	2/1/19	$11,000,000.00	$75,483.10	$75,483.10	$0.00	$11,000,000.00
24	3/1/19	$11,000,000.00	$68,178.28	$68,178.28	$0.00	$11,000,000.00
25	4/1/19	$11,000,000.00	$75,483.10	$75,483.10	$0.00	$11,000,000.00
26	5/1/19	$11,000,000.00	$73,048.16	$73,048.16	$0.00	$11,000,000.00
27	6/1/19	$11,000,000.00	$75,483.10	$75,483.10	$0.00	$11,000,000.00
28	7/1/19	$11,000,000.00	$73,048.16	$73,048.16	$0.00	$11,000,000.00
29	8/1/19	$11,000,000.00	$75,483.10	$75,483.10	$0.00	$11,000,000.00
30	9/1/19	$11,000,000.00	$75,483.10	$75,483.10	$0.00	$11,000,000.00
31	10/1/19	$11,000,000.00	$73,048.16	$73,048.16	$0.00	$11,000,000.00
32	11/1/19	$11,000,000.00	$75,483.10	$75,483.10	$0.00	$11,000,000.00
33	12/1/19	$11,000,000.00	$73,048.16	$73,048.16	$0.00	$11,000,000.00
34	1/1/20	$11,000,000.00	$75,483.10	$75,483.10	$0.00	$11,000,000.00
35	2/1/20	$11,000,000.00	$75,483.10	$75,483.10	$0.00	$11,000,000.00
36	3/1/20	$11,000,000.00	$70,613.22	$70,613.22	$0.00	$11,000,000.00
37	4/1/20	$11,000,000.00	$533,816.43	$75,483.10	$458,333.33	$10,541,666.67
38	5/1/20	$10,541,666.67	$528,337.82	$70,004.49	$458,333.33	$10,083,333.33
39	6/1/20	$10,083,333.33	$527,526.17	$69,192.84	$458,333.33	$9,625,000.00
40	7/1/20	$9,625,000.00	$522,250.47	$63,917.14	$458,333.33	$9,166,666.67
41	8/1/20	$9,166,666.67	$521,235.91	$62,902.58	$458,333.33	$8,708,333.33
42	9/1/20	$8,708,333.33	$518,090.79	$59,757.45	$458,333.33	$8,250,000.00
43	10/1/20	$8,250,000.00	$513,119.45	$54,786.12	$458,333.33	$7,791,666.67
44	11/1/20	$7,791,666.67	$511,800.53	$53,467.19	$458,333.33	$7,333,333.33
45	12/1/20	$7,333,333.33	$507,032.11	$48,698.77	$458,333.33	$6,875,000.00
46	1/1/21	$6,875,000.00	$505,510.27	$47,176.94	$458,333.33	$6,416,666.67
47	2/1/21	$6,416,666.67	$502,365.14	$44,031.81	$458,333.33	$5,958,333.33
48	3/1/21	$5,958,333.33	$495,263.24	$36,929.90	$458,333.33	$5,500,000.00
49	4/1/21	$5,500,000.00	$496,074.88	$37,741.55	$458,333.33	$5,041,666.67
50	5/1/21	$5,041,666.67	$491,813.74	$33,480.41	$458,333.33	$4,583,333.33
51	6/1/21	$4,583,333.33	$489,784.62	$31,451.29	$458,333.33	$4,125,000.00
52	7/1/21	$4,125,000.00	$485,726.39	$27,393.06	$458,333.33	$3,666,666.67
53	8/1/21	$3,666,666.67	$483,494.37	$25,161.03	$458,333.33	$3,208,333.33
54	9/1/21	$3,208,333.33	$480,349.24	$22,015.90	$458,333.33	$2,750,000.00
55	10/1/21	$2,750,000.00	$476,595.37	$18,262.04	$458,333.33	$2,291,666.67
56	11/1/21	$2,291,666.67	$474,058.98	$15,725.65	$458,333.33	$1,833,333.33
57	12/1/21	$1,833,333.33	$470,508.03	$12,174.69	$458,333.33	$1,375,000.00
58	1/1/22	$1,375,000.00	$467,768.72	$9,435.39	$458,333.33	$916,666.67
59	2/1/22	$916,666.67	$464,623.59	$6,290.26	$458,333.33	$458,333.33
60	3/1/22	$458,333.33	$461,174.10	$2,840.76	$458,333.33	($0.00)
Final	3/1/22	Final Payment	$544,500.00	$544,500.00	$0.00

Totals			$15,066,029.97	$4,066,029.97	$11,000,000.00

Oxford Finance LLC

Amortization Table

Entellus L4 AA01b

Oxford ID: 217022

Start Date:	3/31/2017		Disclaimer:
Interest Rate:	7.96889%		THIS IS A STANDARD AMORTIZATION SCHEDULE. IT IS NOT INTENDED TO BE USED FOR PAYOFF PURPOSES.
Term:	60	36 IO + 24 PI
Payment:	Varies
Final Payment:	$123,750.00	4.95%
Amount: Interim Interest Days: Interim Interest:	2,500,000.00 1 $553.40		THIS AMORTIZATION SCHEDULE REPRESENTS A FLOATING INTEREST RATE LOAN. INTEREST RATE CHARGED MAY DIFFER FROM RATE PER THIS SCHEDULE BASED ON THE TERMS OF THE LOAN AGREEMENT

PMT No.	Payment Date	Beginning Balance	Monthly Payment	Interest	Principal	Ending Balance

1	4/1/17	Interim Interest Due				$2,500,000.00
2	5/1/17	$2,500,000.00	$16,601.85	$16,601.85	$0.00	$2,500,000.00
3	6/1/17	$2,500,000.00	$17,155.25	$17,155.25	$0.00	$2,500,000.00
4	7/1/17	$2,500,000.00	$16,601.85	$16,601.85	$0.00	$2,500,000.00
5	8/1/17	$2,500,000.00	$17,155.25	$17,155.25	$0.00	$2,500,000.00
6	9/1/17	$2,500,000.00	$17,155.25	$17,155.25	$0.00	$2,500,000.00
7	10/1/17	$2,500,000.00	$16,601.85	$16,601.85	$0.00	$2,500,000.00
8	11/1/17	$2,500,000.00	$17,155.25	$17,155.25	$0.00	$2,500,000.00
9	12/1/17	$2,500,000.00	$16,601.85	$16,601.85	$0.00	$2,500,000.00
10	1/1/18	$2,500,000.00	$17,155.25	$17,155.25	$0.00	$2,500,000.00
11	2/1/18	$2,500,000.00	$17,155.25	$17,155.25	$0.00	$2,500,000.00
12	3/1/18	$2,500,000.00	$15,495.06	$15,495.06	$0.00	$2,500,000.00
13	4/1/18	$2,500,000.00	$17,155.25	$17,155.25	$0.00	$2,500,000.00
14	5/1/18	$2,500,000.00	$16,601.85	$16,601.85	$0.00	$2,500,000.00
15	6/1/18	$2,500,000.00	$17,155.25	$17,155.25	$0.00	$2,500,000.00
16	7/1/18	$2,500,000.00	$16,601.85	$16,601.85	$0.00	$2,500,000.00
17	8/1/18	$2,500,000.00	$17,155.25	$17,155.25	$0.00	$2,500,000.00
18	9/1/18	$2,500,000.00	$17,155.25	$17,155.25	$0.00	$2,500,000.00
19	10/1/18	$2,500,000.00	$16,601.85	$16,601.85	$0.00	$2,500,000.00
20	11/1/18	$2,500,000.00	$17,155.25	$17,155.25	$0.00	$2,500,000.00
21	12/1/18	$2,500,000.00	$16,601.85	$16,601.85	$0.00	$2,500,000.00
22	1/1/19	$2,500,000.00	$17,155.25	$17,155.25	$0.00	$2,500,000.00
23	2/1/19	$2,500,000.00	$17,155.25	$17,155.25	$0.00	$2,500,000.00
24	3/1/19	$2,500,000.00	$15,495.06	$15,495.06	$0.00	$2,500,000.00
25	4/1/19	$2,500,000.00	$17,155.25	$17,155.25	$0.00	$2,500,000.00
26	5/1/19	$2,500,000.00	$16,601.85	$16,601.85	$0.00	$2,500,000.00
27	6/1/19	$2,500,000.00	$17,155.25	$17,155.25	$0.00	$2,500,000.00
28	7/1/19	$2,500,000.00	$16,601.85	$16,601.85	$0.00	$2,500,000.00
29	8/1/19	$2,500,000.00	$17,155.25	$17,155.25	$0.00	$2,500,000.00
30	9/1/19	$2,500,000.00	$17,155.25	$17,155.25	$0.00	$2,500,000.00
31	10/1/19	$2,500,000.00	$16,601.85	$16,601.85	$0.00	$2,500,000.00
32	11/1/19	$2,500,000.00	$17,155.25	$17,155.25	$0.00	$2,500,000.00
33	12/1/19	$2,500,000.00	$16,601.85	$16,601.85	$0.00	$2,500,000.00
34	1/1/20	$2,500,000.00	$17,155.25	$17,155.25	$0.00	$2,500,000.00
35	2/1/20	$2,500,000.00	$17,155.25	$17,155.25	$0.00	$2,500,000.00
36	3/1/20	$2,500,000.00	$16,048.46	$16,048.46	$0.00	$2,500,000.00
37	4/1/20	$2,500,000.00	$121,321.92	$17,155.25	$104,166.67	$2,395,833.33
38	5/1/20	$2,395,833.33	$120,076.78	$15,910.11	$104,166.67	$2,291,666.67
39	6/1/20	$2,291,666.67	$119,892.31	$15,725.65	$104,166.67	$2,187,500.00
40	7/1/20	$2,187,500.00	$118,693.29	$14,526.62	$104,166.67	$2,083,333.33
41	8/1/20	$2,083,333.33	$118,462.71	$14,296.04	$104,166.67	$1,979,166.67
42	9/1/20	$1,979,166.67	$117,747.91	$13,581.24	$104,166.67	$1,875,000.00
43	10/1/20	$1,875,000.00	$116,618.06	$12,451.39	$104,166.67	$1,770,833.33
44	11/1/20	$1,770,833.33	$116,318.30	$12,151.63	$104,166.67	$1,666,666.67
45	12/1/20	$1,666,666.67	$115,234.57	$11,067.90	$104,166.67	$1,562,500.00
46	1/1/21	$1,562,500.00	$114,888.70	$10,722.03	$104,166.67	$1,458,333.33
47	2/1/21	$1,458,333.33	$114,173.90	$10,007.23	$104,166.67	$1,354,166.67
48	3/1/21	$1,354,166.67	$112,559.83	$8,393.16	$104,166.67	$1,250,000.00
49	4/1/21	$1,250,000.00	$112,744.29	$8,577.62	$104,166.67	$1,145,833.33
50	5/1/21	$1,145,833.33	$111,775.85	$7,609.18	$104,166.67	$1,041,666.67
51	6/1/21	$1,041,666.67	$111,314.69	$7,148.02	$104,166.67	$937,500.00
52	7/1/21	$937,500.00	$110,392.36	$6,225.70	$104,166.67	$833,333.33
53	8/1/21	$833,333.33	$109,885.08	$5,718.42	$104,166.67	$729,166.67
54	9/1/21	$729,166.67	$109,170.28	$5,003.61	$104,166.67	$625,000.00
55	10/1/21	$625,000.00	$108,317.13	$4,150.46	$104,166.67	$520,833.33
56	11/1/21	$520,833.33	$107,740.68	$3,574.01	$104,166.67	$416,666.67
57	12/1/21	$416,666.67	$106,933.64	$2,766.98	$104,166.67	$312,500.00
58	1/1/22	$312,500.00	$106,311.07	$2,144.41	$104,166.67	$208,333.33
59	2/1/22	$208,333.33	$105,596.27	$1,429.60	$104,166.67	$104,166.67
60	3/1/22	$104,166.67	$104,812.29	$645.63	$104,166.67	($0.00)
Final	3/1/22	Final Payment	$123,750.00	$123,750.00	$0.00

Totals			$3,424,097.72	$924,097.72	$2,500,000.00

Oxford Finance LLC

Amortization Table

Entellus L4 AA02

Oxford ID:

Start Date:	11/30/2017		Disclaimer:
Interest Rate:	7.96889%		THIS IS A STANDARD AMORTIZATION SCHEDULE. IT IS NOT INTENDED TO BE USED FOR PAYOFF PURPOSES.
Term:	52	16 IO + 36 PI
Payment:	Varies
Final Payment:	$495,000.00	4.95%
Amount: Interim Interest Days: Interim Interest:	10,000,000.00 1 $2,213.58		THIS AMORTIZATION SCHEDULE REPRESENTS A FLOATING INTEREST RATE LOAN. INTEREST RATE CHARGED MAY DIFFER FROM RATE PER THIS SCHEDULE BASED ON THE TERMS OF THE LOAN AGREEMENT

PMT No.	Payment Date	Beginning Balance	Monthly Payment	Interest	Principal	Ending Balance

1	12/1/17	Interim Interest Due				$10,000,000.00
2	1/1/18	$10,000,000.00	$68,621.00	$68,621.00	$0.00	$10,000,000.00
3	2/1/18	$10,000,000.00	$68,621.00	$68,621.00	$0.00	$10,000,000.00
4	3/1/18	$10,000,000.00	$61,980.26	$61,980.26	$0.00	$10,000,000.00
5	4/1/18	$10,000,000.00	$68,621.00	$68,621.00	$0.00	$10,000,000.00
6	5/1/18	$10,000,000.00	$66,407.42	$66,407.42	$0.00	$10,000,000.00
7	6/1/18	$10,000,000.00	$68,621.00	$68,621.00	$0.00	$10,000,000.00
8	7/1/18	$10,000,000.00	$66,407.42	$66,407.42	$0.00	$10,000,000.00
9	8/1/18	$10,000,000.00	$68,621.00	$68,621.00	$0.00	$10,000,000.00
10	9/1/18	$10,000,000.00	$68,621.00	$68,621.00	$0.00	$10,000,000.00
11	10/1/18	$10,000,000.00	$66,407.42	$66,407.42	$0.00	$10,000,000.00
12	11/1/18	$10,000,000.00	$68,621.00	$68,621.00	$0.00	$10,000,000.00
13	12/1/18	$10,000,000.00	$66,407.42	$66,407.42	$0.00	$10,000,000.00
14	1/1/19	$10,000,000.00	$68,621.00	$68,621.00	$0.00	$10,000,000.00
15	2/1/19	$10,000,000.00	$68,621.00	$68,621.00	$0.00	$10,000,000.00
16	3/1/19	$10,000,000.00	$61,980.26	$61,980.26	$0.00	$10,000,000.00
17	4/1/19	$10,000,000.00	$346,398.78	$68,621.00	$277,777.78	$9,722,222.22
18	5/1/19	$9,722,222.22	$342,340.54	$64,562.77	$277,777.78	$9,444,444.44
19	6/1/19	$9,444,444.44	$342,586.50	$64,808.72	$277,777.78	$9,166,666.67
20	7/1/19	$9,166,666.67	$338,651.24	$60,873.47	$277,777.78	$8,888,888.89
21	8/1/19	$8,888,888.89	$338,774.22	$60,996.44	$277,777.78	$8,611,111.11
22	9/1/19	$8,611,111.11	$336,868.08	$59,090.30	$277,777.78	$8,333,333.33
23	10/1/19	$8,333,333.33	$333,117.29	$55,339.51	$277,777.78	$8,055,555.56
24	11/1/19	$8,055,555.56	$333,055.80	$55,278.03	$277,777.78	$7,777,777.78
25	12/1/19	$7,777,777.78	$329,427.99	$51,650.21	$277,777.78	$7,500,000.00
26	1/1/20	$7,500,000.00	$329,243.53	$51,465.75	$277,777.78	$7,222,222.22
27	2/1/20	$7,222,222.22	$327,337.39	$49,559.61	$277,777.78	$6,944,444.44
28	3/1/20	$6,944,444.44	$322,356.83	$44,579.05	$277,777.78	$6,666,666.67
29	4/1/20	$6,666,666.67	$323,525.11	$45,747.33	$277,777.78	$6,388,888.89
30	5/1/20	$6,388,888.89	$320,204.74	$42,426.96	$277,777.78	$6,111,111.11
31	6/1/20	$6,111,111.11	$319,712.83	$41,935.05	$277,777.78	$5,833,333.33
32	7/1/20	$5,833,333.33	$316,515.44	$38,737.66	$277,777.78	$5,555,555.56
33	8/1/20	$5,555,555.56	$315,900.55	$38,122.78	$277,777.78	$5,277,777.78
34	9/1/20	$5,277,777.78	$313,994.42	$36,216.64	$277,777.78	$5,000,000.00
35	10/1/20	$5,000,000.00	$310,981.49	$33,203.71	$277,777.78	$4,722,222.22
36	11/1/20	$4,722,222.22	$310,182.14	$32,404.36	$277,777.78	$4,444,444.44
37	12/1/20	$4,444,444.44	$307,292.19	$29,514.41	$277,777.78	$4,166,666.67
38	1/1/21	$4,166,666.67	$306,369.86	$28,592.08	$277,777.78	$3,888,888.89
39	2/1/21	$3,888,888.89	$304,463.72	$26,685.94	$277,777.78	$3,611,111.11
40	3/1/21	$3,611,111.11	$300,159.54	$22,381.76	$277,777.78	$3,333,333.33
41	4/1/21	$3,333,333.33	$300,651.44	$22,873.67	$277,777.78	$3,055,555.56
42	5/1/21	$3,055,555.56	$298,068.93	$20,291.16	$277,777.78	$2,777,777.78
43	6/1/21	$2,777,777.78	$296,839.17	$19,061.39	$277,777.78	$2,500,000.00
44	7/1/21	$2,500,000.00	$294,379.63	$16,601.85	$277,777.78	$2,222,222.22
45	8/1/21	$2,222,222.22	$293,026.89	$15,249.11	$277,777.78	$1,944,444.44
46	9/1/21	$1,944,444.44	$291,120.75	$13,342.97	$277,777.78	$1,666,666.67
47	10/1/21	$1,666,666.67	$288,845.68	$11,067.90	$277,777.78	$1,388,888.89
48	11/1/21	$1,388,888.89	$287,308.47	$9,530.69	$277,777.78	$1,111,111.11
49	12/1/21	$1,111,111.11	$285,156.38	$7,378.60	$277,777.78	$833,333.33
50	1/1/22	$833,333.33	$283,496.19	$5,718.42	$277,777.78	$555,555.56
51	2/1/22	$555,555.56	$281,590.06	$3,812.28	$277,777.78	$277,777.78
52	3/1/22	$277,777.78	$279,499.45	$1,721.67	$277,777.78	($0.00)
Final	3/1/22	Final Payment	$495,000.00	$495,000.00	$0.00

Totals			$12,751,622.40	$2,751,622.40	$10,000,000.00

Oxford Finance LLC

Amortization Table

Entellus L4 AA02

Oxford ID:

Start Date:	11/30/2017		Disclaimer:
Interest Rate:	7.96889%		THIS IS A STANDARD AMORTIZATION SCHEDULE. IT IS NOT INTENDED TO BE USED FOR PAYOFF PURPOSES.
Term:	52	28 IO + 24 PI
Payment:	Varies
Final Payment:	$495,000.00	4.95%
Amount: Interim Interest Days: Interim Interest:	10,000,000.00 1 $2,213.58		THIS AMORTIZATION SCHEDULE REPRESENTS A FLOATING INTEREST RATE LOAN. INTEREST RATE CHARGED MAY DIFFER FROM RATE PER THIS SCHEDULE BASED ON THE TERMS OF THE LOAN AGREEMENT

PMT No.	Payment Date	Beginning Balance	Monthly Payment	Interest	Principal	Ending Balance

1	12/1/17	Interim Interest Due				$10,000,000.00
2	1/1/18	$10,000,000.00	$68,621.00	$68,621.00	$0.00	$10,000,000.00
3	2/1/18	$10,000,000.00	$68,621.00	$68,621.00	$0.00	$10,000,000.00
4	3/1/18	$10,000,000.00	$61,980.26	$61,980.26	$0.00	$10,000,000.00
5	4/1/18	$10,000,000.00	$68,621.00	$68,621.00	$0.00	$10,000,000.00
6	5/1/18	$10,000,000.00	$66,407.42	$66,407.42	$0.00	$10,000,000.00
7	6/1/18	$10,000,000.00	$68,621.00	$68,621.00	$0.00	$10,000,000.00
8	7/1/18	$10,000,000.00	$66,407.42	$66,407.42	$0.00	$10,000,000.00
9	8/1/18	$10,000,000.00	$68,621.00	$68,621.00	$0.00	$10,000,000.00
10	9/1/18	$10,000,000.00	$68,621.00	$68,621.00	$0.00	$10,000,000.00
11	10/1/18	$10,000,000.00	$66,407.42	$66,407.42	$0.00	$10,000,000.00
12	11/1/18	$10,000,000.00	$68,621.00	$68,621.00	$0.00	$10,000,000.00
13	12/1/18	$10,000,000.00	$66,407.42	$66,407.42	$0.00	$10,000,000.00
14	1/1/19	$10,000,000.00	$68,621.00	$68,621.00	$0.00	$10,000,000.00
15	2/1/19	$10,000,000.00	$68,621.00	$68,621.00	$0.00	$10,000,000.00
16	3/1/19	$10,000,000.00	$61,980.26	$61,980.26	$0.00	$10,000,000.00
17	4/1/19	$10,000,000.00	$68,621.00	$68,621.00	$0.00	$10,000,000.00
18	5/1/19	$10,000,000.00	$66,407.42	$66,407.42	$0.00	$10,000,000.00
19	6/1/19	$10,000,000.00	$68,621.00	$68,621.00	$0.00	$10,000,000.00
20	7/1/19	$10,000,000.00	$66,407.42	$66,407.42	$0.00	$10,000,000.00
21	8/1/19	$10,000,000.00	$68,621.00	$68,621.00	$0.00	$10,000,000.00
22	9/1/19	$10,000,000.00	$68,621.00	$68,621.00	$0.00	$10,000,000.00
23	10/1/19	$10,000,000.00	$66,407.42	$66,407.42	$0.00	$10,000,000.00
24	11/1/19	$10,000,000.00	$68,621.00	$68,621.00	$0.00	$10,000,000.00
25	12/1/19	$10,000,000.00	$66,407.42	$66,407.42	$0.00	$10,000,000.00
26	1/1/20	$10,000,000.00	$68,621.00	$68,621.00	$0.00	$10,000,000.00
27	2/1/20	$10,000,000.00	$68,621.00	$68,621.00	$0.00	$10,000,000.00
28	3/1/20	$10,000,000.00	$64,193.84	$64,193.84	$0.00	$10,000,000.00
29	4/1/20	$10,000,000.00	$485,287.66	$68,621.00	$416,666.67	$9,583,333.33
30	5/1/20	$9,583,333.33	$480,307.11	$63,640.44	$416,666.67	$9,166,666.67
31	6/1/20	$9,166,666.67	$479,569.25	$62,902.58	$416,666.67	$8,750,000.00
32	7/1/20	$8,750,000.00	$474,773.16	$58,106.49	$416,666.67	$8,333,333.33
33	8/1/20	$8,333,333.33	$473,850.83	$57,184.16	$416,666.67	$7,916,666.67
34	9/1/20	$7,916,666.67	$470,991.62	$54,324.96	$416,666.67	$7,500,000.00
35	10/1/20	$7,500,000.00	$466,472.23	$49,805.56	$416,666.67	$7,083,333.33
36	11/1/20	$7,083,333.33	$465,273.21	$48,606.54	$416,666.67	$6,666,666.67
37	12/1/20	$6,666,666.67	$460,938.28	$44,271.61	$416,666.67	$6,250,000.00
38	1/1/21	$6,250,000.00	$459,554.79	$42,888.12	$416,666.67	$5,833,333.33
39	2/1/21	$5,833,333.33	$456,695.58	$40,028.92	$416,666.67	$5,416,666.67
40	3/1/21	$5,416,666.67	$450,239.31	$33,572.64	$416,666.67	$5,000,000.00
41	4/1/21	$5,000,000.00	$450,977.17	$34,310.50	$416,666.67	$4,583,333.33
42	5/1/21	$4,583,333.33	$447,103.40	$30,436.73	$416,666.67	$4,166,666.67
43	6/1/21	$4,166,666.67	$445,258.75	$28,592.08	$416,666.67	$3,750,000.00
44	7/1/21	$3,750,000.00	$441,569.45	$24,902.78	$416,666.67	$3,333,333.33
45	8/1/21	$3,333,333.33	$439,540.33	$22,873.67	$416,666.67	$2,916,666.67
46	9/1/21	$2,916,666.67	$436,681.12	$20,014.46	$416,666.67	$2,500,000.00
47	10/1/21	$2,500,000.00	$433,268.52	$16,601.85	$416,666.67	$2,083,333.33
48	11/1/21	$2,083,333.33	$430,962.71	$14,296.04	$416,666.67	$1,666,666.67
49	12/1/21	$1,666,666.67	$427,734.57	$11,067.90	$416,666.67	$1,250,000.00
50	1/1/22	$1,250,000.00	$425,244.29	$8,577.62	$416,666.67	$833,333.33
51	2/1/22	$833,333.33	$422,385.08	$5,718.42	$416,666.67	$416,666.67
52	3/1/22	$416,666.67	$419,249.18	$2,582.51	$416,666.67	($0.00)
Final	3/1/22	Final Payment	$495,000.00	$495,000.00	$0.00

Totals			$13,156,277.22	$3,156,277.22	$10,000,000.00

Oxford Finance LLC

Amortization Table

Entellus L4 AA03

Oxford ID:

Start Date:	2/28/2018		Disclaimer:
Interest Rate:	7.96889%		THIS IS A STANDARD AMORTIZATION SCHEDULE. IT IS NOT INTENDED TO BE USED FOR PAYOFF PURPOSES.
Term:	49	13 IO + 36 PI
Payment:	Varies
Final Payment:	$816,750.00	4.95%
Amount: Interim Interest Days: Interim Interest:	16,500,000.00 1 $3,652.41		THIS AMORTIZATION SCHEDULE REPRESENTS A FLOATING INTEREST RATE LOAN. INTEREST RATE CHARGED MAY DIFFER FROM RATE PER THIS SCHEDULE BASED ON THE TERMS OF THE LOAN AGREEMENT

PMT No.	Payment Date	Beginning Balance	Monthly Payment	Interest	Principal	Ending Balance

1	3/1/18	Interim Interest Due				$16,500,000.00
2	4/1/18	$16,500,000.00	$113,224.65	$113,224.65	$0.00	$16,500,000.00
3	5/1/18	$16,500,000.00	$109,572.24	$109,572.24	$0.00	$16,500,000.00
4	6/1/18	$16,500,000.00	$113,224.65	$113,224.65	$0.00	$16,500,000.00
5	7/1/18	$16,500,000.00	$109,572.24	$109,572.24	$0.00	$16,500,000.00
6	8/1/18	$16,500,000.00	$113,224.65	$113,224.65	$0.00	$16,500,000.00
7	9/1/18	$16,500,000.00	$113,224.65	$113,224.65	$0.00	$16,500,000.00
8	10/1/18	$16,500,000.00	$109,572.24	$109,572.24	$0.00	$16,500,000.00
9	11/1/18	$16,500,000.00	$113,224.65	$113,224.65	$0.00	$16,500,000.00
10	12/1/18	$16,500,000.00	$109,572.24	$109,572.24	$0.00	$16,500,000.00
11	1/1/19	$16,500,000.00	$113,224.65	$113,224.65	$0.00	$16,500,000.00
12	2/1/19	$16,500,000.00	$113,224.65	$113,224.65	$0.00	$16,500,000.00
13	3/1/19	$16,500,000.00	$102,267.42	$102,267.42	$0.00	$16,500,000.00
14	4/1/19	$16,500,000.00	$571,557.98	$113,224.65	$458,333.33	$16,041,666.67
15	5/1/19	$16,041,666.67	$564,861.90	$106,528.56	$458,333.33	$15,583,333.33
16	6/1/19	$15,583,333.33	$565,267.72	$106,934.39	$458,333.33	$15,125,000.00
17	7/1/19	$15,125,000.00	$558,774.55	$100,441.22	$458,333.33	$14,666,666.67
18	8/1/19	$14,666,666.67	$558,977.46	$100,644.13	$458,333.33	$14,208,333.33
19	9/1/19	$14,208,333.33	$555,832.33	$97,499.00	$458,333.33	$13,750,000.00
20	10/1/19	$13,750,000.00	$549,643.53	$91,310.20	$458,333.33	$13,291,666.67
21	11/1/19	$13,291,666.67	$549,542.08	$91,208.74	$458,333.33	$12,833,333.33
22	12/1/19	$12,833,333.33	$543,556.18	$85,222.85	$458,333.33	$12,375,000.00
23	1/1/20	$12,375,000.00	$543,251.82	$84,918.48	$458,333.33	$11,916,666.67
24	2/1/20	$11,916,666.67	$540,106.69	$81,773.36	$458,333.33	$11,458,333.33
25	3/1/20	$11,458,333.33	$531,888.77	$73,555.44	$458,333.33	$11,000,000.00
26	4/1/20	$11,000,000.00	$533,816.43	$75,483.10	$458,333.33	$10,541,666.67
27	5/1/20	$10,541,666.67	$528,337.82	$70,004.49	$458,333.33	$10,083,333.33
28	6/1/20	$10,083,333.33	$527,526.17	$69,192.84	$458,333.33	$9,625,000.00
29	7/1/20	$9,625,000.00	$522,250.47	$63,917.14	$458,333.33	$9,166,666.67
30	8/1/20	$9,166,666.67	$521,235.91	$62,902.58	$458,333.33	$8,708,333.33
31	9/1/20	$8,708,333.33	$518,090.79	$59,757.45	$458,333.33	$8,250,000.00
32	10/1/20	$8,250,000.00	$513,119.45	$54,786.12	$458,333.33	$7,791,666.67
33	11/1/20	$7,791,666.67	$511,800.53	$53,467.19	$458,333.33	$7,333,333.33
34	12/1/20	$7,333,333.33	$507,032.11	$48,698.77	$458,333.33	$6,875,000.00
35	1/1/21	$6,875,000.00	$505,510.27	$47,176.94	$458,333.33	$6,416,666.67
36	2/1/21	$6,416,666.67	$502,365.14	$44,031.81	$458,333.33	$5,958,333.33
37	3/1/21	$5,958,333.33	$495,263.24	$36,929.90	$458,333.33	$5,500,000.00
38	4/1/21	$5,500,000.00	$496,074.88	$37,741.55	$458,333.33	$5,041,666.67
39	5/1/21	$5,041,666.67	$491,813.74	$33,480.41	$458,333.33	$4,583,333.33
40	6/1/21	$4,583,333.33	$489,784.62	$31,451.29	$458,333.33	$4,125,000.00
41	7/1/21	$4,125,000.00	$485,726.39	$27,393.06	$458,333.33	$3,666,666.67
42	8/1/21	$3,666,666.67	$483,494.37	$25,161.03	$458,333.33	$3,208,333.33
43	9/1/21	$3,208,333.33	$480,349.24	$22,015.90	$458,333.33	$2,750,000.00
44	10/1/21	$2,750,000.00	$476,595.37	$18,262.04	$458,333.33	$2,291,666.67
45	11/1/21	$2,291,666.67	$474,058.98	$15,725.65	$458,333.33	$1,833,333.33
46	12/1/21	$1,833,333.33	$470,508.03	$12,174.69	$458,333.33	$1,375,000.00
47	1/1/22	$1,375,000.00	$467,768.72	$9,435.39	$458,333.33	$916,666.67
48	2/1/22	$916,666.67	$464,623.59	$6,290.26	$458,333.33	$458,333.33
49	3/1/22	$458,333.33	$461,174.10	$2,840.76	$458,333.33	($0.00)
Final	3/1/22	Final Payment	$816,750.00	$816,750.00	$0.00

Totals			$20,711,460.25	$4,211,460.25	$16,500,000.00

Oxford Finance LLC

Amortization Table

Entellus L4 AA03

Oxford ID:

Start Date:	2/28/2018		Disclaimer:
Interest Rate:	7.96889%		THIS IS A STANDARD AMORTIZATION SCHEDULE. IT IS NOT INTENDED TO BE USED FOR PAYOFF PURPOSES.
Term:	49	25 IO + 24 PI
Payment:	Varies
Final Payment:	$816,750.00	4.95%
Amount: Interim Interest Days: Interim Interest:	16,500,000.00 1 $3,652.41		THIS AMORTIZATION SCHEDULE REPRESENTS A FLOATING INTEREST RATE LOAN. INTEREST RATE CHARGED MAY DIFFER FROM RATE PER THIS SCHEDULE BASED ON THE TERMS OF THE LOAN AGREEMENT

PMT No.	Payment Date	Beginning Balance	Monthly Payment	Interest	Principal	Ending Balance

1	3/1/18	Interim Interest Due				$16,500,000.00
2	4/1/18	$16,500,000.00	$113,224.65	$113,224.65	$0.00	$16,500,000.00
3	5/1/18	$16,500,000.00	$109,572.24	$109,572.24	$0.00	$16,500,000.00
4	6/1/18	$16,500,000.00	$113,224.65	$113,224.65	$0.00	$16,500,000.00
5	7/1/18	$16,500,000.00	$109,572.24	$109,572.24	$0.00	$16,500,000.00
6	8/1/18	$16,500,000.00	$113,224.65	$113,224.65	$0.00	$16,500,000.00
7	9/1/18	$16,500,000.00	$113,224.65	$113,224.65	$0.00	$16,500,000.00
8	10/1/18	$16,500,000.00	$109,572.24	$109,572.24	$0.00	$16,500,000.00
9	11/1/18	$16,500,000.00	$113,224.65	$113,224.65	$0.00	$16,500,000.00
10	12/1/18	$16,500,000.00	$109,572.24	$109,572.24	$0.00	$16,500,000.00
11	1/1/19	$16,500,000.00	$113,224.65	$113,224.65	$0.00	$16,500,000.00
12	2/1/19	$16,500,000.00	$113,224.65	$113,224.65	$0.00	$16,500,000.00
13	3/1/19	$16,500,000.00	$102,267.42	$102,267.42	$0.00	$16,500,000.00
14	4/1/19	$16,500,000.00	$113,224.65	$113,224.65	$0.00	$16,500,000.00
15	5/1/19	$16,500,000.00	$109,572.24	$109,572.24	$0.00	$16,500,000.00
16	6/1/19	$16,500,000.00	$113,224.65	$113,224.65	$0.00	$16,500,000.00
17	7/1/19	$16,500,000.00	$109,572.24	$109,572.24	$0.00	$16,500,000.00
18	8/1/19	$16,500,000.00	$113,224.65	$113,224.65	$0.00	$16,500,000.00
19	9/1/19	$16,500,000.00	$113,224.65	$113,224.65	$0.00	$16,500,000.00
20	10/1/19	$16,500,000.00	$109,572.24	$109,572.24	$0.00	$16,500,000.00
21	11/1/19	$16,500,000.00	$113,224.65	$113,224.65	$0.00	$16,500,000.00
22	12/1/19	$16,500,000.00	$109,572.24	$109,572.24	$0.00	$16,500,000.00
23	1/1/20	$16,500,000.00	$113,224.65	$113,224.65	$0.00	$16,500,000.00
24	2/1/20	$16,500,000.00	$113,224.65	$113,224.65	$0.00	$16,500,000.00
25	3/1/20	$16,500,000.00	$105,919.83	$105,919.83	$0.00	$16,500,000.00
26	4/1/20	$16,500,000.00	$800,724.65	$113,224.65	$687,500.00	$15,812,500.00
27	5/1/20	$15,812,500.00	$792,506.73	$105,006.73	$687,500.00	$15,125,000.00
28	6/1/20	$15,125,000.00	$791,289.26	$103,789.26	$687,500.00	$14,437,500.00
29	7/1/20	$14,437,500.00	$783,375.71	$95,875.71	$687,500.00	$13,750,000.00
30	8/1/20	$13,750,000.00	$781,853.87	$94,353.87	$687,500.00	$13,062,500.00
31	9/1/20	$13,062,500.00	$777,136.18	$89,636.18	$687,500.00	$12,375,000.00
32	10/1/20	$12,375,000.00	$769,679.18	$82,179.18	$687,500.00	$11,687,500.00
33	11/1/20	$11,687,500.00	$767,700.79	$80,200.79	$687,500.00	$11,000,000.00
34	12/1/20	$11,000,000.00	$760,548.16	$73,048.16	$687,500.00	$10,312,500.00
35	1/1/21	$10,312,500.00	$758,265.40	$70,765.40	$687,500.00	$9,625,000.00
36	2/1/21	$9,625,000.00	$753,547.71	$66,047.71	$687,500.00	$8,937,500.00
37	3/1/21	$8,937,500.00	$742,894.85	$55,394.85	$687,500.00	$8,250,000.00
38	4/1/21	$8,250,000.00	$744,112.32	$56,612.32	$687,500.00	$7,562,500.00
39	5/1/21	$7,562,500.00	$737,720.61	$50,220.61	$687,500.00	$6,875,000.00
40	6/1/21	$6,875,000.00	$734,676.94	$47,176.94	$687,500.00	$6,187,500.00
41	7/1/21	$6,187,500.00	$728,589.59	$41,089.59	$687,500.00	$5,500,000.00
42	8/1/21	$5,500,000.00	$725,241.55	$37,741.55	$687,500.00	$4,812,500.00
43	9/1/21	$4,812,500.00	$720,523.85	$33,023.85	$687,500.00	$4,125,000.00
44	10/1/21	$4,125,000.00	$714,893.06	$27,393.06	$687,500.00	$3,437,500.00
45	11/1/21	$3,437,500.00	$711,088.47	$23,588.47	$687,500.00	$2,750,000.00
46	12/1/21	$2,750,000.00	$705,762.04	$18,262.04	$687,500.00	$2,062,500.00
47	1/1/22	$2,062,500.00	$701,653.08	$14,153.08	$687,500.00	$1,375,000.00
48	2/1/22	$1,375,000.00	$696,935.39	$9,435.39	$687,500.00	$687,500.00
49	3/1/22	$687,500.00	$691,761.14	$4,261.14	$687,500.00	$0.00
Final	3/1/22	Final Payment	$816,750.00	$816,750.00	$0.00

Totals			$21,379,140.71	$4,879,140.71	$16,500,000.00

EXHIBIT B-2

Form of Revolving Loan Request

[see attached]

FORM OF REVOLVING LOAN REQUEST

Date:             , 20

Reference is made to the Loan and Security Agreement dated as March     , 2017 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Loan Agreement”) among and OXFORD FINANCE LLC, a Delaware limited liability company (“Oxford”), as collateral agent (in such capacity, the “Collateral Agent”), the Lenders listed on Schedule 1.1 thereof or otherwise a party thereto from time to time including Oxford in its capacity as a Lender (each a “Lender” and collectively, the “Lenders”) and ENTELLUS MEDICAL, INC., a Delaware corporation (“Borrower”).

Capitalized terms used herein without definition shall have the meanings set forth in the Loan Agreement. Borrower hereby notifies Collateral Agent, pursuant to Section 2.3(c) of the Loan Agreement of Borrower’s request of the following borrowing:

(1)	Borrowing date (must be a Business Day):

(2)	Aggregate amount of the borrowing: $

(3)	Attached hereto is a true, correct and complete Borrowing Base Certificate

The undersigned officer hereby certifies to Collateral Agent and Lenders that both before and after giving effect to the request above (i) the undersigned is an Authorized Officer of Borrower and has been, and continues to be, a Responsible Officer, as defined in the Loan Agreement, (ii) all representations and warranties contained in the Loan Agreement and in the other Loan Documents are true and correct in all material respects as of the date hereof, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date); provided that any such representation and warranty that is qualified as to “materiality,” “Material Adverse Change” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates, (iii) no Event of Default has occurred and is continuing on the date hereof, and (iv) no Material Adverse Change has occurred and is continuing since the date of the Loan Agreement.

IN WITNESS WHEREOF, the undersigned officer has executed and delivered this certificate this         day of             , 20    .

ENTELLUS MEDICAL, INC.

By:
Name:
Title:

EXHIBIT C

Compliance Certificate

TO:	OXFORD FINANCE LLC, as Collateral Agent and Lender

FROM:	ENTELLUS MEDICAL, INC.

The undersigned authorized officer (“Officer”) of Entellus Medical, Inc. (“Borrower”), hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement by and among Borrower, Collateral Agent, and the Lenders from time to time party thereto (the “Loan Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings given them in the Loan Agreement),

(a)    Borrower is in complete compliance for the period ending             with all required covenants except as noted below;

(b)    There are no Events of Default, except as noted below;

(c)    Except as noted below, all representations and warranties of Borrower stated in Section 5 of the Loan Documents are true and correct in all material respects on this date and for the period described in (a), above; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date.

(d)    Borrower, and each of Borrower’s Subsidiaries, has timely filed all required tax returns and reports (or extensions if applicable), Borrower, and each of Borrower’s Subsidiaries, has timely paid all foreign, federal, state, and local taxes, assessments, deposits and contributions owed by Borrower, or Subsidiary, except as otherwise permitted pursuant to the terms of Section 5.8 of the Loan Agreement;

(e)    No Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Collateral Agent and the Lenders.

Attached are the required documents, if any, supporting our certification(s). The Officer, on behalf of Borrower, further certifies that the attached financial statements are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes and except, in the case of unaudited financial statements, for the absence of footnotes and subject to year-end audit adjustments as to the interim financial statements.

Please indicate compliance status since the last Compliance Certificate by circling Yes, No, or N/A under “Complies” column.

	Reporting Covenant	Requirement	Actual	Complies

1)	Financial statements	Quarterly within 45 days or monthly within 30 days		Yes	No	N/A

2)	Annual (CPA Audited) statements	Within 120 days after FYE		Yes	No	N/A

3)	Annual Financial Projections/Budget (prepared on a monthly basis) A/R & A/P agings and Deferred	Annually (within 60 days of FYE), and when revised Monthly within 30 days when		Yes	No	N/A

4)	Revenue report (if applicable)	Revolving Advances are outstanding, and with each request for a Revolving Advance		Yes	No	N/A

5)	8-K, 10-K and 10-Q Filings	If applicable, within 5 days of filing		Yes	No	N/A

6)	Compliance Certificate	Monthly within 45 or 30 days		Yes	No	N/A

7)	IP Report	When required		Yes	No	N/A

8)	Total amount of Borrower’s cash and cash equivalents at the last day of the measurement period		$	Yes	No	N/A

9)	Total amount of Borrower’s Subsidiaries’ cash and cash equivalents at the last day of the measurement period		$	Yes	No	N/A

Deposit and Securities Accounts

(Please list all accounts; attach separate sheet if additional space needed)

	Institution Name	Account Number	New Account?		Account Control Agreement in place?
1)			Yes	No	Yes	No
2)			Yes	No	Yes	No
3)			Yes	No	Yes	No
4)			Yes	No	Yes	No

Other Matters

1)	Have there been any changes in Responsible Officers since the last Compliance Certificate?	Yes	No

2)	Have there been any transfers/sales/disposals/retirement of Collateral or IP prohibited by the Loan Agreement?	Yes	No

3)	Have there been any new or pending claims or causes of action against Borrower that involve more than Five Hundred Thousand Dollars ($500,000.00)?	Yes	No

4)	Have there been any amendments of or other changes to the Operating Documents of Borrower or any of its Subsidiaries? If yes, provide copies of any such amendments or changes with this Compliance Certificate.	Yes	No

Exceptions

Please explain any exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions.” Attach separate sheet if additional space needed. If this Compliance Certificate is for the last month of a calendar quarter, for any registrations of any copyright, including any subsequent ownership right of Borrower or any of its Subsidiaries in or to any copyright, patent or trademark since the end of the last calendar quarter, please also provide copies of such registrations if requested by Lender.)

Entellus Medical, Inc.

By:
Name:
Title:

Date:

LENDER USE ONLY

Received by:	Date:

Verified by:	Date:

Compliance Status: Yes No

EXHIBIT D-1

Form of Secured Promissory Note

[see attached]

SECURED PROMISSORY NOTE

(Term [A][B][C] Loan)

$	Dated: [DATE]

FOR VALUE RECEIVED, the undersigned, Entellus Medical, Inc., a Delaware corporation with offices located at 3600 Holly Lane North, Suite 40, Plymouth, MN 55447(“Borrower”) HEREBY PROMISES TO PAY to the order of OXFORD FINANCE LLC (“Lender”) the principal amount of [            ] MILLION DOLLARS ($            ) or such lesser amount as shall equal the outstanding principal balance of the Term [A][B][C] Loan made to Borrower by Lender, plus interest on the aggregate unpaid principal amount of such Term [A][B][C] Loan, at the rates and in accordance with the terms of the Loan and Security Agreement dated March [    ], 2017, by and among Borrower, Lender, Oxford Finance LLC, as Collateral Agent, and the other Lenders from time to time party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). If not sooner paid, the entire principal amount and all accrued and unpaid interest hereunder shall be due and payable on the Maturity Date as set forth in the Loan Agreement. Any capitalized term not otherwise defined herein shall have the meaning attributed to such term in the Loan Agreement.

Principal, interest and all other amounts due with respect to the Term [A][B][C] Loan, are payable in lawful money of the United States of America to Lender as set forth in the Loan Agreement and this Secured Promissory Note (this “Note”). The principal amount of this Note and the interest rate applicable thereto, and all payments made with respect thereto, shall be recorded by Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note.

The Loan Agreement, among other things, (a) provides for the making of a secured Term [A][B][C] Loan by Lender to Borrower, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

This Note may not be prepaid except as set forth in Section 2.2 (c) and Section 2.2(d) of the Loan Agreement.

This Note and the obligation of Borrower to repay the unpaid principal amount of the Term [A][B][C] Loan, interest on the Term [A][B][C] Loan and all other amounts due Lender under the Loan Agreement is secured under the Loan Agreement.

Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Note are hereby waived.

Borrower shall pay all reasonable fees and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred by Lender in the enforcement or attempt to enforce any of Borrower’s obligations hereunder not performed when due.

This Note shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York.

The ownership of an interest in this Note shall be registered on a record of ownership maintained by Lender or its agent. Notwithstanding anything else in this Note to the contrary, the right to the principal of, and stated interest on, this Note may be transferred only if the transfer is registered on such record of ownership and the transferee is identified as the owner of an interest in the obligation. Borrower shall be entitled to treat the registered holder of this Note (as recorded on such record of ownership) as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in this Note on the part of any other person or entity.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

BORROWER:

Entellus Medical, Inc.

By

Name:

Title:

LOAN INTEREST RATE AND PAYMENTS OF PRINCIPAL

Date	Principal Amount	Interest Rate	Scheduled Payment Amount	Notation By

EXHIBIT D-2

Form of Secured Promissory Note (Revolving Line)

[see attached]

SECURED PROMISSORY NOTE

(Revolving Line)

$10,000,000.00	Dated: March , 2017

FOR VALUE RECEIVED, the undersigned, Entellus Medical, Inc., a Delaware corporation with offices located at 3600 Holly Lane North, Suite 40, Plymouth, MN 55447(“Borrower”) HEREBY PROMISES TO PAY to the order of OXFORD FINANCE LLC (“Lender”) the principal amount of TEN MILLION DOLLARS ($10,000,000.00) or such lesser amount as shall equal the outstanding principal balance of the Revolving Advances made to Borrower by Lender, plus interest on the aggregate unpaid principal amount of such Revolving Advances, at the rates and in accordance with the terms of the Loan and Security Agreement dated March     , 2017 by and among Borrower, Lender, Oxford Finance LLC, as Collateral Agent, and the other Lenders from time to time party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). If not sooner paid, the entire principal amount and all accrued and unpaid interest hereunder shall be due and payable on the Maturity Date as set forth in the Loan Agreement. Any capitalized term not otherwise defined herein shall have the meaning attributed to such term in the Loan Agreement.

Principal, interest and all other amounts due with respect to the Revolving Advances, are payable in lawful money of the United States of America to Lender as set forth in the Loan Agreement and this Secured Promissory Note (this “Note”). The principal amount of this Note and the interest rate applicable thereto, and all payments made with respect thereto, shall be recorded by Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note.

The Loan Agreement, among other things, (a) provides for the making of secured Revolving Advances by Lender to Borrower, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

Amounts due under this Note may be repaid and reborrowed as provided in the Loan Agreement. This Note and the obligation of Borrower to repay the unpaid principal amount of the Revolving Advances, interest on the Revolving Advances and all other amounts due Lender under the Loan Agreement is secured under the Loan Agreement.

Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Note are hereby waived.

Borrower shall pay all reasonable fees and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred by Lender in the enforcement or attempt to enforce any of Borrower’s obligations hereunder not performed when due.

This Note shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of California.

The ownership of an interest in this Note shall be registered on a record of ownership maintained by Lender or its agent. Notwithstanding anything else in this Note to the contrary, the right to the principal of, and stated interest on, this Note may be transferred only if the transfer is registered on such record of ownership and the transferee is identified as the owner of an interest in the obligation. Borrower shall be entitled to treat the registered holder of this Note (as recorded on such record of ownership) as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in this Note on the part of any other person or entity.

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IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

BORROWER:

ENTELLUS MEDICAL, INC.

By

Name:

Title:

Revolving Loan Secured Promissory Note

LOAN INTEREST RATE AND PAYMENTS OF PRINCIPAL

Date	Principal Amount	Interest Rate	Scheduled Payment Amount	Notation By

Revolving Loan Secured Promissory Note

EXHIBIT E

BORROWING BASE CERTIFICATE

Borrower:	Entellus Medical, Inc.
Collateral Agent:	Oxford Finance LLC
Commitment Amount:	$10,000,000
Completed on:

ACCOUNTS RECEIVABLE

Accounts Receivable (invoiced) Book Value as of	$
Additions (please explain on next page)	$
Less: Intercompany / Employee / Non-Trade Accounts	$
NET TRADE ACCOUNTS RECEIVABLE	$

ELIGIBLE INVENTORY

[ ]
ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)

90 Days Past Invoice Date	$

[ ]	$
Foreign Account Debtor Accounts	$
Foreign Invoiced and/or Collected Accounts	$
Contra/Customer Deposit Accounts	$
U.S. Governmental Accounts [ ]	$
Promotion or Demo Accounts; Guaranteed Sale or Consignment Sale Accounts	$
Accounts with Memo or Pre-Billings	$
Contract Accounts; Accounts with Progress / Milestone Billings	$
Accounts for Retainage Billings	$
Trust / Bonded Accounts	$
Bill and Hold Accounts	$
Unbilled Accounts	$
Non-Trade Accounts (if not already deducted above)	$
Chargeback Accounts / Debit Memos	$
Product Returns/Exchanges	$
Disputed Accounts; Insolvent Account Debtor Accounts	$
Deferred Revenue, if applicable/Other (please explain on next page)	$
Concentration Limits	$
Individual Account Debtor Accounts	$
TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS	$

Eligible Accounts ([ ])	$

BALANCES

Maximum Loan Amount		$10,000,000.00
Total Funds Available [[ ]]	$
Present balance owing on Line of Credit	$
RESERVE POSITION ([ ])	$

[Continued on following page.]

Explanatory comments from previous page:

The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan and Security Agreement between the undersigned and Oxford Finance LLC, as Collateral Agent, and the Lenders party thereto.

COMMENTS:

By:
Authorized Signer
Date:

LENDERS USE ONLY

Received by:
AUTHORIZED SIGNER

Date:
Verified:
AUTHORIZED SIGNER

Date:
Compliance Status: Yes No

CORPORATE BORROWING CERTIFICATE

BORROWER:	ENTELLUS MEDICAL, INC.	DATE: [DATE]
LENDER[S]:	OXFORD FINANCE LLC, as Collateral Agent and Lender

I hereby certify as follows, as of the date set forth above:

1.    I am the Secretary, Assistant Secretary or other officer of Borrower. My title is as set forth below.

2.    Borrower’s exact legal name is set forth above. Borrower is a corporation existing under the laws of the State of Delaware.

3.    Attached hereto as Exhibit A and Exhibit B, respectively, are true, correct and complete copies of (i) Borrower’s Certificate of Incorporation (including amendments), as filed with the Secretary of State of the state in which Borrower is incorporated as set forth in paragraph 2 above; and (ii) Borrower’s Bylaws. Neither such Certificate of Incorporation nor such Bylaws have been amended, annulled, rescinded, revoked or supplemented, and such Certificate of Incorporation and such Bylaws remain in full force and effect as of the date hereof.

4.    The following resolutions were duly and validly adopted by Borrower’s Board of Directors at a duly held meeting of such directors (or pursuant to a unanimous written consent or other authorized corporate action). Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and the Lenders may rely on them until each Lender receives written notice of revocation from Borrower.

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RESOLVED, that any one of the following officers or employees of Borrower, whose names, titles and signatures are below, may act on behalf of Borrower:

Name	Title	Signature	Authorized to Add or Remove Signatories
☐

☐

☐

☐

RESOLVED FURTHER, that any one of the persons designated above with a checked box beside his or her name may, from time to time, add or remove any individuals to and from the above list of persons authorized to act on behalf of Borrower.

RESOLVED FURTHER, that such individuals may, on behalf of Borrower:

Borrow Money. Borrow money from the Lenders.

Execute Loan Documents. Execute any loan documents any Lender requires.

Grant Security. Grant Collateral Agent a security interest in any of Borrower’s assets.

Negotiate Items. Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds.

Further Acts. Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Borrower’s right to a jury trial) they believe to be necessary to effectuate such resolutions.

RESOLVED FURTHER, that all acts authorized by the above resolutions and any prior acts relating thereto are ratified.

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5.    The persons listed above are Borrower’s officers or employees with their titles and signatures shown next to their names.

By:
Name:
Title:

*** If the Secretary, Assistant Secretary or other certifying officer executing above is designated by the resolutions set forth in paragraph 4 as one of the authorized signing officers, this Certificate must also be signed by a second authorized officer or director of Borrower.

I, the                     of Borrower, hereby certify as to paragraphs 1 through 5 above, as

                [print title]

of the date set forth above.

By:
Name:
Title:

[Signature Page to Corporate Borrowing Certificate]

EXHIBIT A

Articles/Certificate of Incorporation (including amendments)

[see attached]

EXHIBIT B

Bylaws

[see attached]

DEBTOR:	ENTELLUS MEDICAL, INC.
SECURED PARTY:	OXFORD FINANCE LLC,
as Collateral Agent

EXHIBIT A TO UCC FINANCING STATEMENT

Description of Collateral

The Collateral consists of all of Debtor’s right, title and interest in and to the following personal property:

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (except as noted below)], commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts and other Collateral Accounts, all certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

All Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include (i) any Intellectual Property; provided, however, the Collateral shall include all Accounts and all proceeds of Intellectual Property (if a judicial authority (including a U.S. Bankruptcy Court) would hold that a security interest in the underlying Intellectual Property is necessary to have a security interest in such Accounts and such property that are proceeds of Intellectual Property, then the Collateral shall automatically, and effective as of the Effective Date, include the Intellectual Property to the extent necessary to permit perfection of Collateral Agent’s security interest in such Accounts and such other property of Borrower that are proceeds of the Intellectual Property); or (ii) more than 65% of the total combined voting power of all classes of stock entitled to vote the shares of capital stock (the “Shares”) of any Foreign Subsidiary, if Borrower demonstrates to Collateral Agent’s reasonable satisfaction that a pledge of more than sixty-five percent (65%) of the Shares of such Subsidiary creates a present and existing adverse tax consequence to Borrower under the U.S. Internal Revenue Code.

Pursuant to the terms of a certain negative pledge arrangement with Collateral Agent and the Lenders, Debtor has agreed not to encumber any of its Intellectual Property.

Capitalized terms used but not defined herein have the meanings ascribed in the Uniform Commercial Code in effect in the State of New York as in effect from time to time (the “Code”) or, if not defined in the Code, then in the Loan and Security Agreement by and between Debtor, Secured Party and the other Lenders party thereto (as modified, amended and/or restated from time to time).